UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Soliciting Material Pursuant to §240.14a-12

Northrop Grumman Corporation

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THE VALUE OF PERFORMANCE.

NORTHROP GRUMMAN

2012
Proxy Statement

2012 Proxy Statement

THE VALUE OF PERFORMANCE.

NORTHROP GRUMMAN

April 6, 2012

On behalf of the Board of Directors and management team, we cordially invite you to attend Northrop Grumman Corporation’s 2012 Annual Meeting of Shareholders. This year’s meeting will be held Wednesday, May 16, 2012 at our principal executive office located at 2980 Fairview Park Drive, Falls Church, Virginia, 22042 beginning at 8:00 a.m. Eastern Daylight Time.

We look forward to meeting those of you who are able to attend the meeting, which will be our first annual meeting held in our new corporate headquarters. For those who are unable to attend, live coverage of the meeting will be available on the Northrop Grumman Web site at www.northropgrumman.com.

At this meeting, shareholders will vote on matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement. We will also provide a report on our Company and will entertain questions of general interest to the shareholders.

Your vote is important. Your proxy or voting instruction card includes specific information regarding the several ways to vote your shares. We encourage you to vote as soon as possible, even if you plan to attend the meeting. You may vote over the internet, by telephone or by mailing a proxy or voting instruction card.

Thank you for your continued interest in Northrop Grumman Corporation.

Wes Bush

Chairman, Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT   l

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Northrop Grumman Corporation will be held on Wednesday, May 16, 2012 at 8:00 a.m. Eastern Daylight Time at our principal executive office located at 2980 Fairview Park Drive, Falls Church, Virginia 22042.

Shareholders of record at the close of business on March 20, 2012 are entitled to vote at the Annual Meeting. The following items are on the agenda:

(1)	The election of the thirteen nominees named in the attached Proxy Statement as directors to hold office until the 2013 Annual Meeting of Shareholders;

(2)	A proposal to approve, on an advisory basis, the compensation of our named executive officers;

(3)	A proposal to ratify the appointment of Deloitte & Touche LLP as our independent auditor for the year ending December 31, 2012;

(4)	A proposal to approve an amendment to the Certificate of Incorporation of Titan II, Inc. (now a wholly-owned subsidiary of Huntington Ingalls, Inc.), to eliminate the provision requiring our shareholders to approve certain actions by or involving Titan II, Inc.;

(5)	A proposal to approve an amendment and restatement of our Certificate of Incorporation to provide additional rights for holders of the Company’s common stock to act by written consent subject to various provisions;

(6)	One shareholder proposal included and discussed in the accompanying Proxy Statement; and

(7)	Other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

All shareholders are invited to attend the Annual Meeting. To be admitted you will need a form of photo identification. If your broker holds your shares in “street name,” you will also need proof of beneficial ownership of Northrop Grumman common stock.

By order of the Board of Directors,

Jennifer C. McGarey

Corporate Vice President and Secretary

2980 Fairview Park Drive

Falls Church, Virginia 22042

April 6, 2012

IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on May 16, 2012:

The Proxy Statement for the 2012 Annual Meeting of Shareholders and the Annual Report for the year ended December 31, 2011 are available at: www.edocumentview.com/noc.

You may submit a proxy by telephone or over the internet. For instructions on submitting an electronic proxy please see the section entitled “Questions and Answers About the Annual Meeting” in this Proxy Statement or the proxy card.

If you receive a proxy card, please sign, date and return the proxy card for which a return envelope is provided. No postage is required if mailed in the United States.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT   l

SUMMARY INFORMATION

This summary provides Business, Compensation and Corporate Governance Highlights from our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (our “2011 Form 10-K”) as filed with the SEC on February 8, 2012 and elsewhere in this Proxy Statement and is provided to assist you in reviewing the Company’s 2011 performance. The information contained below is only a summary. For additional information about these topics, please refer to the more fulsome discussions contained in this Proxy Statement and in our 2011 Form 10-K.

BUSINESS HIGHLIGHTS

Our strong 2011 financial results demonstrate our progress in achieving superior operating performance and our effective cash deployment. We achieved higher operating income, earnings and cash flow in a challenging federal budget environment, while continuing to align our portfolio with our customers’ emphasis on affordability and in markets such as Command, Control, Communications, Computers, Intelligence, Surveillance and Reconnaissance (“C4ISR”), unmanned systems, cybersecurity and logistics. Our 2011 results continue a record of improving performance aimed at value creation for our shareholders, customers and employees.

Portfolio Highlights – In March 2011, we completed the spin-off of our former shipbuilding business. In the spin-off, our shareholders received shares of the new shipbuilding company, Huntington Ingalls Industries, Inc. (“HII”), which represented equity value of $1.8 billion at the time of the spin-off. We also refined our portfolio by divesting or de-emphasizing certain non-core and underperforming businesses. These actions improved our financial performance and sharpened our focus on four core areas – C4ISR, manned and unmanned systems, cybersecurity and logistics.

Performance Highlights – 2011 earnings from continuing operations increased 10% to $2.1 billion from $1.9 billion in 2010. Earnings per share from continuing operations increased 17% to $7.41 from $6.32. This increase resulted from improved performance from our businesses, more favorable pension expense, lower interest expense and fewer shares outstanding as a result of our substantial share repurchases. These positive trends more than offset lower sales and higher taxes in 2011. Segment operating income generated by our businesses rose during the year and as a percentage of sales increased to 11.6%. Total operating income increased 16% and as a percent of sales increased to 12.4%.

We also generated higher cash from operations and higher free cash flow in 2011.* Cash provided by operations before our discretionary after-tax pension contributions (“CPO”) totaled approximately $3 billion, and free cash flow before discretionary after-tax pension contributions (“FCF”) totaled $2.5 billion.*

Cash Deployment – Our strong cash generation in 2011 and the $1.4 billion cash contribution from the HII spin-off allowed us to repurchase 40.2 million shares for $2.3 billion. We also raised our quarterly dividend 6.4% to an annualized rate of $2.00 per share, our eighth consecutive annual dividend increase. Cash returned to shareholders through dividends and share repurchases totaled $2.8 billion in 2011.

*	Cash from operations and free cash flow presented are before discretionary after-tax pension contributions of $648 million in 2011 and $539 million in 2010. The information presented is a non-GAAP metric. For more information, see “Miscellaneous – Use of Non-GAAP Financial Measures” on page 71 of this Proxy Statement.

   l   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT

SUMMARY INFORMATION (continued)

2011 COMPENSATION HIGHLIGHTS
¡

The compensation earned in 2011 by our Chief Executive Officer (“CEO”) and the other named executive officers (“NEOs”), as described in the Compensation Discussion and Analysis section of this Proxy Statement, reflect our Company’s strong financial performance, achievement of the performance targets established by the Compensation Committee of the Board of Directors, and continued progress toward exceeding peer average financial benchmarks.

¡

Consistent with our compensation philosophy, more than 90% of our CEO’s 2011 compensation and more than 80% of the other NEOs’ 2011 compensation was incentive-based pay. 2011 compensation earned also included special incentive grants awarded in February 2011 to certain NEOs designed to promote management’s long-term focus on financial and operational performance.

CEO Total Direct Compensation

	2011 Base Salary	2011 Annual Incentive Award	2011 Long-Term Incentive Award*	2011 Total Direct Compensation	% Incentive- Based**
Wesley G. Bush	$1,471,251	$4,027,500	$12,977,692	$18,476,443	92%
James F. Palmer	$845,258	$1,250,000	$3,244,427	$5,339,685	84%
Gary W. Ervin	$845,257	$1,250,000	$4,522,894	$6,618,151	87%
James F. Pitts	$845,258	$1,200,000	$3,244,427	$5,289,685	84%
Linda A. Mills	$770,233	$1,150,000	$2,919,965	$4,840,198	84%

*	Represents the total value of option awards and stock awards granted in 2011.

**	Percentage of Incentive-based pay represents the sum of actual annual incentive and long-term incentive grant value as a percentage of total direct compensation earned during the year.

CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to good corporate governance, including maintaining and facilitating open lines of communication with our shareholders. Corporate governance highlights include:

¡

Ability of Shareholders to Act by Written Consent – Our Board of Directors carefully considered the input of shareholders at last year’s annual meeting and has submitted to shareholders for approval a proposed amendment to our Certificate of Incorporation that will permit greater shareholder action by written consent. We believe this change represents a meaningful additional right for our shareholders.

¡

Say-on-Pay Advisory Vote – We were pleased that last year’s shareholders’ vote supported the compensation of our named executive officers. In response to last year’s say-on-frequency advisory vote, we will submit to shareholders a non-binding “say-on-pay” resolution on our executive compensation again this year, and on an annual basis.

¡

Political Contributions – As a result of last year’s shareholder proposal and other shareholder input aimed at increasing transparency with resect to our political activities, we undertook a comprehensive review of our political contribution activity. After this review, we have significantly enhanced our disclosure on our website regarding political contributions made by the Company and by our employees’ political action committee.

¡

Director Stock Ownership – To encourage directors further to have a direct and material investment in our common stock, we implemented director stock ownership requirements that require each director ultimately to own stock of the Company in an amount equal to five times their annual cash retainer.

¡	Election of Additional Independent Directors – We increased the Board size to thirteen directors, twelve of whom are independent, and we appointed two additional independent directors to the Board.

¡

Shareholder Outreach – We have expanded our shareholder engagement program to foster increased communication with our shareholders and redesigned this Proxy Statement in an effort to provide more understandable and easily accessible disclosure for our shareholders.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT   l

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1
PROPOSAL ONE: ELECTION OF DIRECTORS	4
Nominees for Director	4
CORPORATE GOVERNANCE	11
Role of the Board and Director Responsibility	11
Board Leadership	11
Board’s Role in Risk Oversight	12
Director Independence	12
Director Nomination Process	13
Effect of a Failure by an Incumbent Director to Receive the Required Vote for Re-Election	14
Board Membership	14
Board Meetings and Executive Sessions	14
Evaluation and Succession Planning	15
Departure and Election of Directors in 2011 and 2012	15
Communications with the Board of Directors	15
Available Information	15
Committees of the Board of Directors	16
Attendance at Board of Directors and Committee Meetings and the Annual Meeting	19
COMPENSATION OF DIRECTORS	20
Director Compensation Table	21
TRANSACTIONS WITH RELATED PERSONS AND CONTROL PERSONS	24
Related Person Transaction Policy	24
Certain Relationships and Related Person Transactions	24
Compensation Committee Interlocks and Insider Participation	24
Certain Indemnification Agreements	24
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	25
VOTING SECURITIES AND PRINCIPAL HOLDERS	26
Stock Ownership of Certain Beneficial Owners	26
Stock Ownership of Officers and Directors	27
EQUITY COMPENSATION PLAN INFORMATION	28
COMPENSATION COMMITTEE REPORT	29
COMPENSATION DISCUSSION AND ANALYSIS	30
PROPOSAL TWO: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	61
PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR	63
AUDIT COMMITTEE REPORT	64
PROPOSAL FOUR: APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF TITAN II, INC.	65
PROPOSAL FIVE: APPROVAL OF AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION TO PROVIDE ADDITIONAL RIGHTS FOR SHAREHOLDER ACTION BY WRITTEN CONSENT	66
PROPOSAL SIX: SHAREHOLDER PROPOSAL	68
MISCELLANEOUS	70
Voting on Other Matters	70
Proposals of Shareholders for the 2013 Annual Meeting	70
Shareholder Nominees for Director Election at the 2013 Annual Meeting	70
Householding Information	70
Cost of Soliciting Proxies	70
Use of Non-GAAP Financial Measures	71
EXHIBIT A - RESTATED CERTIFICATE OF INCORPORATION OF NORTHROP GRUMMAN CORPORATION	A-1
EXHIBIT B - AMENDED AND RESTATED BYLAWS OF NORTHROP GRUMMAN CORPORATION	B-1

     l   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving this Proxy Statement?

You are receiving this Proxy Statement in connection with the solicitation of proxies by the Board of Directors of Northrop Grumman Corporation for use at the 2012 Annual Meeting of Shareholders (the “Annual Meeting”).

The Annual Meeting will be held at our principal executive office, located at 2980 Fairview Park Drive, Falls Church, Virginia, 22042.

We intend to mail a Notice of Internet Availability of Proxy Materials to shareholders of record and to make this Proxy Statement and accompanying materials available on the internet on or about April 6, 2012.

This Proxy Statement describes the matters on which the Board of Directors requests your vote, provides information on those matters and provides additional information about the Company.

Who is entitled to vote at the Annual Meeting?

You may vote your shares of our common stock if you owned your shares as of the close of business on March 20, 2012 (the “Record Date”). As of March 20, 2012, there were 253,008,230 shares of our common stock outstanding. You may cast one vote for each share of common stock you hold as of the Record Date on all matters presented.

How many votes must be present to hold the Annual Meeting?

The presence in person or by proxy of the holders of a majority of the shares entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Persons returning executed proxy cards will be counted as present for purposes of establishing a quorum even if they abstain from voting on any or all proposals. Shares held by brokers who vote such shares on any proposal will be counted as present for purposes of establishing a quorum, and broker non-votes on other proposals will not affect the presence of a quorum.

How can I receive a paper copy of the proxy materials?

Instead of mailing a printed copy of this Proxy Statement and accompanying materials to each shareholder of record, we have elected to provide a Notice of Internet Availability of Proxy Materials as permitted by the rules of the Securities and Exchange Commission (“SEC”). This notice instructs you as to how you may access and review all of the proxy materials and how you may provide your proxy. If you would like to receive a printed or e-mail copy of this Proxy Statement and accompanying materials from us, you must follow the instructions for requesting such materials included in the Notice.

What am I being asked to vote on?

The proposals scheduled to be voted on are:

¡	Election of thirteen director nominees named in this Proxy Statement as directors (Proposal One);

¡	Approval, on an advisory basis, of the compensation of our named executive officers (Proposal Two);

¡	Ratification of the appointment of Deloitte & Touche LLP as our independent auditor for the year ending December 31, 2012 (Proposal Three);

¡

Approval of an amendment to the Certificate of Incorporation of Titan II, Inc. (now a wholly-owned subsidiary of Huntington Ingalls, Inc.), to eliminate the provision requiring our shareholders to approve certain actions by or involving Titan II, Inc. (Proposal Four);

¡

Approval of the amendment and restatement of our Certificate of Incorporation to provide additional rights for holders of our common stock to act by written consent subject to various provisions (Proposal Five); and

¡	A shareholder proposal included and discussed in this Proxy Statement requiring an independent chairperson of the Board of Directors (Proposal Six).

What are the Board of Directors’ recommendations?

The Board of Directors recommends a vote:

¡	“FOR” the election of the thirteen nominees for director (Proposal One);

¡	“FOR” the approval, on an advisory basis, of the compensation of our named executive officers (Proposal Two);

¡	“FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent auditor for the year ending December 31, 2012 (Proposal Three);

¡

“FOR” the approval of an amendment to the Certificate of Incorporation of Titan II, Inc. (now a wholly-owned subsidiary of Huntington Ingalls, Inc.), to eliminate the provision requiring our shareholders to approve certain actions by or involving Titan II, Inc. (Proposal Four);

¡

“FOR” the approval of the amendment and restatement of our Certificate of Incorporation to provide additional rights for holders of our common stock to act by written consent subject to various provisions (Proposal Five); and

¡	“AGAINST” the shareholder proposal regarding an independent board chairman (Proposal Six).

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT   l   1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING (continued)

How many votes are needed to approve each proposal?

The following table summarizes the vote required for approval of each proposal and the effect of abstentions and broker non-votes:

Proposal	Vote Required	Abstentions	Broker Non-Votes	Unmarked Proxy Cards
Election of Directors (Proposal One)	Majority of votes cast	No effect	No effect	Voted “FOR”
Advisory Vote on Compensation of Named Executive Officers (Proposal Two)	Majority of votes cast	No effect	No effect	Voted “FOR”
Ratification of Appointment of Deloitte & Touche LLP (Proposal Three)	Majority of votes cast	No effect	No effect	Voted “FOR”
Amendment of Titan II, Inc. Certificate of Incorporation (Proposal Four)	Majority of outstanding shares	Treated as votes “AGAINST”	Treated as votes “AGAINST”	Voted “FOR”
Amendment and Restatement of Northrop Grumman Corporation Certificate of Incorporation to Provide Additional Rights for Shareholder Action by Written Consent (Proposal Five)	Majority of outstanding shares	Treated as votes “AGAINST”	Treated as votes “AGAINST”	Voted “FOR”
Shareholder Proposal – Independent Board Chairperson (Proposal Six)	Majority of votes cast	No effect	No effect	Voted “AGAINST”

What is a broker non-vote?

Brokers who hold shares of common stock for the accounts of their clients may vote these shares either as directed by their clients or in their own discretion if permitted by the stock exchanges or other organizations of which they are members. Members of the New York Stock Exchange (“NYSE”) are permitted to vote their clients’ proxies in their own discretion on certain matters if the clients have not furnished voting instructions within ten days of the meeting. However, NYSE Rule 452 defines various proposals as “non-discretionary,” and brokers who have not received instructions from their clients do not have discretion to vote on those items. When a broker votes a client’s shares on some but not all of the proposals at a meeting, the withheld votes are referred to as “broker non-votes.” We expect the NYSE will deem Proposal Three to be discretionary such that brokers will be entitled to vote shares on behalf of their clients in the absence of instructions received ten days prior to the meeting. We expect all other votes to be non-discretionary.

How do I vote my shares?

You may vote your shares either by proxy or in person at the Annual Meeting. Shares represented by a properly executed proxy will be voted at the meeting in accordance with the shareholder’s instructions. If no instructions are given, the shares will be voted according to the recommendations of the Board of Directors. Registered shareholders and plan participants may go to www.edocumentview.com/noc to view this Proxy Statement and the Annual Report.

If you hold shares as a record holder there are four ways that you can vote your shares, as discussed below.

By Internet – Registered shareholders and plan participants may vote on the internet, as well as view the documents, by logging on to www.envisionreports.com/noc and following the instructions given.

By Telephone – Registered shareholder and plan participants may grant a proxy by calling 800-652-VOTE (800-652-8683) (toll-free) with a touch-tone telephone and following the recorded instructions.

By Mail – Registered shareholders or plan participants must request a paper copy of the proxy materials to receive a proxy card and may vote by marking the voting instructions on the proxy card and following the instructions given for mailing. A paper copy of the proxy materials may be obtained by logging on to www.envisionreports.com/noc and following the instructions given.

2      l   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING (continued)

In Person – The methods used to grant a proxy or give voting instructions described above will not affect a registered shareholder’s right to attend or vote in person at the Annual Meeting.

If any other matters are properly brought before the meeting, the proxy card gives discretionary authority to the proxyholders named on the card to vote the shares in their best judgment.

How do I vote my shares if they are held by a bank, broker or other agent?

Persons who own stock beneficially through a bank, broker or other agent may not vote directly. They will instead need to instruct the record owner as to the voting of their shares using the procedure identified by the bank, broker or other agent. Beneficial owners who hold our common stock in “street name” through a broker receive voting instruction forms from their broker. Most beneficial owners will be able to provide voting instructions by telephone or on the internet by following the instructions on the form they receive from their broker. Beneficial owners may view this Proxy Statement and the Annual Report on the internet by logging on to www.edocumentview.com/noc.

A person who beneficially owns shares of our common stock through a bank, broker or other nominee can vote his or her shares in person at the Annual Meeting only if he or she obtains from the bank, broker or other nominee a proxy, often referred to as a “legal proxy,” to vote those shares, and presents such proxy to the inspector of election at the meeting together with his or her ballot.

How do I vote my shares held under a Northrop Grumman savings plan?

If shares are held on an individual’s behalf under any of our savings plans, the proxy will serve to provide confidential instructions to the plan Trustee or Voting Manager who then votes the participant’s shares in accordance with the individual’s instructions. For those participants who do not return executed proxy cards, the applicable Trustee or Voting Manager will vote their plan shares in the same proportion as shares held under the plan for which voting directions have been received, unless the Employee Retirement Income Security Act (“ERISA”) requires a different procedure.

Voting instructions from savings plan participants must be received by the plan Trustee or Voting Manager by 11:59 p.m. Eastern Time on May 13, 2012 to be used by the plan Trustee or Voting Manager to determine the votes for plan shares.

May I revoke my proxy?

A shareholder who executes a proxy may revoke it at any time before its exercise by delivering a written notice of revocation to the Corporate Secretary or by signing and delivering another proxy that is dated later. A shareholder attending the meeting in person may revoke the proxy by giving notice of revocation to the inspector of election at the meeting or by voting at the meeting.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT   l   3

PROPOSAL ONE: ELECTION OF DIRECTORS

Our Board of Directors has nominated thirteen directors for election at the Annual Meeting to hold office for a one-year term until the next annual meeting. Directors will hold office until their successor is elected and takes office, they resign or they are otherwise removed. Each of the thirteen director nominees has consented to serve, and we do not know of any reason why any of them would be unable to serve if elected. If a nominee becomes unavailable or unable to serve before the Annual Meeting (for example, due to serious illness), the Board of Directors may determine to leave the position vacant, reduce the number of authorized directors or designate a substitute nominee. If any nominee becomes unavailable for election to the Board of Directors, an event which is not anticipated, the proxyholders have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

The following pages contain biographical and other information about each of the thirteen nominees. In addition, we have provided information regarding the particular experience, qualifications, attributes and/or skills that led the Board of Directors to conclude that each nominee should serve as a director.

Unless instructed otherwise, the proxyholders will vote the proxies received by them for the election of the thirteen director nominees listed below.

Nominees for Director

WESLEY G. BUSH, 51 Chairman, Chief Executive Officer and President, Northrop Grumman Corporation. Director since 2009

Mr. Wesley G. Bush was elected Chief Executive Officer and President of the Company effective January 1, 2010 and Chairman of the Board of Directors effective July 19, 2011. He has served on the Board of Directors since September 2009. Mr. Bush served as President and Chief Operating Officer from March 2007 through December 2009, as President and Chief Financial Officer from May 2006 through March 2007, and as Corporate Vice President and Chief Financial Officer from March 2005 to May 2006. Following the acquisition of TRW by the Company, he was named Corporate Vice President and President of the Space Technology sector. Mr. Bush joined TRW in 1987 and during his career with that company held various leadership positions including President and CEO of TRW Aeronautical Systems. He is a director of Norfolk Southern Corporation. Mr. Bush is Vice Chairman of the Aerospace Industries Association and also serves on the boards of several non-profit organizations, including the Smithsonian National Air and Space Museum, Conservation International and the Business-Higher Education Forum. He also serves on the National Infrastructure Advisory Council.

Key Attributes, Skills and Qualifications

Mr. Bush has 29 years of experience in the aerospace and defense industry which have included a broad array of management positions. He has held a number of key positions within our Company including Chief Financial Officer, Chief Operating Officer and currently Chairman, CEO and President. Mr. Bush has extensive international business experience. His service on the boards of non-profit organizations which focus on issues involving homeland security, conservation and higher education in science, technology, engineering and mathematics enhance the knowledge of the Board of Directors in these key areas. Mr. Bush is the only member of management who serves on the Board of Directors.

4   l   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT

PROPOSAL ONE: ELECTION OF DIRECTORS (continued)

LEWIS W. COLEMAN, 70

Lead Independent Director of the Board of Directors, Northrop Grumman Corporation.

President and Chief Financial Officer, DreamWorks Animation SKG, a film animation studio.

Director since 2001

Member of the Compensation Committee and Governance Committee

Mr. Lewis W. Coleman has been the President of DreamWorks Animation since December 2005 and Chief Financial Officer since March 2007. He has been a director of DreamWorks Animation since 2006. Previously he was the President of the Gordon and Betty Moore Foundation from its founding in 2000 to 2004. Prior to that, Mr. Coleman was employed by Banc of America Securities, formerly known as Montgomery Securities where he was a Senior Managing Director from 1995 to 1998 and Chairman from 1998 to 2000. Before he joined Montgomery Securities, Mr. Coleman was Chairman of Banc of America Securities L.L.C., a subsidiary of Bank of America Corporation in San Francisco, and also served as Vice Chairman of the Board of Directors and Chief Financial Officer for Bank of America and Bankamerica Corp. Before that, Mr. Coleman was head of the World Banking Group, assuming that position after serving as head of capital markets, where he was responsible for all global trading and underwriting activity. He joined the bank in 1986 as Chief Credit Officer for the group. Mr. Coleman spent the previous thirteen years at Wells Fargo Bank where his positions included Head of International Banking, Chief Personnel Officer and Chairman of the Credit Policy Committee. Mr. Coleman previously served as a director of Chiron Corporation and Regal Entertainment.

Key Attributes, Skills and Qualifications

Mr. Coleman brings extensive banking and financial experience and has demonstrated his board leadership skills as both our Non-executive Chairman of the Board and our Lead Independent Director. He is also active in several non-profit organizations, which allows him to bring a broad perspective to our Board of Directors on a number of non-financial issues. These non-profit organizations include several environmental groups and The National Academies Board on Science, Technology and Economic Policy, which focuses on issues of trade, tax, human resources, research and development and statistical policy.

VICTOR H. FAZIO, 69 Senior Advisor, Akin Gump Strauss Hauer & Feld LLP, a law firm. Director since 2000 Member of the Audit Committee and Governance Committee (Chair)

Mr. Victor H. Fazio was named Senior Advisor at Akin Gump Strauss Hauer & Feld LLP in May 2005 after serving as senior partner at Clark & Weinstock since 1999. Prior to that, Mr. Fazio was a Member of Congress for 20 years representing California’s third congressional district. During that time he served as a member of the Armed Services, Budget and Ethics Committees and was a member of the House Appropriations Committee where he served as Subcommittee Chair or ranking member for 18 years. Mr. Fazio was a member of the elected leadership in the House from 1989 to 1998 including four years as Chair of his Party’s Caucus, the third ranking position. From 1975 to 1978, Mr. Fazio served in the California Assembly and was a member of the staff of the California Assembly Speaker from 1971 to 1975. He is a member of the board of directors of various private companies and non-profit organizations including the Ice Energy Corporation, Peyton Street Independent Financial Services Corporation, Energy Future Coalition, the Campaign Finance Institute, the Committee for a Responsible Federal Budget, Center for Strategic Budgetary Assessments, The Information Technology and Innovation Foundation, UC Davis Medical School Advisory Board, UC Davis Foundation and the National Parks Conservation Association.

Key Attributes, Skills and Qualifications

Mr. Fazio’s service in Congress brings to our Board of Directors expertise in budgeting, appropriations and national security. He also has public policy experience from running for and serving in public office. As a Senior Advisor for Akin Gump Strauss Hauer & Feld LLP, he has represented clients on a wide variety of public policy matters. His extensive prior board experience with the American Stock Exchange and our Board of Directors, as well as his service as Chair of the Governance Committee, gives him broad-based corporate governance expertise and a deep knowledge of our governance culture and history.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT   l   5

PROPOSAL ONE: ELECTION OF DIRECTORS (continued)

DONALD E. FELSINGER, 64 Executive Chairman, Sempra Energy, an energy services holding company. Director since 2007 Member of the Compensation Committee (Chair) and Governance Committee

Mr. Donald E. Felsinger is Executive Chairman of the Board of Directors of Sempra Energy, a position he has held since July 2011. From February 2006 through June 2011, he was Chairman and CEO of Sempra Energy. Prior to that, Mr. Felsinger was President and Chief Operating Officer of Sempra Energy from January 2005 to February 2006 and a member of the Board of Directors, and from 1998 through 2004, he was Group President and Chief Executive Officer of Sempra Global. Prior to the merger that formed Sempra Energy he served as President and Chief Operating Officer of Enova Corporation, the parent company of San Diego Gas & Electric (SDG&E). Prior positions included President and Chief Executive Officer of SDG&E, Executive Vice President of Enova Corporation and Executive Vice President of SDG&E. Mr. Felsinger serves on the board of Archer Daniels Midland and is a member of The Conference Board, the Committee Encouraging Corporate Philanthropy and the USA/Mexico Chamber of Commerce.

Key Attributes, Skills and Qualifications

Mr. Felsinger brings extensive experience to our Board of Directors having served as a board member, Chairman and Chief Executive Officer of other Fortune 500 companies. He provides our Board of Directors with his expertise, acquired through leadership roles at Sempra Energy and other energy companies, in mergers and acquisitions, environmental matters, corporate governance, strategic planning, engineering, finance, human resources, compliance, risk management, international business and public affairs. Mr. Felsinger possesses an in-depth knowledge of executive compensation and benefits practices and serves as Chair of the Compensation Committee.

STEPHEN E. FRANK, 70

Retired Chairman, President and Chief Executive Officer, Southern California Edison,

an electric utility company.

Director since 2005

Member of the Audit Committee (Chair) and Governance Committee

Mr. Stephen E. Frank served as Chairman, President and Chief Executive Officer of Southern California Edison from 1995 until his retirement in January 2002. During this time, he served on the boards of directors of that company and its parent company, Edison International. Prior to joining Southern California Edison in 1995, Mr. Frank was President and Chief Operating Officer of Florida Power and Light Company and was a director of FPL Group, its parent company. He also has served as Executive Vice President and Chief Financial Officer of TRW Inc., as well as Vice President, Controller, and Treasurer of GTE Corporation. His earlier career included financial and sales management positions with U.S. Steel Corporation. Mr. Frank serves on the board of directors of Washington Mutual, Inc., NV Energy Inc., and AEGIS Insurance Services Limited. He served on the board of Intermec, Inc., Puget Energy, Inc. and LNR Property Corporation during the past five years. He also serves as a board member of the Los Angeles Philharmonic Association, the Reno Philharmonic Association and St. Mary’s Health Foundation.

Key Attributes, Skills and Qualifications

Mr. Frank possesses extensive experience as an executive officer and director of several public companies and brings to our Board of Directors a strong background in finance and operating management in a variety of diversified industries and organizations. He has served in such senior leadership positions as Chairman, Chief Executive Officer, President, Chief Financial Officer and Controller. Mr. Frank holds an MBA in Finance from the University of Michigan and completed the Advanced Management Program at Harvard Business School. Mr. Frank is an audit committee financial expert as defined by the rules and regulations of the SEC and serves as Chair of the Audit Committee.

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PROPOSAL ONE: ELECTION OF DIRECTORS (continued)

BRUCE S. GORDON, 66

Former President & CEO, NAACP and Retired President, Retail Markets Group, Verizon Communications Inc., a telecommunications company.

Director since 2008

Member of the Compensation Committee and Policy Committee

Mr. Bruce S. Gordon served as President and Chief Executive Officer of the National Association for the Advancement of Colored People from June 2005 to March 2007. In 2003, Mr. Gordon retired from Verizon Communications Inc., where he had served as President, Retail Markets Group since 2000. Prior to that, Mr. Gordon served as Group President of the Enterprise Business Unit, President of Consumer Services, Vice President of Marketing and Sales and Vice President of Sales for Bell Atlantic Corporation (Verizon’s predecessor). He is a trustee of the U.S. Fund for UNICEF, a member of the Board of Directors of the National Underground Railroad Freedom Center and the Newport Festival Foundation and a member of the Executive Leadership Council. Mr. Gordon is a director of Tyco International Ltd. and CBS Corporation. He currently serves as a diversity consultant to Fortune 500 companies.

Key Attributes, Skills and Qualifications

Mr. Gordon brings business leadership skills to our Board of Directors acquired from his experience with corporate and non-profit enterprises. Mr. Gordon possesses strong skills in marketing and human resources. He has led diversity efforts and gained a reputation as a leader and consensus builder. In addition, his service on boards of other large public companies provides our Board of Directors with insight into large company governance best practices.

MADELEINE A. KLEINER, 60

Former Executive Vice President and General Counsel, Hilton Hotels Corporation, a hotel and resort company.

Director since 2008

Member of the Audit Committee and Governance Committee

Ms. Madeleine A. Kleiner served as Executive Vice President, General Counsel and Corporate Secretary for Hilton Hotels Corporation from January 2001 until February 2008 when she completed her responsibilities in connection with the sale of the company. From 1999 through 2001, she served as a director of a number of Merrill Lynch mutual funds operating under the Hotchkiss and Wiley name. Ms. Kleiner served as Senior Executive Vice President, Chief Administrative Officer and General Counsel of H.F. Ahmanson & Company and its subsidiary, Home Savings of America, until the company was acquired in 1998, and prior to that was a partner at the law firm of Gibson, Dunn and Crutcher where she advised corporations and their boards primarily in the areas of mergers and acquisitions, corporate governance and securities transactions and compliance. Ms. Kleiner currently serves on the board of directors of Jack in the Box Inc. Ms. Kleiner is a member of the UCLA Medical Center Board of Advisors and a member of the board of the New Village Charter School.

Key Attributes, Skills and Qualifications

Ms. Kleiner brings to our Board of Directors expertise in corporate governance, implementation of Sarbanes-Oxley controls, risk management, securities transactions, mergers and acquisitions, human resources, government relations and crisis management acquired through her experience as general counsel overseeing the corporate secretarial function for two public companies, as outside counsel to numerous public companies and through service on another public company board. She also is an audit committee financial expert as defined by SEC rules. Ms. Kleiner’s training as a lawyer combined with the experience of being a member of executive management of a number of companies makes her a resource for our Board of Directors in its analysis of a variety of business issues.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT   l   7

PROPOSAL ONE: ELECTION OF DIRECTORS (continued)

KARL J. KRAPEK, 63

Retired President and Chief Operating Officer, United Technologies Corporation, an aerospace and building systems company.

Director since 2008

Member of the Compensation Committee and Policy Committee

Mr. Karl J. Krapek retired as President and Chief Operating Officer of United Technologies Corporation in January 2002. At United Technologies Corporation, he served for 20 years in various management positions, including Executive Vice President and director in 1997; President and Chief Executive Officer of Pratt & Whitney in 1992; Chairman, President and Chief Executive Officer of Carrier Corporation in 1990; and President of Otis Elevator Company in 1989. Prior to joining United Technologies Corporation, he was Manager of Car Assembly Operations for the Pontiac Motor Car Division of General Motors Corporation. In 2002, Mr. Krapek became a co-founder of The Keystone Companies, which develops residential and commercial real estate. He chairs the Strategic Planning Committee for the Board of Directors at St. Francis Care, Inc. Mr. Krapek is Lead Independent Director of The Connecticut Bank and Trust Company, a director of Prudential Financial, Inc. and a director of Visteon Corporation. He was a director of Delta Airlines Inc., Lucent Technologies and Alcatel Lucent during the past five years.

Key Attributes, Skills and Qualifications

Mr. Krapek brings industry experience, leadership skills and public company board experience to our Board of Directors. He has deep operational experience in aerospace and defense, domestic and international business operations and technology, and lean manufacturing and competitive excellence. Mr. Krapek also excels in strategic planning and performance improvement. He holds leadership positions at several non-profit charitable and educational organizations.

RICHARD B. MYERS, 70 General, United States Air Force (Ret.) and Former Chairman of the Joint Chiefs of Staff. Director since 2006 Member of the Policy Committee (Chair) and Compensation Committee

General Richard B. Myers retired from his position as the fifteenth Chairman of the Joint Chiefs of Staff, the U.S. military’s highest ranking officer, in September 2005 after serving in that position for four years. In this capacity, he served as the principal military advisor to the President, the Secretary of Defense, and the National Security Council. Prior to becoming Chairman, he served as Vice Chairman of the Joint Chiefs of Staff from March 2000 to September 2001. As the Vice Chairman, General Myers served as the Chairman of the Joint Requirements Oversight Council, Vice Chairman of the Defense Acquisition Board, and as a member of the National Security Council Deputies Committee and the Nuclear Weapons Council. During his military career, General Myers’ commands included Commander in Chief, North American Aerospace Defense Command and U.S. Space Command; Commander, Air Force Space Command; Commander Pacific Air Forces; and Commander of U.S. Forces Japan and 5th Air Force at Yokota Air Base, Japan. General Myers is a director of Deere & Company, United Technologies Corporation, and Aon Corporation. He is Foundation Professor of Military History and Leadership at Kansas State University and occupies the Colin L. Powell Chair for National Security Ethics, Leadership and Character at the National Defense University.

Key Attributes, Skills and Qualifications

During his extensive career as a senior military officer and Chairman of the Joint Chiefs of Staff, General Myers has held leadership positions at the highest levels of the United States government and armed forces. He possesses a deep understanding of crisis management, and is a leading expert on national security and global geo-political issues. He has extensive experience with Department of Defense operational requirements and is able to provide our Board of Directors with advice on issues related to the intelligence community. General Myers is a recipient of the Presidential Medal of Freedom and serves on boards of several large public companies.

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PROPOSAL ONE: ELECTION OF DIRECTORS (continued)

AULANA L. PETERS, 70 Retired Partner, Gibson, Dunn & Crutcher, a law firm. Director since 1992 Member of the Audit Committee and Governance Committee

Ms. Aulana L. Peters is a retired partner of the law firm of Gibson, Dunn & Crutcher where she was a partner from 1980 to 1984 and 1988 to 2000. From 1984 to 1988, she served as a Commissioner of the Securities and Exchange Commission. From 2001 to 2002, Ms. Peters served as a member of the Public Oversight Board of the American Institute of Certified Public Accountants. Ms. Peters has also served as a member of the Financial Accounting Standards Board Steering Committee for its Financial Reporting Project and as a member of the Public Oversight Board’s Panel on Audit Effectiveness. Currently Ms. Peters serves on the U.S. Comptroller General’s Accountability Advisory Council, the International Public Interest Oversight Board, and the Board of Trustees, Mayo Clinic. Ms. Peters is a director of 3M Company and Deere & Company. She served on the board of Merrill Lynch & Co. during the past five years.

Key Attributes, Skills and Qualifications

Ms. Peters served as a Commissioner of the SEC and as a partner in a major law firm. She brings to our Board of Directors extensive public board experience, as well as public accounting and audit committee expertise. Ms. Peters’ memberships on the International Public Interest Oversight Board for Auditing and Professional Ethics and the U.S. Comptroller General Accountability Advisory Panel give our Board of Directors access to thought leadership in auditing, ethics and professional standards. Ms. Peters has authored numerous articles on corporate governance and Sarbanes-Oxley compliance and is an audit committee financial expert as defined by SEC rules.

GARY ROUGHEAD, 60 Admiral, United States Navy (Ret.) and 29th Chief of Naval Operations. Director since 2012 Member of the Audit Committee and Policy Committee

Admiral Gary Roughead retired from his position as the 29th Chief of Naval Operations in September 2011, after serving in that position for four years. The Chief of Naval Operations is the senior military position in the United States Navy. As Chief of Naval Operations, Admiral Roughead stabilized and accelerated ship and aircraft procurement plans and the Navy’s capability and capacity in ballistic missile defense and unmanned air and underwater systems. He restructured the Navy to address the challenges and opportunities in cyber operations. Prior to becoming the Chief of Naval Operations, he held six operational commands (including commanding both the Atlantic and Pacific Fleets). Admiral Roughead is a Distinguished Fellow at the Hoover Institution. He is also a member of the Council on Foreign Relations and is a director of Project HOPE and a trustee of CNA, a not-for-profit research and analysis organization, and the Woods Hole Oceanographic Institution.

Key Attributes, Skills and Qualifications

Admiral Roughead has had an extensive career as a senior military officer with the United States Navy. He has held numerous operational commands, as well as leadership positions within the United States Navy. Admiral Roughead brings to our Board of Directors expertise in national security, information warfare and cyber operations. He also brings to the Board of Directors experience in leadership, crisis management and fiscal and procurement matters.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT   l   9

PROPOSAL ONE: ELECTION OF DIRECTORS (continued)

THOMAS M. SCHOEWE, 59

Former Executive Vice President and Chief Financial Officer, Wal-Mart Stores, Inc., an operator of retail stores.

Director since 2011

Member of the Audit Committee and Policy Committee

Mr. Thomas M. Schoewe was Executive Vice President and Chief Financial Officer of Wal-Mart Stores Inc. from 2000 to 2010. Prior to his employment with Wal-Mart, he held several roles at the Black and Decker Corporation, including serving as Senior Vice President and Chief Financial Officer from 1996 to 1999, Vice President and Chief Financial Officer from 1993 to 1999, Vice President of Finance from 1989 to 1993 and Vice President of Business Planning and Analysis from 1986 to 1989. Before joining Black and Decker, Mr. Schoewe worked for Beatrice Companies, where he was Chief Financial Officer and Controller of one of its subsidiaries, Beatrice Consumer Durables Inc. Mr. Schoewe serves on the Boards of Directors of General Motors Corporation, Kohlberg Kravis Roberts and Company and PulteGroup Inc.

Key Attributes, Skills and Qualifications

Mr. Schoewe brings extensive financial experience to our Board of Directors, acquired through positions held as the Chief Financial Officer of large public companies, as well as expertise in implementation of Sarbanes-Oxley controls, risk management and mergers and acquisitions. Mr. Schoewe is an audit committee financial expert, as defined by SEC rules, and brings to the board his extensive experience as a member of the audit committee of other public companies. Mr. Schoewe also brings extensive international experience to our Board of Directors as a result of his service as an executive of large public companies with substantial international operations.

KEVIN W. SHARER, 64 Chairman, Chief Executive Officer and President, Amgen Inc., a biotechnology company. Director since 2003 Member of the Policy Committee

Mr. Kevin W. Sharer has served as Chairman of the Board of Amgen since January 2001 and as Chief Executive Officer since May 2000. Mr. Sharer joined Amgen in 1992 as President, Chief Operating Officer and member of the board of directors. Before joining Amgen, Mr. Sharer was Executive Vice President and President of the Business Markets Division at MCI Communications. Prior to MCI, he served in a variety of executive capacities at General Electric and was a consultant for McKinsey & Company. He is Chairman of the board of trustees of the Los Angeles County Museum of Natural History and is a member of the U.S. Naval Academy Foundation Board. Mr. Sharer also serves on the board of directors of Chevron Corporation.

Key Attributes, Skills and Qualifications

Mr. Sharer’s position as the Chief Executive Officer of a large public company has enabled him to develop significant expertise in strategy, marketing, organization, international and domestic business and crisis management. He brings to our Board of Directors extensive knowledge of human resources and compensation issues as well as experience in dealing with regulatory agencies. Mr. Sharer also served as an officer in the U.S. Navy. He holds board leadership positions at large public companies and non-profit organizations.

Vote Required

To be elected, a nominee must receive more votes cast “for” than votes cast “against” his or her election. Abstentions and broker non-votes will have no effect on this proposal. If a nominee is not re-elected, he or she will remain in office until a successor is elected or until his or her earlier resignation or removal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE THIRTEEN NOMINEES FOR DIRECTOR LISTED ABOVE.

10   l   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT

CORPORATE GOVERNANCE

Overview

The following sections provide an overview of our corporate governance policies and procedures and include a description of the role of the Board of Directors, our director nomination process and the independence criteria we use in selecting directors, among other items.

The primary responsibility of the Board of Directors is to foster our long-term success representing the interests of our shareholders. We believe that strong ethical behavior is essential to achieve top performance. The Board of Directors has adopted Principles of Corporate Governance and Standards of Business Conduct that reinforce our values and strong commitment to ethics and integrity, promoting responsible business practices and good corporate citizenship.

The Principles of Corporate Governance outline the role and responsibilities of our Board of Directors, set forth additional independence requirements for our directors and provide guidelines for Board leadership and Board and committee membership, among other items. Further to align our directors’ interests with those of our shareholders, our Principles of Corporate Governance require our directors to have a direct and material investment in our common stock. The Board of Directors reviews these principles at least annually and considers opportunities for improvement and modification based on changed circumstances.

Our Standards of Business Conduct apply to our Board of Directors, officers and all employees. The Standards of Business Conduct support our commitment to the highest standards of ethics and integrity in all aspects of our business. The Standards of Business Conduct require ethical conduct in our relationships with customers and suppliers, reinforce the need for avoiding actual or apparent conflicts of interest and require the responsible use of Company resources. The Standards of Business Conduct require strict adherence to all laws and regulations applicable to the conduct of our domestic and international businesses. As part of our commitment to ethics and integrity, our Standards of Business Conduct encourage open communication with Company ethics officers (which may be done on an anonymous basis) if an employee seeks guidance regarding business conduct or suspects an actual or apparent violation of the Standards of Business Conduct in good faith.

Role of the Board and Director Responsibility

Our day-to-day business and affairs are conducted by our employees and officers, under the direction of our Chairman and Chief Executive Officer and with the oversight of the Board of Directors. In discharging their oversight duties, the

Board of Directors regularly consults with management. Directors also communicate freely amongst themselves both at and apart from formal meetings.

The Board of Directors’ general oversight responsibilities include, but are not limited to the following:

¡	review and monitor our long-range business strategies and significant corporate actions;

¡	oversee and evaluate management’s performance;

¡	oversee senior executive succession planning;

¡

oversee policies to maintain our integrity and ethics, including the integrity of our financial statements, compliance with law and ethics, and the integrity of our relationships with customers and suppliers; and

¡	provide advice and counsel to management.

Board Leadership

Chairperson of the Board

Our Bylaws establish the position of Chairperson of the Board. The Chairperson of the Board will generally be either an independent director or the Chief Executive Officer. Prior to July 19, 2011, Mr. Coleman served as the Non-Executive Chairman of the Board of Directors. On July 19, 2011, Mr. Bush, our Chief Executive Officer and President, was elected by the Board of Directors to serve as its Chairman, and Mr. Coleman was designated as Lead Independent Director.

The Board of Directors believes that it is in the best interests of the Company and our shareholders to have flexibility in determining the most effective leadership structure to serve the interests of the Company and our shareholders. Our Governance Committee and our Board of Directors considered a number of factors to determine who should serve as Chairperson of the Board, including the experience and management responsibilities that Mr. Bush has as both Chief Executive Officer and President, the current environment, and what will best serve the interests of the Company and our shareholders at this time. The Board concluded that having the CEO also serve as Chairman best positions the Company to be innovative, compete successfully and advance shareholder interests. As discussed further below, the Board’s designation of a Lead Independent Director demonstrates its continuing commitment to strong corporate governance and Board independence.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT   l   11

CORPORATE GOVERNANCE (continued)

Among the duties and responsibilities of the Chairperson of the Board, he:

¡

prepares the agendas of the Board of Directors meetings and assists the chairpersons of each standing committee with preparation of agendas for the respective committee meetings, taking into account the requests of other board and committee members;

¡	sets an appropriate schedule for Board of Directors meetings to assure that there is sufficient time for discussion of all agenda items;

¡	along with the Chairperson of the Governance Committee, interviews all candidates for the Board of Directors and makes recommendations to the Governance Committee and the Board of Directors;

¡	advises on the quality, quantity and timeliness of the information sent to the Board of Directors; and

¡	has the authority to call meetings of the independent directors.

Lead Independent Director

As discussed above, on July 19, 2011, Mr. Coleman was designated to serve as Lead Independent Director of the Board of Directors. In accordance with our Principles of Corporate Governance, if at any time the Chairperson of the Board is not independent, the independent directors will designate from among them a Lead Independent Director. Among the duties of the Lead Independent Director, he:

¡	presides at meetings of the Board of Directors at which the Chairperson of the Board is not present, including executive sessions of the independent directors;

¡	serves as liaison between the Chairperson of the Board and the independent directors;

¡

provides the Chairperson of the Board with input as to the preparation of the agendas of the Board of Directors and committee meetings, taking into account the requests of the other committee and Board members;

¡	advises the Chairperson of the Board on the appropriate schedule of Board of Directors meetings to ensure that there is sufficient time for discussion of all agenda items;

¡	advises on the quality, quantity and timeliness of the information sent to the Board of Directors;

¡	has the authority to call meetings of the independent directors;

¡

interviews, along with the Chairperson of the Board and the Chairperson of the Governance Committee, all candidates for the Board of Directors and makes recommendations to the Governance Committee and the Board of Directors; and

¡	if requested by major shareholders, ensures that he is available for consultation and direct communication.

Board’s Role in Risk Oversight

The Board of Directors as a whole is responsible for risk oversight. The Audit Committee assists the Board of Directors in this role by reviewing and reporting to the full Board of Directors on our guidelines and policies with respect to risk assessment and risk management, including insurance risk management, major financial risk exposures, and the steps that management has taken to monitor and control such exposures. The Audit Committee annually receives a report from the Chief Financial Officer addressing our risk management process and system, the nature of the material risks the Company faces and how the Company responds to and mitigates these risks. The Audit Committee also receives periodic reports from our General Counsel and from our Chief Compliance Officer on the Company’s compliance program.

Our risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for our Company. The Audit Committee periodically reports to the Board of Directors on matters concerning risk management, including the significant risks our Company faces and the processes, policies and procedures we employ to monitor and control such risks.

Director Independence

The Board of Directors has established an objective that at least 75% of the directors be independent directors. The Board of Directors annually determines the independence of directors based on a review by the directors and the Governance Committee. No director is considered independent unless the Board of Directors has determined that he or she meets the requirements for independence under the applicable rules of the NYSE and the SEC and has no material relationship with our Company, either directly or as a partner, shareholder, or officer of an organization that has a material relationship with our Company, other than as a director. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

Our Principles of Corporate Governance provide that a director may be deemed not to have a material relationship with our Company if he or she:

¡

has not within the prior three years been a director, executive officer or trustee of a charitable organization that received annual contributions from our Company exceeding the greater of $1 million, or 2% of the charitable organization’s annual gross revenues, where the gifts were not normal matching charitable gifts, did not go through normal corporate charitable donation approval processes or were made “on behalf of” a director;

12   l   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT

CORPORATE GOVERNANCE (continued)

¡

has not within the prior three years been employed by, a partner in or otherwise affiliated with any law firm or investment bank retained by the Company in which the director’s compensation was contingent on the services performed for our Company or in which the director personally performed services for our Company and the annual fees we paid during the preceding fiscal year did not exceed the greater of $1 million or 2% of the gross annual revenues of such firm; and

¡

has not within the prior three years owned, and has no immediate family member who owned, either directly or indirectly as a partner, shareholder or officer of another company, more than 5% of the equity of an organization that has a business relationship with (including significant purchasers of goods or services), or more than 5% ownership in, our Company.

In February 2012, the Board of Directors and the Governance Committee reviewed directors’ responses to a questionnaire asking about their and their immediate family members’ relationships with our Company and other potential conflicts of interest, as well as material provided by management related to transactions, relationships, or arrangements between our Company and the directors or parties related to the directors. The Board of Directors considered that Mr. Felsinger, General Myers and Ms. Peters serve as members of the boards of for-profit organizations to which we have made payments in the usual course of our business and that each individual has no other relationship with those entities other than the role of director (other than Mr. Felsinger who serves as Executive Chairman of Sempra Energy to which we made immaterial payments in the usual course of business). The Board of Directors considered that Mr. Fazio, Mr. Gordon, Ms. Kleiner, General Myers, Mr. Felsinger and Mr. Sharer serve as members of the boards of charitable and other non-profit organizations to which we have made contributions in the usual course of our charitable contributions program or in the usual course of business. In all cases, our annual contribution to these entities did not exceed the greater of $1,000,000 or 2% of the charitable and non-profit organization’s annual gross revenue. In addition, Mr. Sharer’s daughter is employed by us in a non-executive position, and her compensation is below the threshold required for disclosure by the SEC and was determined by the Board of Directors not to interfere with Mr. Sharer’s independence.

The Governance Committee determined that all twelve non-employee directors are independent. All of the members of the Audit, Compensation, Governance, and Policy Committees are independent. The Governance Committee reported its conclusion to the Board of Directors, and the Board of Directors then considered each director individually and, in applying the standards described above and considering the facts listed above concerning certain of the directors, determined that none of the twelve non-employee directors has had during the last three years any material relationship with our Company that would compromise his or her independence.

Accordingly, the Board of Directors affirmatively determined that all of the directors, except Mr. Bush, our Chairman, Chief Executive Officer and President, are independent. The independent directors constitute approximately 92% of the members of our Board of Directors.

Director Nomination Process

The Governance Committee identifies and evaluates director candidates and may employ a third party search firm to assist in this process. Board members also suggest director candidates to the Governance Committee. In addition, the Governance Committee will consider shareholder nominees if they have been nominated in accordance with our shareholder nominations process under our Bylaws. The shareholder recommendation must be addressed to the Governance Committee in care of the Corporate Secretary. The Governance Committee will evaluate candidates recommended by shareholders in the same manner as all other candidates brought to the attention of the Governance Committee.

The Governance Committee carefully considers all candidates on the basis of the candidate’s background and experience, consistent with the criteria set forth in the Principles of Corporate Governance, and recommends to the Board of Directors the nominees for election. In making its selection, the Governance Committee bears in mind that the foremost responsibility of a director is to represent the interests of our shareholders as a whole. The activities and associations of candidates are reviewed for any legal impediment, conflict of interest or other consideration that might prevent or interfere with service on our Board of Directors. In evaluating candidates, the Governance Committee considers the personal integrity and the professional reputation of the individual as well as the education, professional background and particular skills and experience most beneficial to service on the Board of Directors. The Governance Committee also evaluates whether a director candidate is willing to submit to a background check necessary for obtaining a top secret clearance, and whether a director candidate has timely obtained a top secret clearance.

As set forth in the Governance Committee Charter, the Governance Committee is responsible for establishing the criteria for Board membership. The Governance Committee

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT   l   13

CORPORATE GOVERNANCE (continued)

includes diversity as a key criterion for board composition. While we do not have a formal policy outlining the diversity standards to be considered when evaluating director candidates, our objective is to foster diversity of thought on our Board of Directors. To accomplish that objective, the Governance Committee seeks to achieve diversity including race, gender and national origin as well as differences in perspective, professional experience, education, skill and other qualities that contribute to our Board of Directors. The Governance Committee considers diversity amongst other important criteria for board membership and regularly monitors the composition of the Board of Directors with respect to diversity. We have established a number of programs and initiatives to help further diversity and inclusion throughout our Company.

In accordance with our Amended and Restated Bylaws and Restated Certificate of Incorporation, directors are elected by the shareholders for a one-year term expiring at the Annual Meeting of Shareholders following their election. Generally, in order to be elected or re-elected to the Board of Directors, a director nominee must receive more votes cast for rather than against his or her election or re-election unless one or more shareholders provide notice of an intention to nominate one or more candidates to compete with the Board of Directors’ nominees in a director election. Between annual meetings of the shareholders, the Board of Directors has the authority, under our Bylaws and Certificate of Incorporation, to fill any vacant positions.

Effect of a Failure by an Incumbent Director to Receive the Required Vote for Re-Election

Following the annual meeting at which the directors are elected, each director is required to tender a resignation that will be effective upon (i) the failure to receive the required vote at any future meeting at which such director faces re-election and (ii) the Board of Directors’ acceptance of such resignation. If an incumbent director fails to receive the required vote for re-election, the Governance Committee will consider whether the Board of Directors should accept the director’s resignation and will submit a recommendation for prompt consideration by the Board of Directors. The Board of Directors expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation and will also request that all non-independent directors abstain from participating in the decision regarding the resignation unless the Board of

Directors determines that the participation of one or more such directors is necessary under the circumstances. The Governance Committee and the Board of Directors may consider any factor they deem relevant in deciding whether to accept a resignation, including, without limitation, any harm to our Company that may result from accepting the resignation, the underlying reasons for the action at issue, and whether action in lieu of accepting the resignation would address the underlying reasons.

The Board of Directors will decide whether to accept or reject a resignation within 90 days, unless the Board of Directors determines that compelling circumstances require additional time.

Board Membership

All new directors receive an orientation that is individually tailored, taking into account the director’s experience, background, education and committee assignments. This orientation includes one-on-one meetings with senior management and written materials about our Company and our various products and operations, key Company policies and procedures (including our Standards of Business Conduct) and duties and responsibilities under applicable law. We also maintain a list of continuing director education opportunities, and all directors are encouraged to periodically attend, at our expense, director continuing education programs offered by various organizations.

Directors may not serve on more than three other boards of publicly traded companies in addition to our Board of Directors without the approval of the Chairperson of the Governance Committee. A director who is a full-time employee of our Company may not serve on the board of more than two other public companies unless approved by the Board of Directors. When a director’s principal occupation or business association changes substantially during his or her tenure as a director, the Board of Directors expects the director to tender his or her resignation for consideration by the Governance Committee, which subsequently will recommend to the Board of Directors the action, if any, to be taken with respect to the resignation. We have a retirement policy whereby a director will retire at the Annual Meeting of Shareholders following his or her 72nd birthday.

Board Meetings and Executive Sessions

Our Board of Directors meets no less than on a quarterly basis. Special meetings of the Board of Directors may be called from time to time as appropriate. On an annual basis, the Board of Directors holds an extended meeting to review our long-term strategy.

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CORPORATE GOVERNANCE (continued)

The Board of Directors holds its meetings at Company locations other than our corporate headquarters on a regular basis to provide the directors with a first-hand view of the business at that location and an opportunity to interact with local management.

The non-employee directors meet in executive session during each in-person Board of Directors meeting and on other occasions as needed. The non-executive chairperson of the board or the lead independent director presides over the executive sessions. The Audit Committee meets in executive session at each in-person Audit Committee meeting, and regularly requests separate executive sessions with representatives from the independent registered public accounting firm, and our senior management, including our Chief Financial Officer, General Counsel and our Vice President, Internal Audit. The Compensation Committee also meets in executive session at regular Compensation Committee meetings, and regularly requests the Compensation Committee’s compensation consultant report to the Compensation Committee in executive session. The Governance and Policy Committees may also meet in executive session as they deem necessary.

The Chairperson of the Board, in consultation with the Lead Independent Director, if any, and committee chairpersons, establishes the agenda for each Board of Directors meeting. Any other member of the Board of Directors is free to suggest the addition of any other item(s). The chairpersons of the committees coordinate committee meeting agendas with appropriate members of management. Other committee members are free to suggest additional agenda items.

Evaluation and Succession Planning

Every year the Board of Directors conducts an assessment of its performance and at the conclusion of the evaluation process discusses its results. The Board of Directors also considers the performance of each individual director on a regular basis.

The Board of Directors believes that providing for continuity of leadership is critical to the success of our Company. Therefore, processes are in place:

¡	annually to evaluate the chief executive officer based on a specific set of performance objectives;

¡

annually to provide the Compensation Committee with an assessment of persons considered potential successors to certain management positions, and the Compensation Committee reports and discusses the results of these reviews with the Board of Directors; and

¡	to support continuity of top leadership, including chief executive officer succession.

Departure and Election of Directors in 2011 and 2012

During 2011, the following changes occurred with respect to the composition of our Board of Directors:

On March 21, 2011, in connection with the spin-off of Huntington Ingalls Industries, Inc. (“HII”), Thomas B. Fargo resigned from the Board of Directors in order to serve on the board of directors of HII;

On July 19, 2011, as discussed above, Wesley G. Bush was elected Chairman of the Board of Directors and Lewis W. Coleman was designated to serve as the Lead Independent Director of the Board of Directors;

On August 17, 2011, Thomas M. Schoewe was elected to the Board of Directors; and

On February 14, 2012, Admiral Gary Roughead was elected to the Board of Directors.

Communications with the Board of Directors

Any interested person may communicate with any of our directors, our Board of Directors as a group, our non-employee directors as a group or our Lead Independent Director of the Board through the Corporate Secretary by writing to the following address: Office of the Corporate Secretary, Northrop Grumman Corporation, 2980 Fairview Park Drive, Falls Church, Virginia 22042. The Corporate Secretary will forward all correspondence to the director or directors to whom it is addressed, except for job inquiries, surveys, business solicitations or advertisements, and other inappropriate material. The Corporate Secretary may forward certain correspondence elsewhere within our Company for review and possible response.

Interested persons may report any concerns relating to accounting matters, internal accounting controls or auditing matters to non-management directors confidentially or anonymously by writing directly to the Chairperson of the Audit Committee, Northrop Grumman Board of Directors c/o Corporate Ethics Office, 2980 Fairview Park Drive, Falls Church, Virginia 22042.

Available Information

You may obtain a copy of the following corporate governance materials on the Investor Relations section of our website (www.northropgrumman.com) under Corporate Governance:

¡	Principles of Corporate Governance;

¡	Standards of Business Conduct;

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT   l   15

CORPORATE GOVERNANCE (continued)

¡	Policy and Procedure Regarding Company Transactions with Related Persons; and

¡	Board Committee Charters.

Copies of these documents are also available without charge to any shareholder upon written request to the Corporate Secretary, Northrop Grumman Corporation, 2980 Fairview Park Drive, Falls Church, VA 22042.

We will disclose amendments to provisions of our Standards of Business Conduct by posting amendments on our website. In addition, any waivers of the provisions of our Standards of Business Conduct that apply to our directors or executive officers will be disclosed in a Current Report on Form 8-K.

Committees of the Board of Directors

The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee and the Policy Committee. The membership of these committees is usually determined at the organizational meeting of the Board of Directors held in conjunction with the Annual Meeting of Shareholders. All the committees are composed entirely of independent directors. The primary responsibilities of each of the committees are described below, together with a table listing the membership and chairperson of each committee as of the date of this Proxy Statement.

Director	Board	Audit	Compensation	Governance	Policy
Wesley G. Bush	Chair
Lewis W. Coleman			—	—
Victor H. Fazio		—		Chair
Donald E. Felsinger			Chair	—
Stephen E. Frank		Chair		—
Bruce S. Gordon			—		—
Madeleine A. Kleiner		—		—
Karl J. Krapek			—		—
Richard B. Myers			—		Chair
Aulana L. Peters		—		—
Gary Roughead		—			—
Thomas M. Schoewe		—			—
Kevin W. Sharer					—

Audit Committee

The Audit Committee meets periodically with management and with both our independent registered public accounting firm and our internal audit management to review audit results, risk management and the adequacy of, and compliance with, our system of internal controls.

The Audit Committee’s responsibilities include, among other things:

¡	appoint, subject to shareholder ratification at each Annual Meeting of Shareholders, retain, oversee, evaluate and terminate, if necessary, our independent auditor;

¡	review and pre-approve each service and related fees considered to be auditing services and permitted non-audit services to be provided by our independent auditor pursuant to pre-approval policies and procedures established by the Audit Committee;

¡

meet with the independent auditor to review, among other things, all critical accounting policies, all material alternative accounting treatments discussed with management, the ramifications of the use of such treatments and the independent auditor’s preferred treatment, and all material written communications with management, including any reports or management letters on significant deficiencies and material weaknesses in internal control over financial reporting, any schedule of unadjusted differences, as well as the results of the audit or review and any opinion or report, which the independent auditor proposes to render in connection with our financial statements;

16   l   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT

CORPORATE GOVERNANCE (continued)

¡

review with our independent auditor the performance and conduct of the audit, any restrictions imposed on the scope of the audit or access to requested information, and any significant disagreements with management;

¡

review with our independent auditor and internal auditors the scope and plan of their respective audits and degree of coordination of their plans and discuss with the independent auditor the responsibilities and staffing of the internal audit function;

¡	approve the selection, removal and annual compensation of the Vice President, Internal Audit;

¡

oversee the internal audit program, including advising on leadership of the internal audit department and reviewing significant issues raised by the internal audit function and, as appropriate, management’s actions for remediation as well as any other matters the Audit Committee may deem appropriate;

¡	establish and periodically review Company hiring policies for employees or former employees of our independent auditor;

¡

prior to filing with the SEC our annual report on Form 10-K and our quarterly reports on Form 10-Q, meet, review and discuss with management, the internal auditors and our independent auditor the financial statements included in such report, our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” material issues regarding our critical accounting policies and financial statement presentations, and management’s assessment of, and report on, the effectiveness of our internal control over financial reporting;

¡	determine whether the audited financial statements should be included in our annual report on Form 10-K;

¡	review and discuss with management and the independent auditor our earnings press releases and included financial information;

¡	review the disclosures by our chief executive officer and chief financial officer regarding the certifications required in each annual or quarterly report filed with the SEC; and

¡

establish, periodically review and discuss with management procedures for the receipt, retention and treatment of complaints received regarding accounting, internal accounting control over financial reporting or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The responsibilities of the Audit Committee are more fully described in the Audit Committee Charter. The Audit Committee and the Board of Directors review the charter on an annual basis and modify it as appropriate. The Audit Committee charter can be found on our website (www.northropgrumman.com).

The Board of Directors has determined that all members of the Audit Committee are independent and financially literate. Further, the Board of Directors has determined that Mr. Frank, Ms. Kleiner, Ms. Peters and Mr. Schoewe possess accounting or related financial management expertise within the meaning of the New York Stock Exchange listing standards and that each qualifies as an “audit committee financial expert” as defined by SEC rules. See “Board Meetings and Executive Sessions” section above for a discussion of the Audit Committee’s meetings in executive sessions.

Every year, the Audit Committee performs a self-evaluation to identify enhancements to future programs and processes. The Audit Committee held thirteen meetings in 2011.

Compensation Committee

The Compensation Committee administers and provides strategic direction for our executive compensation and benefit programs and oversees our management development and succession processes. The Compensation Committee oversees our compensation and benefit programs and actions that affect the NEOs as well as all other elected officers.

The Compensation Committee’s responsibilities include, among other things:

¡	review at least annually with management our approach for our compensation and benefits program for our elected officers;

¡	establish annual and long-term performance objectives for our elected officers who are named in our annual proxy statement and/or who are members of the Corporate Policy Council (“CPC”);

¡	evaluate the performance of elected officers who are named executive officers and/or members of the CPC against their respective goals;

¡	recommend the chief executive officer’s compensation for approval to the independent members of the Board of Directors;

¡	review and approve the compensation of all of our other elected officers who are named executive officers and/or members of the CPC;

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT   l   17

CORPORATE GOVERNANCE (continued)

¡	establish stock ownership guidelines covering elected officers and review ownership levels relative to the guidelines on an annual basis;

¡	review and recommend to the independent members of the Board of Directors direct and indirect compensation for non-employee directors, including stock ownership guidelines;

¡	oversee strategic planning and design of our employee benefit plans; and

¡

review and discuss with management the proposed annual compensation discussion and analysis and recommend to the Board of Directors whether it should be included in the annual proxy statement or other applicable filing with the SEC.

The Compensation Committee also has the authority to appoint and dismiss advisors and compensation consultants and approve their compensation. These advisors and compensation consultants report directly to the Compensation Committee.

The Compensation Committee Charter more fully describes the responsibilities of the Compensation Committee and its oversight of the various compensation programs. The charter allows the Compensation Committee to delegate its authority to a subcommittee. The Compensation Committee and the Board of Directors review the charter on an annual basis and modify it as needed. The Compensation Committee charter can be found on our website (www.northropgrumman.com).

Every year the Compensation Committee performs a self-evaluation to identify methodologies for improving future programs and processes. The Compensation Committee held nine meetings in 2011.

Governance Committee

The Governance Committee assists the Board of Directors in identifying qualified potential candidates to serve on the Board of Directors and its committees, coordinates the process for the Board of Directors to evaluate its performance, and makes recommendations to the Board of Directors on various matters of corporate governance. The Governance Committee also reviews and recommends action to the Board of Directors on matters concerning transactions with related persons.

The Governance Committee’s responsibilities also include, among other things:

¡	regularly review our corporate governance policies and practices and recommend proposed changes to the Board of Directors for approval;

¡	review our charter and bylaws with management no less than annually and recommend any proposed changes to the Board of Directors for approval;

¡	review our corporate governance principles and recommend any proposed changes to the Board of Directors for approval;

¡

review and make recommendations to the Board of Directors with respect to: the criteria for board membership, including among other things, diversity, experience and integrity, the general responsibilities and functions of the Board of Directors and its members, and the organization, structure, size and composition of the Board of Directors and its committees;

¡

review, at least annually, the standards to be applied by the Board of Directors in making the determinations as to whether a director shall be deemed an independent director and recommend to the Board of Directors any appropriate modifications;

¡

identify individuals who are qualified to serve as members of the Board of Directors pursuant to our corporate governance principles and provide an assessment of whether each such individual would be an independent director;

¡	recommend to the Board of Directors nominees for election at each annual meeting or special meeting of shareholders where directors are to be elected;

¡	identify committee member qualifications and recommend to the Board of Directors appropriate committee member appointments; and

¡	develop and recommend to the Board of Directors an annual self-evaluation process for the Board of Directors and each of its committees.

The responsibilities of the Governance Committee are more fully described in the Governance Committee Charter. The charter allows the Governance Committee to delegate its authority to a subcommittee. The Governance Committee and the Board of Directors review the charter on an annual basis and modify it as needed. The Governance Committee charter can be found on the Company’s website (www.northropgrumman.com).

18   l   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT

CORPORATE GOVERNANCE (continued)

Every year the Governance Committee performs a self-evaluation to identify methodologies for improving future programs and processes. The Governance Committee held seven meetings in 2011.

Policy Committee

The Policy Committee assists the Board of Directors in identifying, evaluating and monitoring global security, political and social issues and trends and their impact on our business activities and performance.

The Policy Committee’s responsibilities include, among other things:

¡	identify and evaluate global security, political and social issues and trends that could affect our business activities and performance;

¡	review, monitor and provide recommendations regarding our ethics and corporate responsibility programs and policies, including our Standards of Business Conduct;

¡	review our public relations and advertising strategy and the manner in which we conduct our public relations activities;

¡	review and monitor our government relations strategy and the manner in which we conduct our government relations activities, including the governance and compliance of the political action committees;

¡

review and monitor our policies and practices with respect to environmental matters, health and safety matters, community relations and charitable organizations (including contributions) and activities; and

¡

review and make recommendations to the Board of Directors regarding shareholder proposals relating to government relations (including political contribution activities), corporate responsibility and public interest matters.

The responsibilities of the Policy Committee are more fully described in the Policy Committee Charter. The Policy Committee and the Board of Directors review the charter on an annual basis and modify it as needed. The Policy Committee charter can be found on the Company’s website (www.northropgrumman.com).

Every year the Policy Committee performs a self-evaluation to identify methodologies for improving future programs and processes. The Policy Committee held four meetings in 2011.

Attendance at Board of Directors and Committee Meetings and the Annual Meeting

During 2011, the Board of Directors held 10 meetings which included five telephonic meetings. Each of the twelve current directors serving in 2011 attended at least 97% of the total number of board and committee meetings he or she was eligible to attend. Board members are expected to attend the Annual Meeting of Shareholders except where the failure to attend is due to unavoidable circumstances. All members of the Board of Directors in May 2011 attended the 2011 Annual Meeting.

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COMPENSATION OF DIRECTORS

Director Compensation

The Compensation Committee is responsible for reviewing and recommending the compensation of the members of our Board of Directors. In 2011, the Compensation Committee recommended to the Board of Directors, and the Board of Directors approved, the non-employee director fee structure, effective April 1, 2011. The table below lists the annual fees payable to our non-employee directors from January 1, 2011 to March 31, 2011 under the prior director fee structure, as well as the annual fees payable under our current director fee structure effective April 1, 2011.

Compensation Element	Amount ($) (1/1/11 – 3/31/11)	Amount ($) (4/1/11 – present)
Annual Cash Retainer	100,000	115,000
Annual Retainer for Lead Independent Director*	N/A	25,000
Audit Committee Retainer	10,000	10,000
Audit Committee Chair Retainer	15,000	15,000
Compensation Committee Chair Retainer	10,000	15,000
Governance Committee Chair Retainer	10,000	10,000
Policy Committee Chair Retainer	7,500	7,500
Annual Equity Grant**	120,000	130,000

*	For the period from January 1, 2011 through July 18, 2011, Mr. Coleman served as Non-executive Chairman of the Board of Directors. He was paid the prorated portion of an annual cash retainer of $250,000 for service as the Non-executive Chairman during that period in addition to a prorated portion of the applicable annual cash retainer paid to the other members of the Board of Directors. Mr. Coleman began serving as Lead Independent Director effective July 19, 2011.
**	The annual equity grant is required to be deferred into a stock unit account pursuant to the 2011 Long-Term Incentive Stock Plan (the “2011 Plan”) and the 1993 Stock Plan for Non-Employee Directors, as amended (the “1993 Directors Plan”). The equity award provisions of the 1993 Directors Plan also applied to the shares awarded in 2011 pursuant to the 2011 Plan.

Retainer fees are paid on a quarterly basis at the end of each quarter. To encourage directors to have a direct and material investment in shares of our common stock, each year directors who are not employees must defer at least $130,000 of their annual equity grant in Company stock to be placed in a stock unit account (“Automatic Stock Units”) to be paid out at the conclusion of the director’s board service, or earlier, as specified by the director, if he or she has five or more years of service. In addition, each director may elect to defer payment of all or a portion of his or her remaining annual cash retainer and other annual committee retainer fees into a stock unit account (“Elective Stock Units”). The Elective Stock Units are paid at the conclusion of board service or earlier as specified by the director, regardless of years of service. All deferral elections must be made prior to the beginning of the year for which the retainer and fees will be paid. Directors are credited with dividend equivalents in connection with the accumulated stock units until the shares of common stock related to such stock units are issued.

All directors are required to own common stock of the Company in an amount equal to five times the annual cash retainer, with such ownership to be achieved within five years of the later of (i) May 18, 2011 or (ii) the director’s election to the Board. Deferred stock units and Company stock owned outright by the director count towards this requirement.

Directors are also eligible to participate in our Matching Gifts Program for Education. Under this program, the Company matches director contributions, up to $10,000 per year per director, to eligible educational programs in accordance with the rules of the program.

Security Arrangements for Certain Directors

We maintain a comprehensive security program. As a component of this program, we provide certain individuals with residential and/or travel protection that we consider necessary to address our security requirements. In selecting the level and form of protection, we and the Board of Directors consider both security risks faced by those in our industry in general and security risks specific to our Company and employees.

In 2010, we received specific information from Federal law enforcement officials that led us to conclude that there were threats to the Company and its principals. Based on that information and an ongoing dialogue with law enforcement officials, the Board of Directors has required that Mr. Bush, Mr. Coleman (who served as our Non-Executive Chairman when the threat was

20   l   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT

COMPENSATION OF DIRECTORS (continued)

identified) and certain NEOs and elected officers receive varying levels of residential and travel protection. Mr. Coleman and Mr. Bush receive additional protection based on the specific threat information. That level of protection was provided for a partial year in 2010 and for the full year in 2011. The security protection for Mr. Coleman in 2011 included housing him in a more secure residence and providing for his personal travel and travel required by his employer using Company-provided aircraft to ensure his security. Consequently, the cost of providing security for Mr. Coleman during 2011 was higher than the cost of providing Mr. Bush’s security.

Since we require this protection under a comprehensive security program and it is not designed to provide a personal benefit (other than the intended security), we do not view these security arrangements as compensation to the individuals. We report these security arrangements as perquisites as required under applicable SEC rules. In addition, we would report them as taxable compensation to the individuals, if they were not excludable from income as working condition fringe benefits under Internal Revenue Code Section 132.

We regularly review the nature of the threat and associated vulnerabilities with law enforcement and security specialists, and will continue to revise our security program as appropriate in response to those reviews, including the duration of security coverage required when individuals no longer serve in the roles associated with the threat information.

Director Compensation Table

The table below provides information on the compensation of our non-employee directors for the year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($) (1)		Stock Awards ($) (2)	All Other Compensation ($) (3)		Total ($)
Lewis W. Coleman	259,755	(4)	127,500	5,265,101	(5)	5,652,356
Thomas B. Fargo (6)	27,500		30,000	2,759		60,259
Victor H. Fazio	131,250		127,500	45,597	(7)(8)	304,347
Donald E. Felsinger	125,000		127,500	78,114	(8)	330,614
Stephen E. Frank	136,250		127,500	23,081	(8)	286,831
Bruce S. Gordon	111,250		127,500	12,683	(8)	251,433
Madeleine A. Kleiner	121,250		127,500	22,637	(7)(8)	271,387
Karl J. Krapek	111,250		127,500	27,558	(7)(8)	266,308
Richard B. Myers	118,750		127,500	23,561	(8)	269,811
Aulana L. Peters	121,250		127,500	35,791	(7)	284,541
Gary Roughead (9)	0		0	0		0
Thomas M. Schoewe (10)	46,535		48,397	127		95,059
Kevin W. Sharer	111,250		127,500	48,906		287,656

(1)	Amounts shown in the “Fees Earned or Paid in Cash” column reflect the annual retainer paid to each director, including any applicable annual committee retainers. As described above, a director may elect to defer all or a portion of his or her annual retainer into a stock unit account.

(2)	Represents the target value of Automatic Stock Units awarded to each of our non-employee directors in 2011 under the 2011 Plan and the 1993 Directors Plan. The amount reported in this column for each director reflects the aggregate fair value on the date of grant, as determined under Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation, of the stock units for each director, excluding any assumed forfeitures.

Assumptions used to calculate these amounts are included in Note 17 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

(3)	Amounts reflected in the “All Other Compensation” column include the dollar value of additional stock units credited to each non-employee director as a result of dividend equivalents earned on their respective stock units awarded under the 2011 Plan and the 1993 Directors Plan as follows: Mr. Coleman, $61,542; Mr. Fargo, $2,759; Mr. Fazio, $40,484; Mr. Felsinger, $31,310; Mr. Frank, $23,014; Mr. Gordon, $12,514; Ms. Kleiner, $12,514; Mr. Krapek, $22,488; General Myers, $21,222; Ms. Peters, $28,291; Mr. Schoewe, $127; and Mr. Sharer, $48,906.

Amounts shown also include perquisites and other personal benefits provided to certain of the directors in 2011 for use of Company aircraft for personal travel, including travel expenses for family members accompanying the director while on travel, security and matching contributions made through our Matching Gifts Program for Education discussed above. The cost of any category of the listed perquisites and personal benefits did not exceed the greater

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT   l   21

COMPENSATION OF DIRECTORS (continued)

of $25,000 or 10% of total perquisites and personal benefits for any director, except for (i) the residential and personal security provided to Mr. Coleman described in footnote 5 below and (ii) Mr. Felsinger’s personal and spousal travel on Company aircraft ($46,804).

(4)	Includes $130,027 retainer for service as the Non-Executive Chairman of the Board of Directors from January 1, 2011 to July 18, 2011.

(5)	Amounts include expenses for residential and personal security required for Mr. Coleman. We calculate the cost of travel security coverage based on the hourly rates and overhead fees charged directly to the Company by the firms providing security personnel. If Company security personnel are used, their hourly rates are used to calculate the cost of coverage for each trip. During 2011, the Company incurred $5,203,559 in costs related to security protection related to Mr. Coleman. These costs include $1,515,536 attributable to personal and family member travel on Company aircraft consistent with our security program discussed above and a $174,953 tax gross-up.

(6)	Admiral Thomas B. Fargo resigned from the Board of Directors and its committees on March 21, 2011. All amounts shown for 2011 were paid in cash upon Admiral Fargo’s resignation from service on the Board of Directors.

(7)	Amounts include matching contributions made through our Matching Gifts Program for Education discussed above as follows: Mr. Fazio, $5,000; Ms. Kleiner, $10,000; Mr. Krapek, $5,000; and Ms. Peters, $7,500.

(8)	Includes spousal travel on Company aircraft. To calculate the value of personal use of Company aircraft, we calculate the incremental cost of each element, which includes trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hourly maintenance contract costs, hangar or aircraft parking costs, fuel costs based on the average annual cost of fuel per mile flown and other smaller variable costs. Fixed costs that would be incurred in any event to operate Company aircraft (e.g., aircraft purchase costs, maintenance not related to personal trips and flight crew salaries) are not included.

(9)	Admiral Roughead was elected to the Board of Directors on February 14, 2012.

(10)	Mr. Schoewe was elected to the Board of Directors on August 17, 2011. Amounts shown reflect the prorated amounts of Mr. Schoewe’s retainer fees and equity grant for 2011.

Deferred Stock Units

As of December 31, 2011, the non-employee directors had the following aggregate number of deferred stock units accumulated in their deferral accounts for all years of service as a director, including additional stock units credited as a result of dividend equivalents earned on the stock units.

Name	Automatic Stock Units	Elective Stock Units	Total
Lewis W. Coleman	14,221	21,798	36,019
Thomas B. Fargo*	0	0	0
Victor H. Fazio	11,807	11,699	23,506
Donald E. Felsinger	10,805	8,270	19,075
Stephen E. Frank	13,430	0	13,430
Bruce S. Gordon	7,883	0	7,883
Madeleine A. Kleiner	7,883	0	7,883
Karl J. Krapek	7,883	6,388	14,271
Richard B. Myers	12,483	0	12,483
Aulana L. Peters	14,221	2,159	16,381
Gary Roughead**	0	0	0
Thomas M. Schoewe	784	0	784
Kevin W. Sharer	14,217	14,388	28,605

*	Admiral Fargo’s Automatic Stock Units held as of December 31, 2010 were paid to him in the form of Company common stock upon his resignation from the Board of Directors in March, 2011. Mr. Fargo did not hold any Elective Stock Units as of December 31, 2010. Mr. Fargo’s Automatic Stock Units earned for the quarter ended March 31, 2011, were paid in cash.
**	Admiral Roughead was elected to the Board of Directors on February 14, 2012.

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COMPENSATION OF DIRECTORS (continued)

Prior Non-Employee Directors Equity Plans

The 1995 Stock Plan for Non-Employee Directors (the “1995 Directors Plan”) provided for the annual grant of nonqualified stock options to each non-employee director to purchase shares of common stock with an exercise price equal to the fair market value of a share of common stock on the grant date. Since June 2005, no new grants have been issued pursuant to the 1995 Directors Plan. Awards subsequent to 2005 have been issued pursuant to the 1993 Directors Plan and the 2011 Plan. All stock options currently outstanding under the 1995 Directors Plan have a term of ten years from the date of grant. If the individual ceases to serve as a director, the stock options continue to be exercisable for the lesser of five years or the expiration of the original term of the stock options. If the termination of the individual’s service is for cause, the stock options terminate and are automatically forfeited when the director ceases to serve.

Each non-employee director had the following aggregate number of shares underlying outstanding stock option awards that are exercisable as of December 31, 2011:

Name	# Shares Underlying Outstanding Option Awards
Lewis W. Coleman	0
Thomas B. Fargo	0
Victor H. Fazio	6,562
Donald E. Felsinger	0
Stephen E. Frank	0
Bruce S. Gordon	0
Madeleine A. Kleiner	0
Karl J. Krapek	0
Richard B. Myers	0
Aulana L. Peters	6,562
Gary Roughead	0
Thomas M. Schoewe	0
Kevin W. Sharer	6,562

Director Equity Plan

Under the Northrop Grumman Non-Employee Directors Equity Participation Plan (the “Director Equity Plan”), non-employee directors had an amount equal to 50% of their annual retainer credited to an equity participation account and converted into stock units based on the then fair market value (as defined in the Director Equity Plan) of our common stock. Because no new participants have been added to the Director Equity Plan since May 31, 2005, only Ms. Peters and Messrs. Coleman, Fazio and Sharer participate in this plan. Generally, if a participating non-employee director terminates service on the Board of Directors after completion of at least three consecutive years of service or retires from the Board of Directors as a result of a total disability or a debilitating illness as defined in the Director Equity Plan, the participant will be entitled to receive the full balance of the participant’s equity participant account in annual installments. If a participant terminates service on the Board of Directors prior to completing three consecutive years of service and the termination occurs because he or she will have attained age 70 prior to the annual meeting of shareholders, the participant will be entitled to a partial amount of his or her equity participation account. Upon a change in control of the Company, as defined in the Director Equity Plan, non-employee directors will immediately be entitled to receive the full balance of their equity participation account under the Director Equity Plan regardless of the number of years of consecutive service, although payments of their benefits will not commence until the termination of his or her service. No new annual accruals have been credited to the Director Equity Plan; however, the directors participating in the Director Equity Plan do receive quarterly dividend accruals on the balances held in their respective equity participation accounts.

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TRANSACTIONS WITH RELATED PERSONS AND CONTROL PERSONS

Related Person Transaction Policy

The Board of Directors has approved a written policy and procedures for the review, approval and ratification of transactions among our Company and our directors, executive officers and related persons. A copy of the policy is available on our website (www.northropgrumman.com) and described in “Corporate Governance – Available Information” above. The policy requires that all related person transactions be reviewed and approved or ratified, as applicable, by the Governance Committee. The Governance Committee may approve or ratify related person transactions at its discretion if the transaction is deemed fair and reasonable to the Company.

The policy defines a related person transaction as any transaction in which the Company was, is, or will be a participant, where the amount involved exceeds $120,000, and in which a related person had, has or will have a direct or indirect material interest. A “related person” includes:

¡	any of our directors or executive officers;

¡	any person who is known to be the beneficial owner of more than 5% of any class of our voting securities;

¡	an immediate family member of any such person; and

¡	any firm, corporation, or other entity controlled by any such person.

The Corporate Secretary may determine that a transaction in an amount less than $120,000 should nonetheless be deemed a related person transaction. If this occurs, the transaction would also be required to be submitted to the Governance Committee for review and approval or ratification.

The policy requires each director and executive officer to complete an annual questionnaire to identify his or her related interests and persons and to notify the Corporate Secretary of any changes to that information. The Corporate Secretary maintains a master list of related persons for purposes of tracking and reporting related person transactions.

If the Governance Committee does not recommend ratification of a related person transaction or the Board of Directors does not ratify a related person transaction that is pending or ongoing, the Governance Committee will refer the transaction to management for amendment or termination and determine whether other action is appropriate.

Certain Relationships and Related Person Transactions

In 2011, except as disclosed in the paragraph below, none of our directors or executive officers was a participant in or had a relationship regarded as a related person transaction, as considered under our corporate written policy and applicable regulations of the SEC and the NYSE listing standards.

As discussed under the “Corporate Office Relocation” section of the Compensation Discussion and Analysis included in this Proxy Statement, in 2010 we announced that we would move our corporate headquarters from Los Angeles, CA to Falls Church, VA. The relocation was completed in the summer of 2011. Messrs. Bush and Palmer were the only NEOs impacted by the relocation, as none of the other NEOs in the corporate headquarters were based in Los Angeles, CA. Mr. Bush did not receive any relocation payments from the Company in 2011, and he elected to pay his own costs of moving his household goods. The Compensation Committee approved a lump sum payment of $750,000 to Mr. Palmer in lieu of relocation benefits to which he was otherwise entitled. In exchange for this payment, Mr. Palmer forfeited all benefits to which he was otherwise entitled to receive under our relocation policy.

In 2011, we paid Michael Petters $302,360 in relocation benefits. Prior to the spin-off, Mr. Petters was the head of our shipbuilding business.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are listed previously in the section “Committees of the Board of Directors.” No member of the Compensation Committee had a relationship with the Company or any of our subsidiaries, other than as directors and shareholders, and no member has ever been an officer or employee of the Company or any of our subsidiaries, a participant in a related person transaction or an executive officer of another entity, where one of our executive officers serves on the board of directors.

Certain Indemnification Agreements

Our Bylaws generally require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law. Additionally, as permitted by Delaware law, we have entered into indemnification agreements with each of our directors and executive officers. Under the indemnification agreements, we have agreed to hold harmless and indemnify each indemnitee, generally to the fullest extent permitted by Delaware law, against all expenses, liabilities and loss incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative to which the indemnitee is made a party by reason of the fact that the indemnitee is or was a director or officer of the Company or any other entity at our request, provided however, that the indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of our Company.

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TRANSACTIONS WITH RELATED PERSONS AND CONTROL PERSONS (continued)

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC.

Based on our review of Forms 3, 4 and 5 we have received or have filed on behalf of our officers and directors, and of written representation from those persons that they were not required to file a Form 5, we identified one Form 4 for Ms. Peters that, due to an administrative error, was filed late during the year ended December 31, 2011. This filing related to shares of common stock transferred to a trust. We believe that all other filings were made on a timely basis during the year ended December 31, 2011.

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VOTING SECURITIES AND PRINCIPAL HOLDERS

Stock Ownership of Certain Beneficial Owners

On December 31, 2011, there were 253,889,662 shares of our common stock outstanding. The following entities beneficially owned, to our knowledge, more than five percent of the outstanding common stock as of December 31, 2011:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
State Street Corporation	29,951,601 shares	(1)	11.80%
One Lincoln Street, Boston, MA 02111
Capital World Investors	14,964,223 shares	(2)	5.89%
333 South Hope Street, Los Angeles, CA 90071
BlackRock, Inc.	22,078,875 shares	(3)	8.70%
40 East 52nd Street, New York, NY 10022

(1)	This information was provided by State Street Corporation (“State Street”) in a Schedule 13G filed with the SEC on February 13, 2012. According to State Street, as of December 31, 2011, State Street had shared voting power over 29,951,601 shares and shared dispositive power over 29,886,167 shares. This total includes 18,860,833 shares held in the Defined Contributions Master Trust for the Northrop Grumman Savings Plan and the Northrop Grumman Financial Security and Savings Program, for which State Street Bank and Trust Company acts as trustee and investment manager.
(2)	This information was provided by Capital World Investors, a division of Capital Research and Management Company (“Capital World”), in a Schedule 13G/A filed with the SEC on February 10, 2012. According to Capital World Investors, as of December 31, 2011, Capital World Investors had sole dispositive power over 14,964,223 shares and sole voting power over 2,489,223 shares.
(3)	This information was provided by BlackRock, Inc. (“BlackRock”) in a Schedule 13G/A filed with the SEC on February 10, 2012. According to BlackRock, as of December 31, 2011, BlackRock had sole voting and dispositive power over 22,078,875 shares.

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VOTING SECURITIES AND PRINCIPAL HOLDERS (continued)

Stock Ownership of Officers and Directors

The following table shows beneficial ownership of our common stock as of March 20, 2012 by each director nominee, the Named Executive Officers and all directors and executive officers as a group. As of March 20, 2012, there were 253,008,230 shares of our common stock outstanding.

None of the persons named below beneficially owns in excess of 1% of our outstanding common stock. Unless otherwise indicated, each individual has sole investment power and sole voting power with respect to the shares owned by such person. No family relationship exists between any of the nominees for director or executive officers of the Company.

	Shares of Common Stock Beneficially Owned		Share Equivalents(1)	Shares Subject To Option(2)	Total
Non-Employee Directors
Lewis W. Coleman	0		36,019	0	36,019
Victor H. Fazio	11,277	(3)	17,451	6,562	35,289
Donald E. Felsinger	0		19,075	0	19,075
Stephen E. Frank	1,000		13,430	0	14,430
Bruce S. Gordon	0		7,883	0	7,883
Madeleine A. Kleiner	0		7,883	0	7,883
Karl J. Krapek	0		14,271	0	14,271
Richard B. Myers	0		12,483	0	12,483
Aulana L. Peters	14,542	(4)	14,314	3,281	32,137
Gary Roughead	0		0	0	0
Thomas M. Schoewe	1,660		784	0	2,444
Kevin W. Sharer	2,995		28,605	6,562	38,162
Named Executive Officers
Wesley G. Bush (5)	212,733	(6)	4,948	1,274,264	1,491,945
James F. Palmer	72,424		0	430,745	503,169
Gary W. Ervin	10,155	(7)	7,302	255,706	273,163
James F. Pitts	21,829		0	448,409	470,238
Linda A. Mills	43,871	(8)	11,893	297,687	353,451
Other Executive Officers	71,541		3,582	291,280	366,403
All Directors and Executive Officers as a Group (24 persons)	464,026		199,923	3,014,496	3,678,445	(9)

(1)	Share equivalents for directors represent non-voting deferred stock units acquired under the 2011 Plan and the 1993 Directors Plan, some of which are paid out in shares of common stock at the conclusion of a director-specified deferral period, and others are paid out upon termination of the director’s service on the Board of Directors. Certain of the Named Executive Officers hold share equivalents with pass-through voting rights in the Northrop Grumman Savings Plan.
(2)	These shares subject to option are either currently exercisable or exercisable within 60 days of March 20, 2012.
(3)	Includes 811 shares held in our Dividend Reinvestment Plan.
(4)	Includes 12,475 shares held in the Peters Family Trust of which Ms. Peters is the trustee.
(5)	Mr. Bush is also Chairman of the Board of Directors.
(6)	The shares are held in the W.G. and N.F. Bush Family Trust of which Mr. Bush and his wife are trustees.
(7)	The shares are held in the G&M Ervin Family Trust.
(8)	The shares are held by the Linda Anne Mills Living Trust.
(9)	Total represents 1.45% of the outstanding common stock.

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EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information

We currently maintain four equity compensation plans: the 2011 Plan, the 2001 Plan, the 1995 Directors Plan and the 1993 Directors Plan. Each of these plans has been approved by our shareholders.

The following table sets forth, for each of our equity compensation plans, the number of shares of our common stock subject to outstanding stock options, the weighted-average exercise price of the outstanding stock options and the number of shares remaining available for future award grants as of December 31, 2011.

Plan category	Number of shares of common stock to be issued upon exercise of outstanding options and payout of outstanding awards (1)	Weighted-average exercise price of outstanding options (2)	Number of shares of common stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column) (3)
Equity compensation plans approved by shareholders	21,600,864	$53	46,692,793
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	21,600,864	$53	46,692,793	(4)

(1)	Of these shares, 32,810 were subject to stock options then outstanding under the 1995 Directors Plan, 44,242 were subject to stock options then outstanding under the 2011 Plan, 11,513,910 were subject to stock options then outstanding under the 2001 Plan, and 152,744 options were outstanding as a result of conversions from TRW Inc. stock plans. In addition, this number includes 130,270 shares that were subject to outstanding stock awards granted under the 2011 Plan, 3,491,462 shares that were subject to outstanding stock awards granted under the 2001 Plan, and reflects 2,802,352 awards earned at year end but pending distribution, and 180,332 shares subject to outstanding stock units credited under the 1993 Directors Plan. Additional performance shares of 3,252,742 reflect the number of shares deliverable under payment of outstanding restricted performance stock rights, assuming maximum performance criteria have been achieved. Included in this number are 2,796,302 shares subject to stock options that were out-of-the-money as of December 31, 2011.
(2)	This number reflects the weighted-average exercise price of outstanding stock options and has been calculated exclusive of outstanding restricted performance stock right and restricted stock right awards, and exclusive of stock units credited under the 2011 Plan and the 1993 Directors Plan.
(3)	Of the aggregate number of shares that remained available for future issuance, 46,692,793 were available under the 2011 Plan as of December 31, 2011. No new awards may be granted under the 1993 Stock Plan or the 2001 Plan.
(4)	After giving effect to our February 2012 awards, the number of shares of common stock remaining for future issuance would be 36,105,499 (assuming maximum payout of such awards).

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COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Securities and Exchange Commission with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement. The Board has approved that recommendation.

COMPENSATION COMMITTEE

DONALD E. FELSINGER, CHAIRMAN

LEWIS W. COLEMAN

BRUCE S. GORDON

KARL J. KRAPEK

RICHARD B. MYERS

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COMPENSATION DISCUSSION AND ANALYSIS

In this section, we provide an overview of our executive compensation philosophy. This section also describes the material components of our executive compensation program for our 2011 “Named Executive Officers” or “NEOs” listed below and explains how and why the Compensation Committee of our Board (the “Compensation Committee”) arrived at specific compensation policies and decisions involving the NEOs. The 2011 compensation earned by our NEOs is set forth in the 2011 Summary Compensation Table and other compensation tables contained in this Proxy Statement.

2011 NAMED EXECUTIVE OFFICERS

Name	Position
Wesley G. Bush	Chairman of the Board, Chief Executive Officer & President
James F. Palmer	Corporate Vice President & Chief Financial Officer
Gary W. Ervin	Corporate Vice President & President, Aerospace Systems
James F. Pitts	Corporate Vice President & President, Electronic Systems
Linda A. Mills	Corporate Vice President & President, Information Systems

SHAREHOLDER ENGAGEMENT

We welcome feedback from our shareholders regarding our executive compensation program. Shareholders desiring to communicate with the Board or Compensation Committee may do so as described under “Communications with the Board of Directors” in this Proxy Statement.

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COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE SUMMARY

This Executive Summary of our Compensation Discussion & Analysis (“CD&A”) provides a brief overview of our business, 2011 performance and highlights regarding our compensation strategy and compensation and corporate governance features. This summary also highlights a number of recent executive compensation decisions for 2012 and beyond. We have included this summary to assist you in reviewing the 2011 compensation earned by our NEOs.

Our Business

We provide technologically advanced, innovative products, services, and integrated solutions in aerospace, electronics, information and services to global customers. Our primary customer is the U.S. Government.

To increase our competitiveness and maximize our ability to provide affordable solutions to our customers, we have improved our performance and cost structure and undertaken significant portfolio shaping actions, including the spin-off of our former shipbuilding business, sector consolidations and business unit realignments and the sale or de-emphasis of several non-core or underperforming businesses. These actions are aimed at generating improved performance and achieving affordability and alignment with customer needs.

While our industry’s business environment continues to be shaped by domestic economic conditions and the policy and budget decisions of the U.S. Government, we believe these actions will help position us for success going forward.

For more information regarding our business, see “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2011 Form 10-K.

2011 Highlights*

2011 was a very productive year for our Company. We continued to focus on performance and value creation for shareholders, customers and employees. We further aligned our portfolio with our customers’ emphasis on affordability initiatives and in markets such as Command, Control, Communications, Computers, Intelligence, Surveillance and Reconnaissance (“C4ISR”), manned and unmanned systems, cybersecurity and logistics. We improved our 2011 performance as demonstrated by substantial increases in operating income and operating margin rate, we continued our share repurchase program and we distributed substantial cash to shareholders through dividends.

Portfolio Highlights: In March 2011, we completed the spin-off of our former shipbuilding business. In the spin-off, our shareholders received shares of the new shipbuilding company, HII, which represented equity value of $1.8 billion at the time of the spin-off. We also refined our portfolio by divesting or de-emphasizing non-core and underperforming businesses. These actions improved our financial performance and sharpened our focus on four areas – C4ISR, manned and unmanned systems, cybersecurity and logistics.

Performance Highlights: 2011 earnings from continuing operations increased 10% to $2.1 billion from $1.9 billion in 2010. Earnings per share from continuing operations increased 17% to $7.41 from $6.32, reflecting the higher earnings from continuing operations and the positive impact of cash generation and 2011 share repurchases. 2010 earnings per share include two unusual items which increased 2010 earnings per share by $0.50. Excluding those items from 2010, earnings per share in 2011 increased 27%. Segment operating income generated by our businesses rose during the year and as a percentage of sales increased to 11.6%. Improved 2011 performance and pension expense resulted in a 16% increase in operating income, and as a percentage of sales operating income increased to 12.4%.

Cash Deployment Highlights*: 2011 was another year of strong cash generation. Before discretionary pension contributions our continuing operations generated approximately $3 billion, and after capital spending, our 2011 FCF totaled $2.5 billion. We returned a total of $2.8 billion to shareholders through the repurchase of 40.2 million shares of our common stock for $2.3 billion and paid shareholders dividends of $543 million. In 2011, we increased our quarterly dividend 6.4% to an annualized rate of $2.00 per share, our eighth consecutive annual dividend increase. In total, we used $2.8 billion, or approximately 150% of 2011 reported free cash flow, to repurchase shares and pay dividends.

*	Cash from operations and free cash flow presented above are before discretionary after-tax pension contributions of $648 million in 2011 and $539 million in 2010. The information presented is a non-GAAP metric. For more information see “Miscellaneous – Use of Non-GAAP Financial Measures” on page 71 of this Proxy Statement

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COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE SUMMARY (continued)

Our Compensation Strategy and Alignment with Our Shareholders

¡

Our incentive plans are aligned with the interests of our shareholders and are designed to motivate and reward strong financial performance. Two years ago we shifted away from internal, plan-based performance metrics and established peer-based financial goals to improve our performance relative to nine peers in the aerospace and defense industry.

¡

Our annual incentive program uses a peer “pay for performance” approach, as defined by a set of financial and non-financial metrics. Our financial metrics are weighted as follows: New Business Awards (20%), Pension-Adjusted Operating Margin Rate (“Pension-Adjusted OM Rate”) (40%), and FCF Conversion (40%). In only two years, this focus on peer-based metrics has driven our Company’s performance to above-average peer financial performance. Company leaders and key employees who have the ability to most impact the achievement of our business results are eligible to participate in the program.

¡	For purposes of measuring our financial performance, we define our peer group as the nine largest companies (measured by sales) of the aerospace and defense industry in the U.S. and Europe.

¡

Our Long-Term Incentive (“LTI”) program rewards performance over a three-year performance period to encourage sustainability over time for our investors. Beginning in 2010, all NEOs are measured on relative total shareholder return during this three year period.

Compensation and Corporate Governance Features

We endeavor to maintain good governance practices with respect to the oversight of our executive compensation policies. The following policies and practices, among others, were in effect during 2011.

¡

Our Board of Directors is led by a Chairman, who also is our CEO, and a Lead Independent Director, who are designated by the independent directors. Our Compensation Committee Chairperson is an independent director with strong compensation and leadership experience;

¡

Our stock ownership policy defines clear stock ownership guidelines for our executive officers, including the NEOs. As of December 31, 2011, each of the NEOs satisfied his or her individual stock ownership level in accordance with these guidelines. Beginning with the 2010 grant, equity awards to officers are subject to new stock retention requirements. Fifty percent (50%) of the net shares acquired upon the exercise of stock options or the payment or vesting of any performance shares are required to be held for a period of three years. These restrictions generally continue upon termination and retirement as described in detail below;

¡	Under our clawback policy, certain incentive compensation awards are subject to recovery if our financial results are restated;

¡	We previously eliminated all individual change in control agreements and tax gross-up benefits (other than those gross up payments associated with certain Company-wide plans such as relocation); and

¡	Our independent compensation consultant, Frederic W. Cook & Co, is retained directly by the Compensation Committee and performs no other services for the Company.

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COMPENSATION DISCUSSION AND ANALYSIS | EXECUTIVE SUMMARY (continued)

Executive Compensation Decisions: A Look Forward to 2012

The Compensation Committee has taken certain actions based in part on shareholder feedback on pay-for- performance objectives as well as our desire to provide competitive reward and retention value to our key executives. The Committee has:

¡	maintained NEO 2012 base salaries at their 2011 levels;

¡

revised our executive retirement benefits, eliminating pay-based accruals in legacy defined benefit and Supplemental Executive Retirement Plans (“SERPs”) effective January 1, 2015, to better align the benefits offered with current market practices, reduce costs, and decrease non-performance-based elements of executive compensation;

¡

increased 2012 annual cash-based bonus performance targets by 25 percentage points for NEO’s other than the CEO to better align with market practices; the CEO 2012 annual performance target will remain at the 2011 level for 2012;

¡

in response to shareholder preference for full-value equity grants, changed the portfolio mix for 2012 equity grants for elected officers to a mix of restricted performance stock rights (“RPSRs”) and restricted stock rights (“RSRs”), eliminating grants of stock options; and

¡

changed the terms and methodology for the grants of long-term performance shares to elected officers who are also members of the Corporate Policy Council (“CPC”) to better align their interests with shareholder interests; these changes include: reducing the maximum payout under the programs from 200% of the RPSR award granted to 150% of the RPSR award granted and limiting the payout to no more than 100% of shares granted if absolute total shareholder return over the performance period is negative, even if our performance relative to the other industry benchmarks would have resulted in a higher score.

In his first two years as CEO, the Board of Directors made larger equity grants to the CEO in recognition of the significant increase in responsibilities, competitive market data and economic alignment with shareholder interests. In 2010, the equity grant value was $15,505,013, and in 2011 it was $12,977,692. For 2012, the Board of Directors determined that sufficient economic alignment was attained and approved a market median LTI grant at $8,000,000.

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COMPENSATION DISCUSSION AND ANALYSIS | KEY PRINCIPLES

Compensation Philosophy and Objectives

The philosophy underlying our executive compensation program is to provide an attractive, flexible and market-based total compensation program tied to performance and aligned with the interests of our shareholders. Our objective is to recruit and retain the caliber of executive officers and other key employees necessary to deliver sustained high performance to our shareholders, customers and communities.

The Compensation Committee oversees our executive compensation and benefit programs. In its oversight of our compensation programs, the Compensation Committee is guided by the following principles:

¡

Pay for Performance: 2011 is the second year in which we have used a compensation structure based on peer-benchmarked performance metrics for our incentive plans, designed to drive superior results as compared to defense industry performance rather than internal operational goals.

¡

Industry Benchmarking: We evaluate our compensation programs and financial objectives on an annual basis and modify them in accordance with overarching industry and business conditions. When defining key operational (annual) and strategic (long-term) performance metrics, we seek to outperform our peers (a group of nine aerospace and defense companies). We also utilize two larger peer groups specifically to track and monitor executive compensation practices and levels in the overall marketplace of companies similar in revenue size to the Company.

¡

Ensure Leadership Retention and Succession: Compensation is designed to be competitive within our industry and retentive for key individuals who contribute to the achievement of business goals. Our programs are designed to motivate and reward NEOs for delivering operational and strategic performance and maximizing shareholder returns, while continuing to uphold our values.

¡

Align Pay Programs with Shareholder Interests: The Committee supports a compensation structure that places an appropriate level of compensation at risk based on our financial and non-financial (qualitative) performance, individual performance and relative total shareholder return. Our financial results predominantly determine the annual incentive compensation and are the sole factor in our long-term compensation. Achievement of both annual incentive goals and increased shareholder value will result in individual awards commensurate with results; however, failure to deliver shareholder value will negatively affect compensation for all NEOs. In addition, we have stock ownership guidelines for all executives and implemented holding requirements for equity grants beginning in 2010.

¡

Ensure Long-Term Sustained Performance: Our annual incentive plan includes both financial and non-financial metrics to ensure that we are building a strong foundation for growth and sustainable customer relationships. We expect all employees to adhere to the Company’s values and execute annual plans while improving quality, customer satisfaction, employee engagement, diversity, safety and environmental performance.

¡

Risk Management: The Board of Directors evaluates the Company’s risk profile on an ongoing basis to mitigate concerns of executives being overly leveraged to achieve near-term stock price growth. Both the Compensation Committee and its independent compensation consultant evaluate the mix of compensation at-risk linked to stock appreciation.

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COMPENSATION DISCUSSION AND ANALYSIS | KEY PRINCIPLES (continued)

HOW WE MAKE COMPENSATION DECISIONS

Role of Compensation Committee

The Compensation Committee is responsible for overseeing our compensation policies and programs, administering our incentive and equity compensation plans, and approving all payments or grants under these plans for elected officers (other than the CEO). The Compensation Committee recommends the compensation for our CEO to the independent directors of the Board for approval and approves all compensation recommendations for elected officers of the Company. Among its duties, the Compensation Committee also:

¡	reviews market data and all other input from its independent compensation consultant;

¡	reviews and approves incentive goals and objectives relevant to elected officer compensation;

¡	evaluates the competitiveness of each elected officer’s total compensation package; and

¡

approves any changes to each elected officer’s total compensation package (other than the CEO), including, but not limited to, base salary, annual and long-term incentive award opportunities and payouts, and retention programs.

For more information regarding the duties and responsibilities of the Compensation Committee and the composition of the Compensation Committee, see “Corporate Governance – Committees of the Board of Directors – Compensation Committee.” The Compensation Committee’s charter can be found on our website at www.northropgrumman.com.

Role of Independent Compensation Consultant

The Compensation Committee retains an independent compensation consultant, Frederic W. Cook & Co. (the “Compensation Consultant”), to provide advice in determining the levels and structure of our executive compensation policies and procedures. The Compensation Consultant reports directly to the Compensation Committee and the Compensation Committee may replace the Compensation Consultant or hire additional consultants at any time. A representative of the Compensation Consultant attends meetings of the Compensation Committee, as requested, and communicates with the Compensation Committee Chairperson between meetings; however, the Compensation Committee and the independent directors of the Board of Directors make final decisions on all compensation actions for the NEOs and other elected officers. Other than the fees paid to the Compensation Consultant pursuant to its engagement by the Compensation Committee for its advice on executive and director compensation, the Compensation Consultant does not receive any fees or income from, nor does it perform any services for, the Company.

The Compensation Consultant’s role is to provide an independent review of market data and to advise the Compensation Committee on all compensation matters for elected officers, including the NEOs. The Compensation Consultant utilizes aerospace and defense industry market data supplied by both Aon Hewitt and Towers Watson and conducts an independent review of publicly available data.

The specific roles of the Compensation Consultant include:

¡	review our total compensation philosophy, peer groups and target competitive positioning for reasonableness and appropriateness;

¡	identify and advise the Compensation Committee on market trends and practices;

¡

provide proactive advice to the Compensation Committee on best practices for Board governance of executive compensation, as well as any areas of concern or risk that may exist or be anticipated in the design of our executive compensation programs; and

¡	serve as a resource to the Compensation Committee Chairperson on setting agenda items for Compensation Committee meetings and undertaking special projects.

Role of Management

Our CEO makes compensation-related recommendations for elected officers to the Compensation Committee for their review and approval based on management’s review of each officer’s compensation relative to market and the overall framework, philosophy and objectives for our compensation programs set by the Compensation Committee. The CEO does not make any compensation recommendations for himself to the Compensation Committee.

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COMPENSATION DISCUSSION AND ANALYSIS | KEY PRINCIPLES (continued)

The recommendations for elected officers include an assessment of each executive’s performance, skills and industry knowledge, as well as succession and potential retention risks. The Chief Human Resources Officer provides tally sheets that summarize the historical and current total compensation and benefits for each NEO. These tally sheets are provided to the Compensation Committee to ensure that compensation decisions are made within our total compensation framework. The value of nonqualified deferred compensation, outstanding equity awards, health and welfare benefits, pension benefits and perquisites is also included.

Management also provides recommendations to the Compensation Committee regarding all executive incentive and benefit plan designs and strategies. These recommendations include financial and non-financial operational goals and criteria for our annual and long-term incentive plans.

Management conducts an annual performance assessment process during the first quarter of each year in which individual performance during the prior performance year is evaluated against pre-set financial, operational and individual goals. This practice ensures that compensation is tied to our financial and operating performance, individual achievement and demonstration of our strategic initiatives and values.

Use of Competitive Data

Industry Benchmarking for Performance

In 2010, we changed how we set goals for purposes of administering our annual incentive compensation plan, shifting from performance metrics linked to internal criteria to metrics based on peer benchmarks. We continued with this philosophy in 2011.

The Performance Peer Group consists of the nine largest competitor companies in the aerospace and defense market in the U.S. and Europe measured by sales. While we sometimes face competition from smaller companies in some market areas, in particular our Technical Services and Information Systems sectors, the Compensation Committee determined that this group is the most appropriate for measuring overall financial performance as the nine companies represent the majority of the value of contracts awarded in our competitive space. The Compensation Committee uses information about the Performance Peer Group for setting annual performance targets and evaluating performance for purpose of award payments under our annual incentive plans.

The direct competitors included in the Performance Peer Group are:

PERFORMANCE PEER GROUP
BAE Systems	Finmeccanica	Lockheed Martin Corp.
The Boeing Company	General Dynamics	Raytheon Corp.
EADS	L-3 Communications	SAIC, Inc.

For peers with substantial commercial business (Boeing, EADS, General Dynamics and Finmeccanica), we focus our comparisons on the government businesses of these companies, when such data is available. Such data is generally available at the government business level for operating margin rate and awards, but free cash flow and asset turns are typically available only at the total company level.

Peer Groups for Evaluating Compensation Practices and Executive Pay

The Compensation Committee utilizes a Target Industry Peer Group as the reference for market data for executive compensation levels and practices. It is comprised of 14 companies, including six of the nine largest worldwide defense contractors with which we compete for executive talent (Boeing, General Dynamics, Honeywell International, Lockheed Martin and United Technologies). Eight additional companies were added to this list of six companies because they were prevalent in the core competitor peer lists. In addition, the Compensation Committee utilizes a broader industry peer group, the General Industry Peer Group, as a broader reference of executive compensation practices. The General Industry Peer Group is comprised of Fortune 100 companies (excluding financial services) participating in Aon Hewitt’s executive compensation survey. For 2011, the General Industry Peer Group included 49 companies.

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COMPENSATION DISCUSSION AND ANALYSIS | KEY PRINCIPLES (continued)

It is the Company’s pay philosophy to target the size-adjusted median level of total compensation opportunity, while positioning total direct pay elements (e.g. base salary, target annual incentive awards, and target long-term incentive award opportunities) at levels approximating the median of market for target performance. Actual salaries may differ from our stated market positioning based on experience, sustained performance, growth in job, and leadership ability. Actual annual incentive awards and long-term incentive awards opportunities reflect these factors, as well as Company and business performance. In 2011, the actual total compensation level of the NEOs ranged from 122% - 131% of the Target Industry Peer Group size-adjusted market median, with the exception of Jim Pitts, Corporate Vice President and President, Electronic Systems Sector. Mr. Pitts’ total compensation level was 152% of the size-adjusted market median, reflecting actual performance above market for the Electronic Systems Sector, as well as his participation and tenure in legacy pension benefits.

Target Industry Peer Group

The Target Industry Peer Group consists of the companies in the table below. For 2011, compared to the peers in the Target Industry Peer Group, we approximated the median in revenue and net income, we were between the 25th percentile and the median in number of employees, and we were at the 25th percentile in market capitalization value.

For 2011, the Target Industry Peer Group consisted of the following companies:

2011 TARGET INDUSTRY PEER GROUP
3M Company	ITT Corp
The Boeing Company	Johnson Controls, Inc.
Caterpillar, Inc.	L-3 Communications Holdings, Inc.
Emerson Electric Company	Lockheed Martin Corp.
General Dynamics Corporation	Raytheon Corp.
Goodrich Corp.	SAIC, Inc.
Honeywell International, Inc.	United Technologies Corp.

General Industry Peer Group

For 2011, the General Industry Peer Group consisted of the following companies:

2011 GENERAL INDUSTRY PEER GROUP
3M Company	Cisco Systems, Inc.	Ford Motor Company	IBM Corporation	PepsiCo, Inc.	The Home Depot, Inc.
Abbott Laboratories	Comcast Corporation	General Dynamics Corporation	Intel Corporation	Philip Morris International	The Procter & Gamble Company
Aetna, Inc.	CVS Corporation	General Electric Corporation	Johnson & Johnson	Sunoco, Inc.	The Walt Disney Company
Archer Daniels Midland Company	Deere & Company	General Motors Corporation	Johnson Controls, Inc.	SUPERVALUE, Inc.	United Technologies Corporation
AT&T, Inc.	Delta Air Lines, Inc.	HCA Holdings, Inc.	Kraft Food, Inc.	Target Corporation	United Health Group
Best Buy Company, Inc.	E.I. du Pont de Nemours & Company	Hewlett-Packard Company	Lockheed Martin Corporation	The Boeing Company	Valero Energy Corporation
Caterpillar, Inc.	Exxon Mobil Corporation	Honeywell International, Inc.	Merck & Co.	The Coca-Cola Co.	Verizon Communications, Inc.
Chevron Corporation	FedEx Corporation	Humana, Inc.	Metropolitan Life Insurance Company	The Dow Chemical Company	Wal-Mart Stores, Inc.
Wellpoint, Inc.

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COMPENSATION DISCUSSION AND ANALYSIS | KEY COMPONENTS OF OUR PROGRAMS

Elements of Compensation

For 2011 the compensation elements for the NEOs are summarized in the table below and described in more detail following the table.

Compensation Component	Key Characteristics	Purpose

Base Salary	Fixed compensation component. Reviewed annually and adjusted if and when appropriate.	Intended to compensate an executive officer fairly for the responsibility level of the position.

Annual Incentive Awards	Variable compensation component. Performance-based award determined by annual corporate performance as well as individual contributions to that performance.	Intended to motivate and reward executives for achieving short-term (annual) business objectives that drive overall performance; intended to encourage accountability by rewarding based on performance.

Long-Term Incentive Awards	Variable compensation component. Performance-based award opportunity, generally granted annually, which may include stock options, restricted performance stock rights or restricted stock rights. Amounts actually earned will vary based on relative total shareholder return.	Intended to motivate executive officers to achieve our business objectives by tying incentives to the performance of our stock over the long-term and reinforce the link between the interests of our executive officers and our shareholders. Serves as key retention vehicle for executives.

Health and Welfare and Retirement Plans	Fixed compensation component.	Intended to provide benefits that promote employee health, productivity and retention.

Perquisites and Other Benefits	Fixed compensation component.	Intended to provide a business-related benefit to our Company, and to assist in attracting and retaining executive officers.

Severance Benefits	Fixed compensation component.	Intended to provide temporary income replacement following an executive officer’s involuntary termination of employment. The CEO is not covered under our severance plans or policies. No executives have any change in control agreements as of December 31, 2010.

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COMPENSATION DISCUSSION AND ANALYSIS | KEY COMPONENTS OF OUR PROGRAMS (continued)

Salaries

Base salaries of the NEOs are targeted at the competitive median on a job-by-job basis with individual variations explained by differences in each incumbent’s experience, skills and sustained performance. The Compensation Committee also considers internal pay relationships and retention. The Compensation Committee reviews the salaries of the NEOs on an annual basis, or at the time of promotion or a substantial change in responsibilities, and makes adjustments as needed, based on the Company’s Compensation Philosophy described above.

Decisions for 2011 and 2012

In 2011, the Compensation Committee approved base salary increases of 2.9% to 3.3% for all NEOs except the CEO. For the CEO, the Compensation Committee approved a base salary increase of 11%. Competitive market data presented prior to the February 2011 Compensation Committee meeting indicated that Mr. Bush’s base salary was anticipated to lag the Target Industry Peer Group median by 13%. The median market level was determined by conducting a regression analysis of the data based on revenue size. It was based on this market data that the Compensation Committee determined to provide Mr. Bush a merit and an equity adjustment to base salary of 11%.

For 2012, the Compensation Committee again reviewed the peer group data and determined that no base salary adjustments were necessary to maintain competitive base salary pay at the market median for any of the NEOs, including the CEO.

Incentive Compensation

We aspire to lead our industry in sustainable performance with strong, enduring values. Two years ago, we transitioned from plan-based metrics to peer-based metrics for both the annual and long-term incentive plans. For each plan, our objective is to align the metrics to drive shareholder value and measure our performance against our competitors.

Selection of Performance Criteria

As discussed above, for purposes of measuring performance we use the Performance Peer Group to evaluate key financial metrics of our industry.

Our objective in selecting performance goals for the Annual Incentive Plan and Long-Term Incentive Stock Plan is to establish metrics that enhance shareholder value while complementing one another in support of strong Company performance over the longer term.

For the Annual Incentive Plan, we select a mix of financial and non-financial metrics to measure our short-term performance year over year. The following financial metrics were selected based on enhancing shareholder value in the near term:

¡	new awards focusing the Company on maintaining optimal market share;

¡	Pension-Adjusted OM Rate establishing high performance expectations for the Company; and

¡	FCF conversion focusing on the quality of net earnings.

To further enhance shareholder value over a longer time frame, for the NEOs the Long-Term Incentive Stock Plan has moved away from two operational financial metrics (Pension-Adjusted OM Rate and Return on Net Assets) to a relative Total Shareholder Return metric measured against the Performance Peer Group and the S&P Industrial Index. The plans are discussed in more detail below.

Determination of Incentive Compensation

Under our shareholder-approved 2002 Incentive Compensation Plan, the Compensation Committee approves annual incentive compensation targets for each executive position that vary with market levels, individual job level, scope, and overall influence on the Company’s business results. The Compensation Committee considers the market data and the recommendations of the Compensation Consultant, as well as recommendations of management in determining appropriate annual incentive target levels for the NEOs. Mr. Bush’s target of 150% of base salary was determined to be at market median and target bonuses were anticipated to remain flat from 2010 to 2011. Thus, in 2011 there were no changes in Mr. Bush’s target bonus percentage nor the target bonus percentage of any other NEO. The target incentive award (“Target Bonus”) represents a percentage of each executive’s base salary. Following the completion of the fiscal year, the Target Bonus is used by the Compensation Committee, together with its assessment of Company performance against pre-determined performance criteria and the individual’s performance, to determine the final bonus award amount.

2011 Annual Incentive Targets

Name	Target Payout %	Payout Range % of Salary
Wesley G. Bush	150%	0% - 300%
James F. Palmer	75%	0% - 150%
Gary W. Ervin	75%	0% - 150%
James F. Pitts	75%	0% - 150%
Linda A. Mills	75%	0% - 150%

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COMPENSATION DISCUSSION AND ANALYSIS | KEY COMPONENTS OF OUR PROGRAMS (continued)

For 2011, each NEO’s Target Bonus was determined based on a Northrop Grumman Company Performance Factor (“CPF”) and an Individual Performance Factor (“IPF”). Within the annual incentive formula described below, the CPF can range from 0% to 200%. The IPF can range from 0% to 125%. Final bonus award payments are capped at 200% of an individual’s target bonus.

Annual incentive formula for 2011:

Base Salary x Target Payout % = Target Bonus

Target Bonus x CPF x IPF = Final Bonus Award

The annual incentive payments made are designed to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”). As a result, the terms of the plan provide that the maximum potential individual incentive compensation award for a performance year for an officer subject to Section 162(m) shall be limited. Actual payouts for the 2011 performance year were far less than the limits set forth under the plan.

At the end of each year, the CEO conducts an annual performance evaluation for each NEO, other than himself, and then reviews the evaluation with the Compensation Committee in order to establish the IPF for those NEOs for the year. Each NEO’s individual performance is determined based upon consideration of the following factors:

¡	Financial performance of the sector and Company as a whole;

¡	Performance on non-financial goals, including Company-level goals and sector-specific operating factors;

¡	Strategic leadership and vision, both at the sector level and in support of the Company’s objectives;

¡	Program execution and performance;

¡	Customer relationships; and

¡	Peer and employee relationships/engagement.

The Compensation Committee reviews all individual and Company performance information, as well as the comparison to market data, and approves bonus amounts. The Committee approves bonus amounts for all NEOs, subject to ratification by the independent members of the Board with respect to the CEO’s bonus. The Compensation Committee has full discretion to make adjustments to the annual payout if it determines such adjustment is warranted. For example, in instances where Company performance has been impacted by unforeseen or unusual events (natural disasters, significant acquisitions or divestitures, etc.), the Compensation Committee has exercised its authority to increase the final awards. The Compensation Committee has also adjusted payouts downward in the past despite performance targets having been met when it determined that particular circumstances had a negative impact on the Company but were not reflected in the performance calculation.

2011 Annual Incentive Goals and Results

The Company Performance Factor is determined based on the Company’s achievement of both financial and non-financial goals. The three financial metrics focus on capturing new business awards, Pension-Adjusted OM Rate, and FCF conversion. The six non-financial metrics are customer satisfaction, diversity, engagement, environmental, quality, and safety. They are determined as follows:

Customer Satisfaction – measured in terms of feedback received from customers including customer generated performance scores, award fees, and verbal and written feedback.

Quality – measured using program-specific objectives within each of our sectors, including defect rates, process quality, supplier quality, planning quality, and other appropriate criteria for program type and phase.

Engagement – measured in terms of accomplishment of activities resulting from our enterprise-wide application of an engagement survey.

Diversity – measured in terms of improving representation of females and People of Color in mid-level and senior-level management positions with respect to peer and broader industry benchmarks.

Safety – measured by Total Case Rate, defined as the number of Occupational Safety & Health Administration (OSHA) recordable injuries and Lost Work Day Rate associated with those injuries.

Environmental Sustainability – measured in terms of the reduction, in metric tons, of greenhouse gases emissions, and solid waste and water.

The final CPF equals the financial metric score multiplied by the assessment for the non-financial metrics, which are scored in the range of 80% to 120%. In 2011, the non-financial metrics did not impact the NEO’s overall score. The Compensation Committee may adjust the score either positively or negatively based upon the amount of earnings charges recorded for the year. The adjustment can increase the score by a maximum of five percentage points if the actual Pension-Adjusted OM Rate is equal to or above target and minimal charges are recorded, or can decrease the score by up to five percentage points if significant charges are recorded and the target Pension-Adjusted OM Rate is not achieved.

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COMPENSATION DISCUSSION AND ANALYSIS | KEY COMPONENTS OF OUR PROGRAMS (continued)

Each CPF financial metric/goal is described below and shown with its relative weighting:

Metric/Goal	Weighting	Threshold Performance	Target Performance	Maximum Performance	2011 Actual Performance
New Business Awards*	20%	$18.0	$22.0	$28.0	$25.3
Pension-Adjusted OM Rate/Risk	40%	8.5%	9.5%	10.5%	10.9%
FCF Conversion**	40%	80%	100%	135%	120%

*	Dollar amounts in billions.
**	FCF to net income conversion.

Based on Company performance for the three factors shown in the table above, the final financial score for the Company was 179%. For non-financial metrics, the Company score was 100%. Multiplying the financial metric and the non-financial metric scores yields 179%. Based on overall assessment of the four operating units, the CEO recommended to the Compensation Committee a final CPF of 179%. After reviewing the Company’s overall performance, the Compensation Committee approved a final CPF of 179%.

Decisions for 2011

Mr. Bush

During its meeting in February 2012, the Compensation Committee applied the Company performance factor of 179% to Mr. Bush’s target bonus and set his IPF at 100% (target). In this determination, the Committee considered the following: Corporate performance which exceeded target on all annual incentive plan metrics of new business awards, pension-adjusted operating margin rate, and FCF conversion, as well as other Company achievements and individual performance that it believed contributed to higher performance relative to our peers and greater competitiveness within our industry, including:

¡

his leadership of the actions across the company including program execution, cost reduction, risk management, and organizational restructuring that enabled significant improvements in the Company’s operating performance as reflected in its margin rate expansion and cash generation;

¡

actions to deliver value to shareholders including returning substantial cash to shareholders of $2.8 billion in 2011 through share repurchases and dividends, along with the delivery to shareholders of $1.8 billion in equity value through the spin-off of our former shipbuilding business;

¡

the strong positioning of the Company’s portfolio of capabilities in alignment with the customers’ investment priorities, and the increased alignment of the company focus on its customers through the relocation of the Company’s corporate offices from Los Angeles, California to the Washington, D.C. area; and

¡	his effective leadership in implementing improvements in the Company’s quality programs, diversity and capability of the leadership team, and environmental sustainability.

Based on these factors, including its own evaluation of his performance, in February 2011, the Committee recommended, and the independent members of our Board of directors approved, an annual incentive award of $4,027,500 for Mr. Bush for 2011, compared to an annual incentive award of $3,037,500 for 2010, a 32.6% increase.

Other NEOs

In 2011, our NEOs performed well against their individual performance objectives. As discussed above, the IPF can range from 0% to 125%. For 2011, the IPF for our NEOs averaged 109%. In the case of the other NEOs, Mr. Bush formulated recommendations for each individual based on his assessment of their performance against sector performance metrics and individual performance and presented these recommendations to the Committee for its consideration.

Based on these recommendations, as well as the performance of the Company overall as previously described and its own evaluation of their performance, the CEO recommended, and the Compensation Committee approved, the following annual incentive awards for each of the other NEOs:

Name	2011 Annual Incentive ($)*
James F. Palmer	$1,250,000
Gary W. Ervin	$1,250,000
James F. Pitts	$1,200,000
Linda A. Mills	$1,150,000

*	Details on the range of bonuses that could have been payable based on 2011 performance are provided in the “Grants of Plan-Based Awards” table. Actual bonus payouts for 2011 performance are provided here and in the “Summary Compensation Table.”

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COMPENSATION DISCUSSION AND ANALYSIS | KEY COMPONENTS OF OUR PROGRAMS (continued)

Long-Term Incentive Compensation

Decisions for 2011

In determining the amount of individual long-term incentive awards, the Committee considers an executive officer’s individual performance during the preceding year, potential future contributions, retention considerations, as well as market data for the executive’s officer’s position based on the Target Industry Peer Group analysis discussed above in this CD&A. We utilize peer size-adjusted median data expressed in terms of dollar values to determine the value of the equity to be granted to each NEO. The Compensation Committee believes that value-based awards more effectively allow for the delivery of equity that is consistent with awards given to individuals holding comparable positions at peer companies.

In 2011, after determining the award value for the NEOs based on the market data, and individual factors as described above, the Compensation Committee granted approximately 33.3% of the value in the form of stock options (which only deliver anticipated value if stock appreciation occurs), 33.3% of the value in the form of Restricted Performance Stock Rights (“RPSRs”) (which delivers value based on relative Total Shareholder Return), and 33.3% in the form of Restricted Stock Rights (“RSRs”) (to provide retention value to ensure sustainability and achievement of business goals over time). The Committee determined that this long-term incentive mix would appropriately motivate and reward the NEOs to achieve our long-term objectives and further reinforce the link between their interests and the interests of our shareholders. The RPSRs vest 100% after the three year performance period (2011-2013). Stock options granted to the NEOs in 2011 vest over three years in equal annual installments and expire after seven years. RSRs were added to the LTI mix in 2011 and vest 100% after 4 years.

Beginning in 2012, we will rebalance the LTI mix of equity compensation for elected officers who are also members of the CPC in response to shareholder feedback indicating a preference for full-value equity grants. In 2012 CPC members will not receive annual grants of stock options and will instead be granted RPSRs and RSRs only.

The Compensation Committee evaluates RPSR performance requirements each year to ensure they are aligned with our objectives. For the 2011 grant, the Compensation Committee reviewed the performance metrics and determined that for elected officers who are members of the CPC, including all NEOs, performance would be measured in terms of relative Total Shareholder Return (“TSR”). Relative TSR was selected as the performance metric as it has the most direct line of sight to creating value for our shareholders.

TSR is measured by comparing our share performance over a three year period to the performance of the Performance Peer Group, and to the S&P Industrials Index which comprises companies within the S&P 500 classified as Industrials, reflecting the range of similar investment alternatives available to our shareholders. Shares that ultimately vest and are paid out under an RPSR award granted to the executive in 2011 can vary from 0% to 200% of the original RPSR award granted. RPSR awards may be paid in shares, cash or a combination of shares and cash. For the 2011 grant, dividends were not paid or earned on RPSR awards.

	Weight	Relative TSR Percentile
RPSRs Earned		0%	100%	200%
S&P Industrials	50%	25th	50th	80th
Performance Peer Group	50%	25th	50th	80th

Recently Completed RPSR Performance Period (2009 – 2011)

During the February 2012 meeting, the Compensation Committee reviewed performance for the January 1, 2009 to December 31, 2011 RPSR performance period. For the 2009 grant, the Compensation Committee focused on improving pension-adjusted operating margin rate and Return on Net Assets (“RONA”) and established the following performance criteria:

Metric/Goal	Weighting	Threshold Performance	Target Performance	Maximum Performance	2011 Actual Performance
2011 Pension-Adjusted OM Rate*	50%	8.4%	9.2%	10.0%	10.9%
2011 Pension-Adjusted RONA **	50%	13.0%	14.0%	15.0%	15.1%

*	Operating margin adjusted for FAS/CAS net pension income
**	Return on net assets excluding FAS/CAS net pension income and pension assets and liabilities

Performance Results:

¡

2011 Pension-Adjusted OM Rate of 10.9% resulted in a score of 200%. Pension-Adjusted OM improved from 9.1% in 2009 (beginning of the performance period) to 10.9% in 2011 (end of the performance period).

¡	2011 RONA of 15.1% resulted in a score of 200%. RONA improved from 12.7% in 2009 (beginning of the performance period) to 15.1% in 2011 (end of the performance period).

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COMPENSATION DISCUSSION AND ANALYSIS | KEY COMPONENTS OF OUR PROGRAMS (continued)

The Compensation Committee used discretion to adjust the financial score from 200% to 160% taking into consideration the IRS deferred tax correction recorded to retained earnings as disclosed in Note 10 to the Company’s consolidated financial statements in the 2011 Form 10-K and its impact on RONA.

In early 2012, the NEOs received payouts with respect to the performance awards that were granted in February 2009 for the three-year performance period ending December 31, 2011. Consistent with the performance scores in the annual incentive plan, these awards were paid at 160% of the target number of shares initially awarded. This is reflective of the strong performance over the three-year period as indicated above.

Other Benefits

This section describes other benefits the NEOs receive. These benefits are non-performance related and are designed to provide a competitive package for purposes of attracting and retaining the executive talent needed to achieve our business objectives. These benefits include retirement benefits, certain perquisites and severance arrangements.

Retirement Benefits

We maintain tax-qualified retirement plans (both defined benefit pension plans and defined contribution savings plans) that cover most of our workforce, including the NEOs. We also maintain non-qualified retirement plans that are available to certain of our executives, which are designed to restore benefits that were limited under the tax-qualified plans or to provide supplemental benefits. Compensation, age, and service factor into the amount of the benefits provided under the plans. Thus, the plans are structured to reward and retain employees of long service and recognize higher performance levels as evidenced by increases in annual pay. Additional information about these retirement plans and the NEO benefits under these plans can be found in the Pension Benefits Table and Non-Qualified Deferred Compensation Table.

Some of the plans were assumed in acquisitions, and participants may be legally or contractually entitled to accrued benefits. Nevertheless, we periodically assess the cost and benefits of the plans as well as competitive developments, and have frozen a number of the plans. Although the NEOs may receive benefits from different plans due to plan and legal requirements, the Committee assesses aggregate benefits available to the NEOs and has imposed an overall cap on pension benefits for elected officers including NEOs (subject to small variations due to contractual restrictions under the plans). Each elected officer’s total pension benefit under all pension plans combined is generally limited to no more than 60% of his or her final average pay.

We maintain a retiree medical plan for certain elected officers that was closed to new entrants in 2007. Additional information about this plan can be found in the Retiree Medical Arrangement section of the tables that follow this CD&A, adjacent to the Termination Payment Tables.

Perquisites

Our NEOs are eligible for certain limited executive perquisites that include financial planning, income tax preparation, physical exams and personal liability insurance. While almost all other executive perquisites have been eliminated, the Compensation Committee believes the remaining perquisites are common within the competitive market for total compensation packages to executives and are useful in attracting, retaining, and motivating talented executives. Perquisites provided to the NEOs in 2011 are detailed in the 2011 Summary Compensation Table.

Use of Company Aircraft

In 2004, the Board of Directors determined that the CEO should avoid traveling by commercial aircraft for purposes of security, rapid availability and communications connectivity during travel. The Board of Directors has since directed that the CEO utilize Company-provided aircraft for all travel. Throughout the year, if the CEO uses Company-provided aircraft for personal travel, the costs for such travel are imputed as income and subject to the appropriate tax reporting according to Code regulations.

Security Arrangements

We maintain a comprehensive security program. As a component of that program, we provide certain individuals with residential and/or travel protection that we consider necessary to address our security requirements. In selecting the level and form of protection, we and the Board of Directors consider both security risks faced by those in our industry in general and security risks specific to our Company and employees.

In 2010, we received specific information from Federal law enforcement officials that led us to conclude that there were threats to the Company and its principals. Based on that information and an ongoing dialogue with law enforcement officials, the Board of Directors has required that Mr. Bush and certain NEOs and elected officers receive varying levels of residential and travel protection. Mr. Bush receives additional protection based on the specific threat information. That level of protection was for a partial year in 2010 and for the full year in 2011.

Since we require this protection under a comprehensive security program and it is not designed to provide a personal benefit (other than the intended security), we do not view these security arrangements as compensation to the individuals. We report these security arrangements as perquisites as required under applicable SEC rules. In addition, we would report them as taxable compensation to the individuals, if they were not excludable from income as working condition fringe benefits under Internal Revenue Code Section 132.

We regularly review the nature of the threat and associated vulnerabilities with law enforcement and security specialists, and will continue to revise our security program as

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COMPENSATION DISCUSSION AND ANALYSIS | KEY COMPONENTS OF OUR PROGRAMS (continued)

appropriate in response to those reviews, including the duration of security coverage required when individuals no longer serve in the roles associated with the threat information.

Corporate Office Relocation

In 2010, we announced that we would move our corporate headquarters from Los Angeles, CA to Falls Church, VA. The relocation was completed in the summer of 2011. Messrs. Bush and Palmer were the only NEOs impacted by the relocation as none of the other NEOs were based in our corporate offices in Los Angeles, CA. Mr. Bush did not receive any relocation payments from the Company in 2011, and he elected to pay his own costs of moving his household goods. The Compensation Committee approved a lump sum payment of $750,000 to Mr. Palmer, and, in exchange for this payment, Mr. Palmer forfeited all benefits to which he was otherwise entitled to receive under our relocation policy.

Severance and Change in Control Benefits

Effective January 1, 2010, the Compensation Committee eliminated excise tax-gross ups related to change in control severance payments. In March 2010, the Compensation Committee approved the termination of all individual change in control agreements and change in control severance plans as of December 31, 2010.

We maintain the Northrop Grumman Severance Plan for Elected and Appointed Officers that offers severance to officers who qualify and are approved to receive such treatment. The purpose of the severance plan is to help bridge the gaps in an executive’s income and health coverage during a period of unemployment following termination. Mr. Bush is not covered by, or eligible for, any benefits under our Severance Plan for Elected and Appointed Officers or any other Company severance plan or policy.

The Severance Plan for Elected and Appointed Officers provides the following:

¡	lump sum cash payment = 1 1/2 x (Annual Base Salary + Target Bonus for the year of termination);

¡	continue to pay Company portion of medical & dental benefits for 18 months concurrent with COBRA coverage. The employee is responsible for his/her portion;

¡	outplacement assistance up to 1 year after termination; and

¡	continued reimbursement of eligible financial planning expenses for the year of termination and the following year, up to a maximum of $15,000 per year.

Additional information on the benefits provided under severance plans is provided in the Potential Termination Payment tables.

Policies and Procedures

Stock Holding Requirements

In February 2010, we implemented a new holding period requirement that became effective for all new long-term incentive grants beginning in 2010, further emphasizing the importance of sustainable performance and appropriate risk-management behaviors. Under this policy, all elected and appointed officers are required to hold 50% of their net shares from all future RPSR payments and stock option exercises for a period of three years. These restrictions will generally continue upon termination and retirement; however, shares acquired from exercises or payments following termination or retirement occurring one year after separation from the Company will not be subject to the holding requirement.

Stock Ownership Guidelines

We maintain stock ownership guidelines for our NEOs and other elected officers to further promote alignment of management and shareholder interests. These guidelines require that the CEO and other elected officers own Company stock denominated as a multiple of their annual salaries that can be accumulated over a five-year period from the date of hire or promotion into an elected officer position.

The Stock Ownership Guidelines are as follows:

Position	Stock Value as a Multiple of Base Salary
Chairman, CEO and President	7x base salary
Other Elected Officers	3x base salary

Shares that satisfy the stock ownership guidelines include:

¡	Company stock owned outright by an officer;

¡	RSRs, whether or not vested; and

¡	the value of equivalent shares held in the Northrop Grumman Savings Plan or Northrop Grumman Financial Security and Savings Program.

Stock options and unvested RPSRs are not included in calculating ownership until they are converted to actual shares owned.

The Compensation Committee reviews compliance with our stock ownership guidelines on an annual basis. In 2011, all NEOs were in compliance with their respective guidelines. The Compensation Committee continues to monitor officer compliance and will conduct a full review again in 2012.

In September 2008, the Compensation Committee approved a stock trading program under SEC Rule 10b5-1.

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COMPENSATION DISCUSSION AND ANALYSIS | KEY COMPONENTS OF OUR PROGRAMS (continued)

Under this program, eligible employees (NEOs, vice presidents and directors) may establish a plan during any open window period under which sales may occur over the following twelve months, commencing no sooner than the next window period. The Corporate Secretary will disclose annually to the Compensation Committee the plans adopted, terminated or modified by elected officers.

Grant Date for Equity Awards

Historically, annual grant cycles for stock options and other equity awards occur in February at the same time as salary increases and annual incentive grants. This timing allows the Compensation Committee to make decisions on three compensation components at the same time, utilizing a total compensation perspective. The Compensation Committee reviews and approves long-term incentive grants during its scheduled meeting.

At its February 2011 meeting, the Compensation Committee reviewed and approved the long-term incentives for the NEOs and other participating employees. The 2011 grants were approved after the filing of the Company’s 2010 Annual Report on Form 10-K. The Compensation Committee believes it is preferable to have the grant occur following the release of detailed financial information about the Company. This approach allows for the stock price to be fully reflective of the market’s consideration of material information disclosed in the Company’s Annual Report on Form 10-K.

Tax Deductibility of Pay

Section 162(m) of the Code generally limits the annual tax deduction to $1 million per person for compensation paid to the Company’s CEO, CFO and the next three highest-paid NEOs. Qualifying performance-based compensation is not subject to the deduction limit. The Company’s annual incentive payments and equity-based incentive compensation are generally designed to qualify as performance-based compensation under this definition and to be fully deductible. Our grants of RSRs are not considered performance-based under Section 162(m) and, as such, may not be deductible.

In 2011, since the CEO’s salary was above the $1,000,000 threshold, a portion of his salary and his perquisites are not deductible by the Company.

Executive Compensation Recoupment

Ethical behavior and integrity are an important priority for our leadership. In support of this, the Compensation Committee approved an executive compensation recoupment policy (also known as a “clawback” policy) at its December 2008 meeting that became effective in the first quarter of 2009. The policy applies to the NEOs and all other employees at the level of vice president or higher. When first adopted, this policy provided for recovery by the Company of annual and long-term incentive compensation when those incentive payments were determined to have been based on financial results that were later restated due to misconduct.

In the first quarter of 2010, the Compensation Committee strengthened the policy to allow for the recovery of incentive compensation payments based on restated financial results regardless of whether misconduct was the cause of the restatement. The Compensation Committee believes this broader definition governing the basis for incentive compensation recoupment better serves shareholder interests and those of the Company.

In the event of a restatement of our financial results, the Compensation Committee is responsible for evaluating whether any incentive compensation payments based on inaccurate financial results should be recovered by the Company.

Say-on-Pay

Beginning in 2011, we gave our shareholders an opportunity to provide feedback on our executive compensation program and related proxy disclosure through an advisory vote at our annual shareholders meeting. Shareholders were asked to approve, on an advisory basis, the compensation paid to the NEOs and indicate the frequency with which they prefer the Company to conduct the compensation advisory vote. A significant percentage of shareholders indicated approval of the compensation of the NEOs, with 76.4% of the votes cast in favor of the proposal. Shareholders also indicated a strong preference to hold the advisory vote annually, with 80% of the votes supporting the Board’s recommendation.

In light of the results of the advisory vote, and as part of our ongoing effort to enhance and refine our pay-for- performance compensation program, we took the following actions to better understand shareholder concerns with respect to executive compensation and the related disclosures in the CD&A:

¡	initiated a new shareholder engagement strategy;

¡	senior management held meetings with various of the Company’s shareholders to better understand any views expressed in the vote results or other concerns; and

¡	management made several changes as referenced in the executive summary on page 33 of this Proxy Statement.

In addition, in consideration of the dialogue with shareholders, the Compensation Committee determined to shift away from the use of stock options beginning in 2012. Shareholders expressed a preference for full-value shares because they are less dilutive and because they believe full-value shares provide a stronger linkage to shareholder interests. In 2012, the Compensation Committee approved a mix of LTI awards to NEOs that represented 70% RPSRs and 30% RSRs.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT   l   45

COMPENSATION DISCUSSION AND ANALYSIS | SUMMARY COMPENSATION TABLE

2011 Summary Compensation Table

Name & Principal Position	Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards (3) ($)	Option Awards (3) ($)	Non-Equity Incentive Plan Compensation (4) ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings (5) ($)	All Other Compensation (6) ($)	Total ($)
Wesley G. Bush Chairman, Chief Executive Officer and President	2011	1,471,251	0	9,400,723	3,576,969	4,027,500	5,276,169	2,489,832	26,242,444
	2010	1,334,615	0	8,349,848	7,155,165	3,037,500	699,987	2,272,297	22,849,412
	2009	950,000	0	4,121,084	2,382,560	1,068,750	1,702,285	157,401	10,382,080
James F. Palmer Corporate Vice President and Chief Financial Officer	2011	845,258	250,000	2,350,181	894,246	1,250,000	1,190,384	918,134	7,698,203
	2010	820,194	0	4,907,860	4,477,369	1,000,000	994,044	151,137	12,350,604
	2009	800,001	233,333	2,015,552	1,165,941	820,000	520,661	133,373	5,688,861
Gary W. Ervin Corporate Vice President and President, Aerospace Systems	2011	845,257	0	3,628,648	894,246	1,250,000	1,146,473	202,873	7,967,497
	2010	781,731	0	2,406,340	1,524,405	1,000,000	483,435	195,386	6,391,297
	2009	598,077	0	1,576,450	912,554	600,000	286,428	97,280	4,070,789
James F. Pitts (7) Corporate Vice President and President, Electronic Systems	2011	845,258	0	2,350,181	894,246	1,200,000	2,354,970	164,830	7,809,485
	2010	781,731	0	2,406,340	1,524,405	1,000,000	1,793,114	122,898	7,628,488
	2009	600,001	0	1,576,450	912,554	600,000	0	76,107	3,765,112
Linda A. Mills (8)	2011	770,233	0	2,115,147	804,818	1,150,000	2,434,630	230,588	7,505,416
Corporate Vice President and President, Information Systems	2010	721,154	0	2,208,350	1,400,034	900,000	1,551,922	265,335	7,046,795

(1)	This column includes amounts that were deferred under the savings and nonqualified deferred compensation plans.
(2)	Pursuant to his March 12, 2007 offer letter, Mr. Palmer received a signing bonus of $700,000 in three installments ($233,333) each in 2007, 2008 and 2009. Mr. Palmer also received a recognition bonus for the spin-off of our former shipbuilding business in 2011.
(3)	The dollar value shown in these columns is equal to the total grant date fair value of RPSRs, RSRs, and options granted during 2011. For information on each grant, see the 2011 Grants of Plan-Based Awards table. For a discussion on valuation assumptions, see the discussion in Note 17 of the Company’s 2011 Form 10-K for the fiscal year ended December 31, 2011, adjusted to exclude forfeitures. The maximum grant date value of 2011 RPSRs for each NEO, which assumes a 200% maximum payout, is listed below:

¡Wesley G. Bush	$8,523,026
¡James F. Palmer	$2,130,757
¡Gary W. Ervin	$2,130,757
¡James F. Pitts	$2,130,757
¡Linda A. Mills	$1,917,667

(4)	These amounts were paid pursuant to the Company’s annual cash bonus program. This column includes amounts that were deferred under the savings and nonqualified deferred compensation plans.
(5)	The amounts in this column relate solely to the increased present value of the executive’s pension plan benefits (see the description of these plans under the Pension Benefits table). There were no above-market earnings in the nonqualified deferred compensation plans (see the description of these plans under the Nonqualified Deferred Compensation table). The amount accrued in each year differs from the amount accrued in other years due to an increase in the number of years of service and any increases or decreases in pay (salary and bonus). The amount reflected is also sensitive to changes in the interest rate used to determine the present value of the payments to be made over the life of the executive. Of the $5,276,169 change in pension value in 2011 for Mr. Bush, approximately $1,500,000 was due to the lower discount rate used in 2011, $3,000,000 was due to the increase in his pay, and $700,000 was due to an additional year of age and service.
(6)	The 2011 amount listed in this column for Mr. Bush includes medical, dental, life and disability premiums ($51,616), Company contributions to Northrop Grumman defined contribution plans ($180,350), financial planning/income tax preparation ($22,850) and other perquisites including personal liability insurance and executive physicals for years 2009 through 2011 ($7,000). In addition, the Company incurred $2,228,016 in costs related to security protection for Mr. Bush. These costs included $250,882 attributable to personal travel, including travel expenses for family members accompanying Mr. Bush while on travel, on Company aircraft consistent with the Company’s security program.

46   l   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS | SUMMARY COMPENSATION TABLE (continued)

The 2011 amount listed in this column for Mr. Palmer includes medical, dental, life and disability premiums ($39,500), Company contributions to Northrop Grumman defined contribution plans ($73,810), security costs and personal travel on Company aircraft, including travel expenses for family members accompanying Mr. Palmer while on travel ($33,229), relocation expenses ($750,000) and other perquisites including financial planning/income tax preparation, personal liability insurance and executive physicals for years 2009 through 2011 ($21,595).

The 2011 amount listed in this column for Mr. Ervin includes medical, dental, life and disability premiums ($39,500), Company contributions to Northrop Grumman defined contribution plans ($73,810), security costs and personal travel on Company aircraft, including travel expenses for family members accompanying Mr. Ervin while on travel ($69,379) and other perquisites including financial planning/income tax preparation, personal liability insurance and executive physicals for years 2009 through 2011 ($20,184).

The 2011 amount listed in this column for Mr. Pitts includes medical, dental, life and disability premiums ($50,606), Company contributions to Northrop Grumman defined contribution plans ($72,585), security costs and personal travel on Company aircraft, including travel expenses for family members accompanying Mr. Pitts while on travel ($36,796) and other perquisites including personal liability insurance and executive physicals for years 2009 through 2011 ($4,843).

The 2011 amount listed in this column for Ms. Mills includes medical, dental, life and disability premiums ($39,686), Company contributions to Northrop Grumman defined contribution plans ($66,809), security costs and personal travel on Company aircraft, including travel expenses for family members accompanying Ms. Mills while on travel ($103,158) and other perquisites including personal liability insurance, financial planning/income tax preparation and executive physicals for years 2010 and 2011 ($20,935).

Method for Calculating Personal Use of Company Aircraft Value

The following method was used to calculate the value of personal use of Company aircraft described in the paragraphs above. The Company calculates the incremental cost of each element, which includes trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hourly maintenance contract costs, hangar or aircraft parking costs, fuel costs based on the average annual cost of fuel per mile flown, and other smaller variable costs. Fixed costs that would be incurred in any event to operate Company aircraft (e.g., aircraft purchase costs, maintenance not related to personal trips, and flight crew salaries) are not included. The amount related to the loss of tax deduction to the Company due to the personal use of corporate aircraft under the Internal Revenue Code is not included.

Method for Calculating Personal Security Costs

As discussed above under “Security Arrangements,” the Company provides certain NEOs with residential and personal security protection due to the nature of our business, which dictates certain security and personal safety requirements. The amounts reflected in the “All Other Compensation” column include expenses for residential and personal security that are treated as perquisites under relevant SEC guidance, even though the need for such expenses arises from the risks attendant with their positions with the Company. The Company calculates the cost of travel security coverage based on the hourly rates and overhead fees charged directly to the Company by the firms providing security personnel. If Company security personnel are used, their hourly rates are used to calculate the cost of coverage for each trip.

(7)	Due to the technical interaction of two pension plans, when calculated pursuant to SEC reporting rules, Mr. Pitts’ net accrual for 2009 was negative, which is reported as zero in the column entitled “Change in Pension Value and Non-Qualified Deferred Compensation Earnings.”
(8)	Ms. Mills was not a named executive officer in 2009; therefore, data for 2009 are not applicable.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT   l   47

COMPENSATION DISCUSSION AND ANALYSIS | GRANTS OF PLAN-BASED AWARDS TABLE

2011 Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (2)(4) (#)	All Other Option Awards: Number of Securities Underlying Options (2)(5) (#)	Exercise or Base Price of Option Awards (2) ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2)(6)
Name & Principal Position	Grant Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Wesley G. Bush	Incentive Plan		0	2,250,180	4,500,360
Chairman, Chief Executive Officer and President	RPSR	2/15/11				0	61,636	123,272				5,139,210
	RSR	2/15/11							61,636			4,261,513
	Options	2/15/11								262,271	69.14	3,576,969
James F. Palmer	Incentive Plan		0	637,561	1,275,122
Corporate Vice President and Chief Financial Officer	RPSR	2/15/11				0	15,409	30,818				1,284,802
	RSR	2/15/11							15,409			1,065,378
	Options	2/15/11								65,568	69.14	894,246
Gary W. Ervin	Incentive Plan		0	637,560	1,275,120
Corporate Vice President and President, Aerospace Systems	RPSR	2/15/11				0	15,409	30,818				1,284,802
	RSR	2/15/11							15,409			1,065,378
	RSR Retention	2/15/11							18,491			1,278,468
	Options	2/15/11								65,568	69.14	894,246
James F. Pitts	Incentive Plan		0	637,561	1,275,122
Corporate Vice President and President, Electronic Systems	RPSR	2/15/11				0	15,409	30,818				1,284,802
	RSR	2/15/11							15,409			1,065,378
	Options	2/15/11								65,568	69.14	894,246
Linda A. Mills	Incentive Plan		0	581,288	1,162,575
Corporate Vice President and President, Information Systems	RPSR	2/15/11				0	13,868	27,736				1,156,314
	RSR	2/15/11							13,868			958,834
	Options	2/15/11								59,011	69.14	804,818

(1)	Amounts in these columns show the range of payouts that were possible under the Company’s annual cash bonus program. The actual bonuses are shown in the Summary Compensation Table column entitled “Non-Equity Incentive Plan Compensation.”
(2)	The number of shares and exercise prices reported in this table reflect the terms of the awards and the value of the awards on the date they were granted and do not reflect subsequent adjustments that were made pursuant to the terms of the 2001 Long-Term Incentive Stock Plan and the awards to reflect the effect of the subsequent spin-off of our shipbuilding business. For additional information on the effect of such adjustments, see the Outstanding Equity Awards at 2011 Fiscal Year End below.
(3)	These amounts relate to RPSRs granted in 2011 under the 2001 Long-Term Incentive Stock Plan. Each RPSR represents the right to receive a share of the Company’s common stock upon vesting of the RPSR. The RPSRs may be earned based on relative Total Shareholder Return over a three-year performance period commencing January 1, 2011 and ending December 31, 2013. The payout will occur in early 2014 and may range from 0% to 200% of the rights awarded. Earned RPSRs may be paid in shares, cash or a combination of shares and cash. An executive must remain employed through the performance period to earn an award, although pro-rata vesting results if employment terminates earlier due to retirement, death or disability. See the Severance section for treatment of RPSRs in these situations and upon a change in control.
(4)	These amounts relate to RSRs granted in 2011 under the 2001 Long-Term Incentive Stock Plan. Each RSR represents the right to receive a share of the Company’s common stock upon vesting of the RSR. An executive must remain employed through a vesting period to earn an award, although full vesting results from death, disability, qualifying termination or mandatory retirement. The award is prorated if the executive terminates due to early retirement. Earned RSRs may be paid in either shares or cash. Mr. Ervin also holds RSRs that require employment through a vesting period to earn the award (100% after four years, although full vesting results from death or disability). See the Severance section for treatment of RSRs in these situations and upon a change in control.
(5)	These amounts relate to non-qualified stock options granted in 2011 under the 2001 Long-Term Incentive Stock Plan. The exercise price for the stock options equals the closing price of the Company’s common stock on the date of grant. Stock options vest in one-third installments on the first three anniversaries of the grant date and become fully vested after three years. The stock options expire seven years from the date of the grant. The stock options may also vest upon a change in control under certain circumstances, and a portion of the stock options may vest upon termination due to retirement, death or disability. See the Severance section for more information about these situations.
(6)	For assumptions used in calculating the grant date fair value per share, see the discussion in Note 17 of the Company’s 2011 Form 10-K for the fiscal year ended December 31, 2011, adjusted to exclude forfeitures.

48   l   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS | OUTSTANDING EQUITY AWARDS TABLE

Outstanding Equity Awards at 2011 Fiscal Year End

	Option Awards (5)						Stock Awards (5)
Name & Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned (#)	Grant Date	Option Exercise Price ($)	Options Expiration Date	Number of Shares or Units of Stock that Have Not Vested (2) (#)	Market Value of Shares or Units of Stock that Have Not Vested (3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested (3) ($)
Wesley G. Bush	0	286,862	0	2/15/11	63.22	2/15/18	67,415	3,942,429	67,415	3,942,429
Chairman, Chief Executive Officer and President	168,986	337,973	0	2/16/10	54.46	2/16/17	0	0	119,931	7,013,565
	59,641	119,282	0	2/16/10	54.46	2/16/17	0	0	0	0
	239,972	119,986	0	2/17/09	41.14	2/17/16	0	0	62,618	3,661,901
	183,150	0	0	2/27/08	73.90	2/27/15	0	0	0	0
	70,000	0	0	2/28/07	65.70	2/28/17	0	0	0	0
	59,063	0	0	2/15/06	59.52	2/15/16	0	0	0	0
	49,219	0	0	6/14/04	47.99	6/14/14	0	0	0	0
	43,750	0	0	8/20/03	43.08	8/20/13	0	0	0	0
James F. Palmer	0	71,715	0	2/15/11	63.22	2/15/18	16,853	985,563	16,853	985,563
Corporate Vice President and Chief Financial Officer	0	283,066	0	2/16/10	54.46	2/16/17	45,938	2,686,454	34,562	2,021,186
	48,708	97,418	0	2/16/10	54.46	2/16/17	0	0	0	0
	117,432	58,718	0	2/17/09	41.14	2/17/16	0	0	30,625	1,790,950
	89,524	0		2/27/08	73.90	2/27/15
	43,750	0	0	3/12/07	67.50	3/12/17	0	0	0	0
Gary W. Ervin	0	71,715	0	2/15/11	63.22	2/15/18	16,853	985,563	16,853	985,563
Corporate Vice President and President, Aerospace Systems				2/15/11			20,224	1,182,700	0	0
	48,708	97,418	0	2/16/10	54.46	2/16/17	0	0	34,562	2,021,186
	46,911	45,958	0	2/17/09	41.14	2/17/16	0	0	23,953	1,400,771
	56,985	0	0	2/27/08	73.90	2/27/15	0	0	0	0
	16,406	0	0	9/19/07	73.02	9/19/17	0	0	0	0
	13,125	0	0	6/14/04	47.99	6/14/14	0	0	0	0
	13,125	0	0	8/20/02	52.48	8/20/12
James F. Pitts	0	71,715	0	2/15/11	63.22	2/15/18	16,853	985,563	16,853	985,563
Corporate Vice President and President, Electronic Systems	48,708	97,418	0	2/16/10	54.46	2/16/17	0	0	34,562	2,021,186
	91,911	45,958	0	2/17/09	41.14	2/17/16	0	0	23,953	1,400,771
	73,282	0	0	2/27/08	73.90	2/27/15	0	0	0	0
	39,375	0	0	2/28/07	65.70	2/28/17	0	0	0	0
	43,750	0	0	2/15/06	59.52	2/15/16	0	0	0	0
	13,125	0	0	10/1/05	49.70	10/1/15	0	0	0	0
	19,687	0	0	6/14/04	47.99	6/14/14	0	0	0	0
	16,406	0	0	8/20/02	52.48	8/20/12	0	0	0	0
Linda A. Mills	0	64,544	0	2/15/11	63.22	2/15/18	15,168	887,025	15,168	887,025
Corporate Vice President and President, Information Systems	44,734	89,470	0	2/16/10	54.46	2/16/17	0	0	31,719	1,854,927
	91,911	45,958	0	2/17/09	41.14	2/17/16	0	0	23,953	1,400,771
	48,836	0	0	2/27/08	73.90	2/27/15	0	0	0	0

(1)	Options awarded through 2007 vested at a rate of 25% per year on the grant’s anniversary date over the first four years of the ten-year option term. Options awarded after 2007 vest at a rate of 33 1/3% per year on the grant’s anniversary date over the first three years of the seven-year option term. Mr. Palmer’s 2010 retention award of 283,066 options will vest at a rate of 50% three years from date of grant and 50% four years from date of grant, with a seven-year option term.
(2)	Outstanding RSRs vest as follows: Mr. Palmer’s outstanding retention grant of 45,938 shares will vest on February 16, 2014. All other RSRs will fully vest four years from date of grant on February 15, 2015.
(3)	Based on the closing price of the Company’s stock of $58.48 on December 30, 2011, the last trading day of the year.
(4)	These are target numbers for RPSRs. The 2011 RPSR award for each NEO vests based on performance for the three-year cycle ending on December 31, 2013, the 2010 RPSR award vests based on performance for the three-year cycle ending on December 31, 2012, and the 2009 RPSR award vests based on performance for three-year cycle ending on December 31, 2011.
(5)	Number of shares subject to options and stock awards and option exercise prices reflect adjustments pursuant to the terms of the applicable plans and awards to reflect the spin-off of our former shipbuilding business on March 31, 2011. Equity awards outstanding, whether vested or unvested at the time of spin-off, were converted using a factor of 1.09376 times the quantity granted. Option exercise prices were converted using the inverse of the factor. The awards retained the original terms and conditions after conversion.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT   l   49

COMPENSATION DISCUSSION AND ANALYSIS | OPTION EXERCISES AND STOCK VESTED TABLE

2011 Option Exercises and Stock Vested

	Option Awards (1)		Stock Awards (1)
Name & Principal Position	Number of Shares Acquired on Exercise (2) (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (3)(4) (#)	Value Realized on Vesting ($)
Wesley G. Bush	54,688	1,185,089	36,600	2,530,524
Chairman, Chief Executive Officer and President
James F. Palmer			27,900	1,898,606
Corporate Vice President and Chief Financial Officer
Gary W. Ervin	45,000	1,065,938	11,400	788,196
Corporate Vice President and President, Aerospace Systems
James F. Pitts			14,650	1,012,901
Corporate Vice President and President, Electronic Systems
Linda A. Mills	8,750	149,407	9,750	674,115
Corporate Vice President and President, Information Systems

(1)	Number of shares and amounts reflected in the table are reported on an aggregate basis and do not reflect shares that were sold or withheld to pay withholding taxes and/or the option exercise price.
(2)	Number of shares reported reflects the terms of the awards after the spin-off of our Shipbuilding business on March 31, 2011.
(3)	Number of shares reported reflects the terms of the awards prior to the spin-off of our Shipbuilding business on March 31, 2011.
(4)	All shares in this column are RPSRs except Mr. Palmer’s which includes 10,000 RSRs that vested in March 2011.

50   l   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS | PENSION BENEFITS

2011 Pension Benefits

The following table provides information about the pension plans in which the NEOs participate, including the present value of each NEO’s accumulated benefits as of December 31, 2011. Our policy is that an executive’s total benefit under these plans should be limited to no more than 60% of final average pay. Mr. Bush has voluntarily elected to limit his OSERP benefit to no more than 50% of final average pay.

Name & Principal Position	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)
Wesley G. Bush	Pension Plan	9.00		382,602
Chairman, Chief Executive Officer and President	S&MS Pension Plan (2)	15.67		413,969
	ERISA 2	9.00		4,459,346
	SRIP (2)	15.67		4,895,907
	OSERP (3)	24.67		3,240,578
James F. Palmer	Pension Plan	4.83		143,060
Corporate Vice President and	ERISA 2	4.83		858,620
Chief Financial Officer	CPC SERP	4.83	*	1,837,591
	SRRP (4)	N/A		1,582,237	103,584
Gary W. Ervin	Pension Plan	10.33		307,144
Corporate Vice President and	ERISA 2	10.33		1,388,787
President, Aerospace Systems	CPC SERP	4.33	*	816,957
James F. Pitts	Pension Plan	38.54		1,223,101
Corporate Vice President and	ERISA 2	8.50		1,839,836
President, Electronic Systems	CPC SERP	6.25	*	1,488,115
	ESEPP	38.54		7,223,366
Linda A. Mills	S&MS Pension Plan	32.58		1,392,782
Corporate Vice President and	SRIP	32.58		5,501,522
President, Information Systems	CPC SERP	3.92	*	1,528,641

*	Service listed above in the CPC SERP represents employment while in a CPC position. The pension benefits for Ms. Mills under the CPC SERP are based on an alternative formula (as described in more detail in the narrative below) which includes total Company service.
(1)	Amounts are calculated using the following assumptions:

¡	The NEO retired on the earliest date he could receive an unreduced benefit under each plan;

¡	The form of payment is single life annuity; and

¡

The discount rate is 4.97% for the Pension Plan, 5.16% for the S&MS Pension Plan and 5.03% for all others; the mortality table is the RP-2000 projected 17 years without collar adjustment (the same assumptions used for the Company’s financial statements).

(2)	Plan benefit is frozen, except for certain pay updates.
(3)	Mr. Bush relinquished his CPC SERP benefit and instead participates in the OSERP.
(4)	Plan benefit is frozen.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT   l   51

COMPENSATION DISCUSSION AND ANALYSIS | PENSION BENEFITS (continued)

List of Pension Plans and Descriptions

The pension plans in which the NEOs participate are listed below in alphabetical order. Most of the plans were closed to new hires, effective mid-2008.

¡	“CPC SERP” is the CPC Supplemental Executive Retirement Program. This plan provides a supplemental pension benefit for certain CPC members.

¡	“ERISA 2” is the ERISA Supplemental Program 2. This plan makes participants whole for benefits they lose under the Pension Plan due to certain Code limits.

¡	“ESEPP” is the Northrop Grumman Electronic Systems Executive Pension Plan. This plan provides a supplemental pension benefit for certain ES Sector executives.

¡	“OSERP” is the Officers Supplemental Executive Retirement Program. This plan provides a supplemental pension benefit for certain elected and appointed officers of the Company.

¡	“Pension Plan” is the Northrop Grumman Pension Plan. This is a tax qualified pension plan covering a broad base of Company employees.

¡	“S&MS Pension Plan” is the Northrop Grumman Space & Mission Systems Salaried Pension Plan (former TRW pension plan). This is a tax qualified pension plan covering a broad base of Company employees.

¡	“SRIP” is the Northrop Grumman Supplementary Retirement Income Plan (former TRW plan). This plan makes participants whole for benefits they lose under the S&MS Pension Plan due to certain Code limits.

¡	“SRRP” is the Supplemental Retirement Replacement Plan. This plan (now frozen) replaced benefits Mr. Palmer forfeited as a result of his commencing employment with the Company.

Pension Plan and S&MS Pension Plan (Tax Qualified Plans)

The Pension Plan and the S&MS Pension Plan were each amended prior to 2005 to change from a traditional pension plan formula (“Heritage Formula”) to a cash balance formula (“Cash Balance Formula”). Except as provided below, the final benefit from each plan is the sum of the benefits under the two formulas: the Heritage Formula benefit plus the Cash Balance Formula benefit.

The following explains the formulas applicable to each NEO:

¡	Mr. Bush and Mr. Ervin each receive a benefit under a Heritage Formula and a Cash Balance Formula in the Northrop Grumman Retirement Plan, a subplan of the Pension Plan (“NGR Subplan”).

¡

Mr. Bush also receives a frozen benefit under a Heritage Formula in the S&MS Pension Plan due to his TRW related service. He ceased to be eligible for future service growth under this plan and SRIP when he began participating in the NGR Subplan.

¡	Due to his date of hire, Mr. Palmer does not receive a benefit under a Heritage Formula; he only receives a benefit under a Cash Balance Formula in the Pension Plan.

¡	Mr. Pitts receives a benefit under a Heritage Formula and a Cash Balance formula in the Northrop Grumman Electronic Systems Pension Plan, a subplan of the Pension Plan (“ES Subplan”).

¡	Ms. Mills receives a benefit under a Heritage Formula and a Cash Balance formula in the S&MS Pension Plan.

52   l   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS | PENSION BENEFITS (continued)

Heritage Formulas

The following table summarizes the key features of the Heritage Formulas applicable to the eligible NEOs.

Feature	NGR Subplan	ES Subplan	S&MS Pension Plan

Benefit Formula	Final Average Pay x 1.6667% times Pre- July 1, 2003 service	Eligible Pay since 1995 x 2% plus the prior Westinghouse Pension Plan benefit	(Final Average Pay x 1.5% minus Covered Compensation x 0.4%) times Pre- January 1, 2005 service
Final Average Pay	Average of highest 3 years of Eligible Pay	Not applicable	Average of the highest 5 consecutive years of Eligible Pay Covered Compensation is specified by the IRS
Eligible Pay (limited by Code section 401(a)(17))	Salary plus bonus	Salary plus bonus (50% of bonus through 2001)	Salary plus bonus
Normal Retirement	Age 65	Age 65	Age 65
Early Retirement	Age 55 with 10 years of service	Age 58 with 30 years of service or age 60 with 10 years of service	Age 55 with 10 years of service
Early Retirement Reduction (for retirements occurring between Early Retirement and Normal Retirement)	Benefits are reduced for commencement prior to the earlier of age 65 and 85 points (age + service)	Benefits are reduced for commencement prior to age 60	Benefits are reduced for commencement prior to age 60

Cash Balance Formula

The Cash Balance Formula is a hypothetical account balance consisting of pay credits plus interest. It has the following features:

¡

Pay credits are a percentage of pay that vary based on an employee’s “points” (age plus service). The range of percentages applicable to the NEOs on December 31, 2011 is: 5.5% – 9%. Employees, including the NEOs, also receive an additional 4% pay credit for pay above the social security wage base.

¡	Interest is credited at the 30-year US Treasury bond rate. The December 31, 2011 interest credit rate is 3.65%.

¡	Eligible pay is salary plus bonus, as limited by Code section 401(a)(17).

¡	Eligibility for early retirement occurs at age 55 with 10 years of service. Benefits may be reduced if commenced prior to Normal Retirement Age (65).

ERISA 2, SRIP and SRRP (Nonqualified Restoration Plans)

ERISA 2 and SRIP are non-qualified plans that restore benefits provided for under the Pension Plan and S&MS Pension Plan, respectively, but for the limits on eligible pay imposed by Code section 401(a)(17). SRIP also restores benefits limited by the overall benefit limitation of Code section 415. Benefits and features in these restoration plans otherwise are generally the same as described above for the underlying tax qualified plan.

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COMPENSATION DISCUSSION AND ANALYSIS | PENSION BENEFITS (continued)

SRRP entitles Mr. Palmer to an annuity equal to the amount that would have been paid to him under his former employer’s supplemental retirement plan but for his employment with the Company.

CPC SERP, OSERP and ESEPP (Nonqualified Supplemental Executive Retirement Plans)

These plans provide pension benefits that supplement the tax qualified pension plans. The following chart highlights the key features of these plans applicable to the eligible NEOs.

Feature	CPC SERP	OSERP	ESEPP

Benefit Formula

Greater of CPC Formula and OSERP Formula

CPC Formula is:

Final Average Pay times 3.3334% for each year that the NEO has served on the CPC up to 10 years, 1.5% for each subsequent year up to 20 years and 1% for each additional year over 20

		Final Average Pay times 2% for each year of service up to 10 years, 1.5% for each subsequent year up to 20 years, and 1% for each additional year over 20 and less than 45	Final Average Pay times 1.47% for each year that the NEO made maximum contributions to the ES Subplan
Final Average Pay	Average of highest 3 years of Eligible Pay	Average of highest 3 years of Eligible Pay	Average of highest 5 years of Eligible Pay
Eligible Pay	Salary and bonus (including amounts above Code limits and amounts deferred)	Salary and bonus (including amounts above Code limits and amounts deferred)	Salary and bonus averaged separately (including amounts above Code limits and amounts deferred)
Normal Retirement	Age 65	Age 65	Age 65
Early Retirement	Age 55 with 10 years of service	Age 55 with 10 years of service	Age 58 with 30 years of service or Age 60 with 10 years of service
Early Retirement Reduction	Benefits are reduced for commencement prior to the earlier of age 65 and 85 points (age + service)	Benefits are reduced for commencement prior to the earlier of age 65 and 85 points (age + service)	Benefits are reduced for commencement prior to age 60
Reductions From Other Plans	Reduced by any other Company pension benefits accrued during period of CPC service	Reduced by any other Company pension benefits	Reduced by ES Subplan and ERISA 2 benefits

Information on Executives Eligible to Retire

The following NEOs are eligible to retire as of December 31, 2011 under the below specified plans:

¡

If Mr. Palmer were to terminate on December 31, 2011, his annual CPC SERP and ERISA 2 benefits are estimated to be $207,903 (commencing January 1, 2012). His qualified plan benefits payable from the Pension Plan could not commence until Mr. Palmer attains age 65.

¡

If Mr. Pitts were to retire on December 31, 2011, his total annual benefit amount as of December 31, 2011 (commencing January 1, 2012), combined for all pension plans (Pension Plan, CPC SERP, ERISA 2 and ESEPP), is estimated to be $903,446 plus a supplemental benefit payable from retirement to age 62 of $4,326.

¡

If Ms. Mills were to retire on December 31, 2011, her total annual benefit amount as of December 31, 2011 (commencing January 1, 2012), combined for all pension plans (CPC SERP, SRIP and S&MS Pension Plan), is estimated to be $639,795.

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COMPENSATION DISCUSSION AND ANALYSIS | NONQUALIFIED DEFERRED COMPENSATION

2011 Nonqualified Deferred Compensation

Name & Principal Position	Plan Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (4) ($)
Wesley G. Bush	Deferred Compensation	0	0	(13,715)	0	1,515,547
Chairman, Chief Executive Officer and President	Savings Excess	341,100	170,550	(31,233)	0	3,080,427
James F. Palmer	Deferred Compensation	0	0	(30,195)	0	566,291
Corporate Vice President and Chief Financial Officer	Savings Excess	320,052	64,332	(94,126)	0	1,792,311
Gary W. Ervin	Savings Excess	400,064	64,010	(111,895)	0	1,830,068
Corporate Vice President and President, Aerospace Systems
James F. Pitts	Deferred Compensation	0	0	22,020	0	523,112
Corporate Vice President and President, Electronic Systems	Savings Excess	320,052	64,010	11,917	0	647,301
Linda A. Mills	Deferred Compensation	0	0	(16,145)	0	1,009,203
Corporate Vice President and President, Information Systems	Savings Excess	427,570	59,292	(95,028)	0	1,678,124

(1)	NEO contributions in this column are also included in the 2011 Summary Compensation Table, under the columns entitled “Salary” and “Non-Equity Incentive Plan Compensation.”
(2)	Company contributions in this column are included in the 2011 Summary Compensation Table, under the column entitled “All Other Compensation.”
(3)	Aggregate earnings in the last fiscal year are not included in the 2011 Summary Compensation Table, because they are not above market or preferential.
(4)	NEO and Company contributions in this column are also included in the Summary Compensation Table. Aggregate earnings in this column are not included in the 2011 Summary Compensation Table, as they are not above market. Employee contributions for each of the NEOs as of December 31, 2011 were as follows:

¡	Mr. Bush’s Savings Excess Plan (“SEP”) account balance consists of $2,329,518 in employee contributions, as adjusted for investment returns.

¡	Mr. Palmer’s SEP account balance consists of $1,538,736 in employee contributions, as adjusted for investment returns.

¡	Mr. Ervin’s SEP account balance consists of $1,545,338 in employee contributions, as adjusted for investment returns.

¡	Mr. Pitts’ SEP account balance consists of $501,372 in employee contributions, as adjusted for investment returns.

¡	Ms. Mills’ SEP account balance consists of $1,453,527 in employee contributions, as adjusted for investment returns.

List of Deferred Compensation Plans and Descriptions

The deferred compensation plans in which the NEOs participate are listed below in alphabetical order:

¡

“Deferred Compensation” is the Northrop Grumman Deferred Compensation Plan. This plan was closed to future contributions at the end of 2010. Before 2011, eligible executives were allowed to defer a portion of their salary and bonus. No Company contributions were made to the plan.

¡

“Savings Excess” or “SEP” is the Northrop Grumman Savings Excess Plan. This plan allows the NEOs and other eligible employees to defer up to 75% of their salary and bonus beyond the compensation limits of the tax-qualified plans and receive a Company matching contribution of up to 4%. The lifetime maximum amount of NEO and Company contributions under this plan is limited to $5,000,000.

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COMPENSATION DISCUSSION AND ANALYSIS | SEVERANCE PROGRAM

2011 Severance Program

The first set of tables below provides estimated payments and benefits that the Company would provide each NEO if his or her employment terminated on December 30, 2011 for specified reasons, assuming that the price per share of the Company’s common stock is $58.48, the closing market price as of that date. These payments and benefits are payable based on:

¡	the Severance Plan for Elected and Appointed Officers of Northrop Grumman Corporation;

¡	the 2001 Long-Term Incentive Stock Plan and terms and conditions of equity awards;

¡	the Special Officer Retiree Medical Plan; and

¡	Mr. Bush’s CEO letter.

We summarize these arrangements before providing the estimated payment and benefit amounts in the tables. Due to the many factors that affect the nature and amount of any benefits provided upon the termination events discussed below, any actual amounts paid or distributed to NEOs may be different. Factors that may affect these amounts include timing during the year of the occurrence of the event, our stock price and the NEO’s age. The amounts described below are in addition to an NEO’s benefits described in the Pension Benefits and Nonqualified Deferred Compensation Tables, as well as benefits generally available to our employees such as distributions under our savings plan, disability or life insurance benefits and accrued vacation.

Severance Plan Benefits

Upon a “qualifying termination” (defined below) the Company has discretion to provide severance benefits to the NEOs under the Severance Plan for Elected and Appointed Officers of Northrop Grumman Corporation (“Severance Plan”). Provided the NEO signs a release, he or she will receive: (i) a lump sum severance benefit equal to one and one-half times annual base salary and target bonus, (ii) continued medical and dental coverage for the severance period, (iii) income tax preparation/financial planning fees for one year, and (iv) outplacement expenses up to 15% of salary. The cost of providing continued medical and dental coverage is based upon current premium costs. The cost of providing income tax preparation and financial planning is capped at $15,000 for year of termination and for year following termination.

A “qualifying termination” means one of the following:

¡	involuntary termination, other than for cause or mandatory retirement;

¡	election to terminate in lieu of accepting a downgrade to a non-officer position;

¡	following a divestiture of the NEO’s business unit, election to terminate in lieu of accepting a relocation; or

¡	if the NEO’s position is affected by a divestiture, the NEO is not offered salary or bonus at a certain level. As noted below, Mr. Bush is not eligible for benefits under the Severance Plan.

Terms of Equity Awards

The terms of equity awards to the NEOs under the 2001 Long-Term Incentive Plan provide for accelerated vesting if an NEO’s employment terminates for certain reasons. For stock options, accelerated vesting of a portion of each award results from a termination due to death, disability, or retirement (after age 55 with 10 years of service). Stock options fully vest for mandatory retirement at age 65. For RPSRs, accelerated vesting of a portion of each award results from a termination due to death, disability, or retirement (after age 55 with 10 years of service or mandatory retirement at age 65). An extended exercise period is also provided for options under these circumstances. For RSRs, full vesting occurs for a termination due to death or disability and mandatory retirement at age 65 and prorated vesting for retirement (age 55 with 10 years of service). In 2010, Mr. Palmer received a retention grant of RSRs for which full vesting occurs both for a termination due to death or disability and for a termination related to a change in control. In 2011, Mr. Ervin received a retention grant of RSRs for which full vesting occurs both for a termination due to death or disability and for a termination related to a change in control.

For purposes of estimating the payments due under RPSRs below, Company performance is assumed to be at target levels through the close of each three-year performance period.

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COMPENSATION DISCUSSION AND ANALYSIS | SEVERANCE PROGRAM (continued)

Accelerated Equity Vesting Due to Change in Control

The terms of equity awards to the NEOs under the 2001 Long-Term Incentive Stock Plan provide for accelerated vesting of stock options and RSRs (and for prorated payments in the case of RPSRs) when the Company is involved in certain types of “change in control” events that are more fully described in such plan (e.g., certain business combinations after which the Company is not the surviving entity and the surviving entity does not assume the awards). Vested stock options that are not exercised prior to one of these changes in control may be settled in cash and terminated. Prorated payments for RPSRs made upon one of these changes in control will be based on the portion of the three-year performance period prior to the change in control. For example, if a change in control occurred on June 30 in the second year of a three-year performance period, the target number of RPSRs subject to an award would be multiplied by one-half and then multiplied by the earnout percentage that is based on the Company’s performance for the first half of the performance period. The table below provides the estimated value of accelerated equity vesting and/or payments if such a change in control had occurred on December 30, 2011. The value of the accelerated vesting was computed using only the closing market price of the Company’s common stock on December 30, 2011 ($58.48), with no consideration of an earnout percentage as previously described. The value for unvested RSRs and RPSRs is computed by multiplying $58.48 by the number of unvested shares that would vest. The value of unvested stock options equals the difference between the exercise price of each option and $58.48. No value was attributed to accelerated vesting of a stock option if its exercise price was greater than $58.48.

	Stock Options	RSRs	RPSRs
Name and Principal Position	Acceleration of Vesting ($)	Acceleration of Vesting ($)	Prorated Payment ($)	Total ($)
Wesley G. Bush Chairman, Chief Executive Officer and President	3,918,722	3,942,429	5,989,815	13,850,966
James F. Palmer (1) Corporate Vice President and Chief Financial Officer	2,547,715	3,672,018	1,675,920	7,895,653
Gary W. Ervin Corporate Vice President and President, Aerospace Systems	1,188,532	2,168,263	1,675,920	5,032,715
James F. Pitts Corporate Vice President and President, Electronic Systems	1,188,532	985,563	1,675,920	3,850,015
Linda A. Mills Corporate Vice President and President, Information Systems	1,156,581	887,025	1,532,293	3,575,899

(1)	Under the terms of his offer letter, Mr. Palmer would also receive a lump-sum payment of approximately $1,586,100 for the present value of his $8,632 monthly benefit under the Supplemental Retirement Replacement Plan.

Retiree Medical Arrangement

The Special Officer Retiree Medical Plan (“SORMP”) was closed to new participants in 2007. NEOs who are vested participants in the SORMP are entitled to retiree medical benefits pursuant to the terms of the SORMP. The coverage is a continuation of the NEO’s executive medical benefits plus retiree life insurance. A participant becomes vested if he or she has either five years of vesting service as an elected officer or 30 years of total service with the Company and its affiliates. A vested participant can commence SORMP benefits at retirement before age 65 if he has attained age 55 and 10 years of service. The estimated cost of the SORMP benefit reflected in the tables below is the present value of the estimated cost to provide future benefits using actuarial calculations and assumptions. Mr. Ervin and Ms. Mills are not eligible for SORMP benefits.

Mr. Bush’s CEO Letter

Mr. Bush was elected to the position of Chief Executive Officer and President effective January 1, 2010. Effective January 1, 2010, Mr. Bush agreed that he would no longer be covered by, or eligible for, benefits under the Severance Plan or under any other severance plan, program or policy of Northrop Grumman.

Change in Control Benefits

During its March 2010 meeting, the Compensation Committee approved the termination of all change in control programs and agreements effective January 1, 2011. The only change in control benefits available to the NEOs are those described in the terms and conditions of the Long-Term Incentive Stock Plan.

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COMPENSATION DISCUSSION AND ANALYSIS | SEVERANCE PROGRAM (continued)

Termination Payment Tables

Potential Termination Payments

Wesley G. Bush

Chairman, Chief Executive Officer and President

Executive Benefits	Voluntary Termination ($)	Involuntary Termination Not For Cause (2) ($)	Post-CIC Involuntary or Good Reason Termination ($)	Death or Disability (3) ($)
Salary	0	0	0	0
Short-term Incentives	0	0	0	0
Long-term Incentives (1)	0	0	13,850,966	12,931,881
Benefits and Perquisites
Incremental Pension	0	0	0	0
Retiree Medical and Life Insurance	427,281	427,281	427,281	427,281
Medical/Dental Continuation	0	0	0	0
Life Insurance Coverage	0	0	0	0

(1)	Long-term Incentives include grants of RPSRs, Stock Options and RSRs. Results in a benefit under Voluntary Termination only if eligible for retirement treatment under the terms and conditions of the grants (age 55 with 10 years of service).
(2)	Similar treatment provided for certain “good reason” terminations, as described above. However, there would be no termination payment in the event of an involuntary termination for cause.
(3)	Retiree medical and life insurance value reflects cost associated with Disability. If termination results from death, the retiree medical and life insurance expense would be less than the disability amount indicated.

Potential Termination Payments

James F. Palmer

Corporate Vice President and Chief Financial Officer

Executive Benefits	Voluntary Termination ($)	Involuntary Termination Not For Cause (2) ($)	Post-CIC Involuntary or Good Reason Termination ($)	Death or Disability ($)
Salary	0	1,275,122	0	0
Short-term Incentives	0	956,341	0	0
Long-term Incentives (1)	0	0	7,895,653	7,130,880
Benefits and Perquisites
Incremental Pension	0	0	0	0
Retiree Medical and Life Insurance	0	0	225,680	0
Medical/Dental Continuation	0	43,260	0	0
Life Insurance Coverage	0	0	0	0
Financial Planning/Income Tax	0	15,000	0	0
Outplacement Services	0	127,512	0	0

(1)	Long-term Incentives include grants of RPSRs, Stock Options and RSRs. Results in a benefit under Voluntary Termination only if eligible for retirement treatment under the terms and conditions of the grants (age 55 with 10 years of service).
(2)	Similar treatment provided for certain “good reason” terminations, as described above. However, there would be no termination payment in the event of an involuntary termination for cause.

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COMPENSATION DISCUSSION AND ANALYSIS | SEVERANCE PROGRAM (continued)

Potential Termination Payments

Gary W. Ervin

Corporate VP & President, Aerospace Systems

Executive Benefits	Early Retirement ($)	Involuntary Termination Not For Cause (2) ($)	Post-CIC Involuntary or Good Reason Termination ($)	Death or Disability ($)
Salary	0	1,275,120	0	0
Short-term Incentives	0	956,340	0	0
Long-term Incentives (1)	0	0	5,032,715	4,836,905
Benefits and Perquisites
Incremental Pension	0	0	0	0
Retiree Medical and Life Insurance	0	0	0	0
Medical/Dental Continuation	0	43,260	0	0
Life Insurance Coverage	0	0	0	0
Financial Planning/Income Tax	0	15,000	0	0
Outplacement Services	0	127,512	0	0

(1)	Long-term Incentives include grants of RPSRs and Stock Options. Results in a benefit under Voluntary Termination only if eligible for retirement treatment under the terms and conditions of the grants (age 55 with 10 years of service).
(2)	Similar treatment provided for certain “good reason” terminations, as described above. However, there would be no termination payment in the event of an involuntary termination for cause.

Potential Termination Payments

James F. Pitts

Corporate VP & President, Electronic Systems

Executive Benefits	Early Retirement ($)	Involuntary Termination Not For Cause (2) ($)	Post-CIC Involuntary or Good Reason Termination ($)	Death or Disability (3) ($)
Salary	0	1,275,122	0	0
Short-term Incentives	0	956,341	0	0
Long-term Incentives (1)	2,883,146	2,883,146	3,850,015	3,654,205
Benefits and Perquisites
Incremental Pension	0	0	0	0
Retiree Medical and Life Insurance	313,299	313,299	313,299	313,299
Medical/Dental Continuation	0	5,811	0	0
Life Insurance Coverage	0	0	0	0
Financial Planning/Income Tax	0	15,000	0	0
Outplacement Services	0	127,512	0	0

(1)	Long-term Incentives include grants of RPSRs, Stock Options and RSRs. Results in a benefit under Voluntary Termination only if eligible for retirement treatment under the terms and conditions of the grants (age 55 with 10 years of service).
(2)	Similar treatment provided for certain “good reason” terminations, as described above. However, there would be no termination payment in the event of an involuntary termination for cause.
(3)	Retiree medical and life insurance value reflects cost associated with Disability. If termination results from death, the retiree medical and life insurance expense would be less than the disability amount indicated.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT   l   59

COMPENSATION DISCUSSION AND ANALYSIS | SEVERANCE PROGRAM (continued)

Potential Termination Payments

Linda A. Mills

Corporate VP & President, Information Systems

Executive Benefits	Early Retirement ($)	Involuntary Termination Not For Cause (2) ($)	Post-CIC Involuntary or Good Reason Termination ($)	Death or Disability ($)
Salary	0	1,162,575	0	0
Short-term Incentives	0	871,932	0	0
Long-term Incentives (1)	2,702,082	2,702,082	3,575,899	3,396,064
Benefits and Perquisites
Incremental Pension	0	0	0	0
Retiree Medical and Life Insurance	0	0	0	0
Medical/Dental Continuation	0	43,260	0	0
Life Insurance Coverage	0	0	0	0
Financial Planning/Income Tax	0	15,000	0	0
Outplacement Services	0	116,258	0	0

(1)	Long-term Incentives include grants of RPSRs, Stock Options and RSRs. Results in a benefit under Voluntary Termination only if eligible for retirement treatment under the terms and conditions of the grants (age 55 with 10 years of service).
(2)	Similar treatment provided for certain “good reason” terminations, as described above. However, there would be no termination payment in the event of an involuntary termination for cause.

60   l   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT

PROPOSAL TWO: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are providing our shareholders with the opportunity to cast a non-binding, advisory vote on the compensation of our NEOs.

We seek your advisory vote on our executive compensation in accordance with regulations promulgated under the Securities Exchange Act of 1934, as amended. Our executive compensation is described in the Compensation Discussion and Analysis and accompanying tables on pages 30 through 60 of this Proxy Statement. This advisory vote, commonly known as “say on pay,” gives our shareholders the opportunity to express their view on our 2011 executive compensation programs and policies for the named executive officers. The vote does not address any specific item of compensation and is not binding on the Board. However, as the vote is an expression of our shareholders’ view on a significant matter, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.

We believe that our compensation programs and policies are strongly aligned with the interests of our shareholders. We understand that our shareholders measure our annual and long-term performance against our industry and other peer groups. To better align with this perspective, two years ago we shifted away from internal, plan-based performance metrics and established peer-based financial goals. In 2011, we achieved top-quartile performance based on Pension-Adjusted OM Rate and FCF conversion within a peer group of the ten largest aerospace and defense companies in the U.S. and Europe, including the Company.

We believe our compensation programs strike the appropriate balance, utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to value creation for our shareholders, customers and employees. This balance is evidenced by the following:

¡

Earnings from continuing operations increased 10% to $2.1 billion, and earnings per share from continuing operations increased 17%. Adjusting 2011 and 2010 earnings per share for pension and 2010 nonrecurring items, earnings per share from continuing operations increased 27%.

¡

Earnings per share growth reflects improved performance from our businesses, more favorable pension expense, lower interest expense and a lower weighted average share count. These positive trends offset the impact of lower revenue and higher taxes in 2011.

¡	Our businesses delivered higher operating income and our segment margin rate expanded by 90 basis points to 11.6 percent.

¡	Before discretionary pension contributions, our continuing operations generated approximately $3 billion of cash from operations, and after capital spending, our 2011 FCF totaled $2.5 billion.

¡

We returned $2.8 billion, or 150% of reported free cash flow, to shareholders in 2011. We repurchased 40.2 million shares for $2.3 billion and paid $543 million in dividends, which included a 6.4% increase in our dividend to an annualized rate of $2.00 per share, our eighth consecutive annual dividend increase.

¡	We also distributed approximately $1.8 billion of equity value to shareholders through the spin-off of Huntington Ingalls, Inc.

The philosophy underlying our executive compensation program is to provide an attractive, flexible and market-based total compensation program tied to performance and aligned to shareholder interests. We strive to recruit and retain the highest caliber executive officers and key talent that can deliver sustained high performance. In the oversight of our compensation programs, our Compensation Committee is guided by the following principles:

¡	Compensation is designed to be competitive within our industry and retentive for key individuals who contribute to the achievement of business goals.

¡

Pay for performance is reflected when the achievement of both annual incentive goals and increased shareholder value result in individual total compensation commensurate with results; however, failure to deliver shareholder value will negatively affect compensation for all NEOs.

¡	Executive stock ownership is important to align our executives’ interests with those of our shareholders.

The evidence of the effectiveness of our pay programs is demonstrated not only in our 2011 Company performance (as noted above), but also in the following actions we have taken to link executive pay to company performance:

¡

In response to shareholder preference for full-value equity grants, we changed the portfolio mix for 2012 equity grants for elected officers to a mix of RPSRs and RSRs and eliminated stock option grants;

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT   l   61

PROPOSAL TWO: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (continued)

¡

We have changed the terms and methodology for equity grants of performance shares to elected officers who are members of the CPC. These changes include reducing the maximum payout under the programs of the 2012 RPSR grant from 200% of the RPSR award to 150% of the RPSR award granted and limiting the payout to no more than 100% of shares granted if relative total shareholder return over the performance period is negative, even if our performance relative to the other industry benchmarks would have resulted in a higher score;

¡	We have eliminated certain traditional executive perquisites such as change in control agreements and eliminated tax gross-ups in connection with a change in control;

¡

We have reduced executive retirement benefits, eliminating pay-based accruals in legacy defined benefit and Supplemental Executive Retirement Plans, to better align our practices with current market practices, reduce costs, and decrease non-performance based elements of executive compensation. These changes will be fully implemented by January 1, 2015;

¡

We continue to have significant stock retention requirements for our executives, requiring 50% of net shares acquired upon the exercise or the payment or vesting of any performance shares granted in 2010 and thereafter to be held for a period of three years; and

¡

We are holding 2012 base salaries constant at their 2011 level and increasing annual incentive compensation targets for all of our appointed and elected officers (excluding the CEO) to encourage achievement of top quartile peer performance in 2012.

As the uncertainties of domestic economic conditions and the policy and budget decisions of the U.S. Government evolve, we have taken aggressive actions to strengthen our Company by managing our cost structure and re-shaping our portfolio. This increases our competitiveness and maximizes our ability to provide affordable solutions to our customers.

We urge shareholders to read our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on February 8, 2012. This describes our business and 2011 financial results in more detail.

Recommendation

The Compensation Committee and the Board believe the compensation of our executives is aligned to performance, is sensitive to our share price, appropriately motivates and retains our executives, and is a competitive advantage in attracting and retaining the high caliber talent necessary to drive our business forward and build sustainable value for our shareholders:

“RESOLVED, that, as an advisory matter, the shareholders of Northrop Grumman Corporation approve the compensation paid to the Company’s named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

Vote Required

Approval of Proposal Two requires that the votes cast “for” the proposal exceed the votes cast “against” the proposal. Abstentions and broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL TWO.

62   l   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT

PROPOSAL THREE: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Audit Committee proposes and recommends that the shareholders ratify the Audit Committee’s appointment of Deloitte & Touche LLP (“Deloitte”) as our independent auditor for 2012. Deloitte served as our independent auditor for 2011. Although ratification is not required by our Bylaws or otherwise, the Audit Committee is submitting the selection of Deloitte to shareholders as a matter of good corporate governance. If the shareholders fail to ratify the appointment of Deloitte, the Audit Committee will consider this in its selection of auditors for the following year. A representative from Deloitte will attend the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions.

Fees Billed By the Independent Auditor

The following table summarizes aggregate fees billed for the years ended December 31, 2011 and 2010 by Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates:

	2011	2010
Audit Fees (a)	$13,394,000	$14,990,000
Audit-Related Fees (b)	738,500	5,942,500
Tax-Related Fees (c)	1,055,000	600,500
All Other Fees (d)	—	51,000
Total Fees	$15,187,500	$21,584,000

(a)	Audit fees for 2011 and 2010 reflect fees of $11,900,000 and $13,600,000, respectively, for the consolidated financial statement audits and include the audit of internal controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. Audit fees for 2011 and 2010 also include $1,321,000 and $1,320,000, respectively, for foreign statutory audits. Fees for foreign statutory audits are reported in the year in which the audits are performed. For example, foreign statutory audit fees reported in 2011 relate to audits of the Company’s foreign entities for the fiscal year ended 2010. The remaining 2011 audit fees relate to audit services associated with our Form 8-K filing in connection with our presentation of our former shipbuilding business as discontinued operations and our Form S-3 and Form S-8 registration statements. 2010 audit fees include services associated with our 2010 registered debt offering and our 2010 tender offers for outstanding debt.
(b)	Audit-related fees reflect fees for services that are reasonably related to the performance of the audit or review of the Company’s financial statements including the support of business acquisition and divestiture activities, independent assessment of controls related to outsourcing services, and audits of employee benefit plans. Fees for stand-alone audits of our subsidiaries and businesses to support divestiture activities totaled $0 for 2011 and $4,487,000 for 2010. Fees related to independent assessment of controls concerning outsourcing activities totaled $690,500 for 2011 and $1,300,000 for 2010. Fees for benefit plan audits totaled $0 for 2011 and $70,500 for 2010, and exclude fees that totaled $1,267,000 for 2011 and $1,531,500 for 2010 related to benefit plan audits which are paid for by the plans. The remaining fees for 2011 and 2010 relate to attestations that are not required by statute or regulations.
(c)	Tax-related fees during 2011 and 2010 reflect fees of $1,055,000 and $600,500, respectively, for services concerning foreign income tax compliance, foreign Value Added Tax compliance and other tax compliance matters.
(d)	All other fees of $51,000 in 2010 relate to government contracting services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

It is the Audit Committee’s policy to pre-approve all audit and permitted non-audit services provided by any independent auditor in order to ensure that the provision of these services does not impair the independent auditor’s independence. These services may include audit services, audit-related services, tax-related services and other services. Pre-approval may be given at any time up to a year before commencement of the specified service. Any pre-approval is detailed as to the particular service or category of services. The Audit Committee has delegated pre-approval authority for any individual project up to a pre-determined amount to the Chairperson of the Audit Committee.

The decisions of the Chairperson to pre-approve a permitted service are reported to the Audit Committee at its next meeting. The independent auditor and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval policy, as well as the fees for the services performed to date.

The Audit Committee approved all audit and non-audit services provided by Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates during 2011 and 2010, in each case before being engaged to provide those services.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT   l   63

AUDIT COMMITTEE REPORT

Vote Required

Approval of this proposal requires that the votes cast “for” the proposal must exceed the votes cast “against” the proposal. Abstentions and broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL THREE.

The Audit Committee of the Board of Directors is responsible for assisting the Board of Directors in fulfilling its oversight responsibilities over the Company’s accounting, auditing and financial reporting processes and risk management process, and for monitoring compliance with certain regulatory and compliance matters. The Audit Committee’s written charter describes the Audit Committee’s responsibilities and has been approved by the Board of Directors.

Management is responsible for preparing the Company’s financial statements and for the financial reporting process, including evaluating the effectiveness of the Company’s disclosure controls and procedures and internal control over financial reporting.

Deloitte & Touche LLP (“Deloitte”), the Company’s independent auditor, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States of America, and on the effectiveness of the Company’s internal control over financial reporting.

In connection with the preparation of the Company’s financial statements as of and for the year ended December 31, 2011, the Audit Committee reviewed and discussed the audited financial statements with the Company’s Chief Executive Officer, Chief Financial Officer and Deloitte. The Audit Committee also discussed with Deloitte the communications required under applicable professional auditing standards and regulations and, with and without management present, discussed and reviewed the results of Deloitte’s examination of the financial statements. Additionally, the Audit Committee discussed with the Company’s internal auditors the results of their audits completed during 2011.

The Audit Committee received the written disclosures and the letter from Deloitte required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with Deloitte that firm’s independence from the Company.

Based on the Audit Committee’s review and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements for 2011 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the SEC. The Audit Committee also reappointed Deloitte to serve as the Company’s independent auditors for 2012, and requested that this appointment be submitted to shareholders for ratification at the Annual Meeting.

AUDIT COMMITTEE

STEPHEN E. FRANK, CHAIRMAN

VICTOR H. FAZIO

MADELEINE A. KLEINER

AULANA L. PETERS

THOMAS M. SCHOEWE

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PROPOSAL FOUR: APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF TITAN II, INC.

In December 2011, the Board of Directors of Northrop Grumman Corporation approved an amendment, described below, to the Certificate of Incorporation of our former parent company, Titan II, Inc., which is now a subsidiary of Huntington Ingalls Industries, Inc. We are asking shareholders to approve this amendment.

Background

On March 31, 2011, we completed the spin-off of our former shipbuilding subsidiary, Huntington Ingalls Industries, Inc. In connection with and immediately prior to the spin-off, we completed a corporate reorganization pursuant to Section 251(g) of the Delaware General Corporation Law (“DGCL”). As part of this reorganization, New P, Inc., a newly formed subsidiary, replaced old Northrop Grumman Corporation as our public holding company. Old Northrop Grumman Corporation became a wholly-owned subsidiary of New Ships, another newly formed subsidiary of New P, Inc. Old Northrop Grumman Corporation changed its name to Titan II, Inc. (“Titan II”) and New P, Inc. changed its name to Northrop Grumman Corporation. We completed the spin-off of New Ships (renamed Huntington Ingalls Industries, Inc.). Thus Titan II is now a wholly-owned subsidiary of the independent and publicly traded Huntington Ingalls Industries, Inc. (“HII”).

Amendment of Titan II Certificate of Incorporation

In connection with the reorganization, and pursuant to Section 251(g) of the DGCL, the Titan II Certificate of Incorporation was amended to require approval from the shareholders of its then parent, Northrop Grumman Corporation, for certain significant actions by Titan II – including a merger or consolidation, a sale of all or substantially all assets, charter amendments and dissolution. Article Sixteenth of the Titan II Certificate of Incorporation provides:

SIXTEENTH: Any act or transaction by or involving the Corporation, other than the election or removal of directors of the Corporation, that requires for its adoption under the General Corporation Law of the State of Delaware or this Restated Certificate of Incorporation the approval of the stockholders of the Corporation shall, pursuant to Section 251(g)(7)(i) of the General Corporation Law of the

State of Delaware, require, in addition, the approval of the stockholders of Northrop Grumman Corporation (or any successor by merger), by the same vote as is required by the General Corporation Law of the State of Delaware and/or by this Restated Certificate of Incorporation.

Having completed the spin-off, these restrictive provisions no longer serve their original purpose of protecting the interests of Northrop Grumman shareholders in their subsidiary. As noted above, Titan II is now a wholly-owned subsidiary of HII and these restrictions are a continuing restraint on HII’s ability freely to make structural decisions regarding its subsidiary.

Under Delaware law, we believe removal of Article Sixteenth requires a vote of our shareholders, rather than the HII shareholders. In addition, under the March 2011 Separation and Distribution Agreement that we entered into with HII, Titan II and others, in connection with the spin-off, we are required to use reasonable best efforts to solicit the approval of our shareholders for a proposal to eliminate Article Sixteenth from Titan II’s Certificate of Incorporation.

Removal of this provision should have no effect on the rights of our shareholders to vote on matters relating to Northrop Grumman Corporation, such as a merger or consolidation, a sale of all or substantially all of our assets, amendments to our Certificate of Incorporation or any other matter requiring the approval of our shareholders.

If the proposed amendment is approved by our shareholders, we understand that HII intends promptly to cause the filing of an appropriate certificate of amendment of Titan II’s Certificate of Incorporation with the Secretary of State of the State of Delaware.

Vote Required

The affirmative vote of a majority of the voting power of the outstanding shares of common stock is required to approve this Proposal Four. Abstentions and broker non-votes will have the same effect as votes “against” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL FOUR.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT   l   65

PROPOSAL FIVE: APPROVAL OF AMENDMENT AND RESTATEMENT OF NORTHROP GRUMMAN CORPORATION CERTIFICATE OF INCORPORATION TO PROVIDE ADDITIONAL RIGHTS FOR SHAREHOLDER ACTION BY WRITTEN CONSENT

In March 2012, the Board of Directors approved amendments to our Restated Certificate of Incorporation that would provide shareholders certain additional rights to act by written consent. We are asking shareholders to approve this amendment, which will be reflected in a restatement of our Certificate of Incorporation to read in the form attached as Exhibit A to this Proxy Statement.

Right of Shareholders to Act by Written Consent

Our Restated Certificate of Incorporation currently provides that our shareholders may act by written consent provided the Board of Directors specifically authorizes such action.

At the 2011 Annual Meeting of Shareholders, a majority of shareholders supported a non-binding resolution to ask our Board of Directors to take the steps necessary to permit more broadly shareholder action by written consent. The shareholder proposal did not specify a mechanism for implementing shareholder action by written consent. After the meeting, the Board of Directors stated that they would consider the inputs of the shareholders on this proposal. The Governance Committee and full Board have done so. Specifically, they have considered:

¡	whether it would be advisable and in the best interests of all shareholders to provide additional rights for shareholders to act by written consent without a meeting;

¡

whether the ability to act by written consent would present a meaningful additional right of shareholders to influence and respond to actions by management given that our Restated Certificate of Incorporation currently provides shareholders the ability to call a special meeting;

¡

what procedures and protections could be employed to provide an orderly process for such actions to be taken; to protect the rights of all shareholders, mitigating potential risks to the Company and other shareholders associated with such actions; and further to enhance our corporate governance.

After discussion and consideration, the Board of Directors has recommended that the Company take affirmative action to respond to the shareholder vote in 2011 and to provide shareholders with an additional mechanism for influencing the direction of the Company. The Board has recommended that shareholders be provided with broader rights to act by written consent subject to certain procedural provisions intended to ensure an orderly process, protect the interests of all shareholders, enhance transparency and promote good governance. These provisions largely reflect the requirements currently in effect for shareholders to be able to call a special meeting of shareholders. They include the following: (a) holders of at least 25% of our outstanding shares must request action by written consent; (b) consents must be solicited from all shareholders entitled to deliver a written consent, giving each shareholder an equal right to consider and act on a proposal; (c) the requesting shareholder must undertake to provide background information to all shareholders, including the nature of the proposed business to be taken and any interests of the requesting shareholder(s) in the matter and (d) written consents signed by the holders of our outstanding common stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting must be delivered to the Company within a specified period and in accordance with Delaware law (in most cases, the matter would require majority approval).

We believe these provisions will implement shareholder action by written consent in a clear, straightforward and transparent manner that is balanced and provides fundamental fairness to all shareholders.

The Board of Directors also considered a corresponding amendment to our Amended and Restated Bylaws that will become effective if and when the amendment to the Restated Certificate of Incorporation becomes effective. The proposed amendment to the Amended and Restated Bylaws recommended by the Board of Directors sets forth processes for implementing the amendment to our Restated Certificate of Incorporation and is attached as Exhibit B to this Proxy Statement.

Process for Approval of Proposed Amendments

The Board of Directors approved the amendments to our Restated Certificate of Incorporation shown on Exhibit A and declared them to be advisable and in the best interest of our shareholders.

If the shareholders approve this Proposal Five at the Annual Meeting, we intend to file promptly an Amended and Restated Certificate of Incorporation that reflects the amendment shown on Exhibit A with the Secretary of State of the State of Delaware. The Amended and Restated Certificate of Incorporation will be effective upon filing. Shareholder approval of the proposed amendment shown on Exhibit A will also be deemed to constitute the approval of the filing of the Amended and Restated Certificate of Incorporation containing the amendment.

66   l   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT

PROPOSAL FIVE: APPROVAL OF AMENDMENT AND RESTATEMENT OF NORTHROP GRUMMAN CORPORATION CERTIFICATE OF INCORPORATION TO PROVIDE ADDITIONAL RIGHTS FOR SHAREHOLDER ACTION BY WRITTEN CONSENT (continued)

Our Amended and Restated Bylaws may be amended by the Board of Directors or by action of shareholders holding a majority of the outstanding shares entitled to vote. We expect our Board of Directors to approve the amendment to our Amended and Restated Bylaws shown on Exhibit B at its meeting to be held immediately following the Annual Meeting. The amendment to the Amended and Restated Bylaws will be effective upon effectiveness of the amendments to the Restated Certificate of Incorporation. Shareholder approval of the Bylaw amendment is not required and is not being sought. The Board of Directors may further amend the Bylaws without the approval of shareholders at any time and from time to time, but no amendment of the Bylaws may contradict our Certificate of Incorporation. The descriptions of the amendments to our Restated Certificate of Incorporation and Amended and Restated Bylaws set forth in this Proxy Statement are qualified in their entirety by reference to the actual provisions set forth in Exhibits A and B, respectively. We urge you to read these Exhibits carefully.

Vote Required

The affirmative vote of a majority of the voting power of the outstanding shares of common stock is required to approve this Proposal Five. Abstentions and broker non-votes will have the same effect as votes “against” this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL FIVE.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT   l   67

PROPOSAL SIX: SHAREHOLDER PROPOSAL

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, a beneficial owner of 100 shares of common stock of the Company, the proponent of a shareholder proposal, has stated that the proponent intends to present a proposal at the Annual Meeting. The proposal and supporting statement, for which the Board of Directors accepts no responsibility, is set forth below. The Board of Directors opposes the proposal for the reasons stated after this proposal.

Proponent’s Resolution

6 – Independent Board Chairman

RESOLVED: Shareholders request that our board of directors adopt a policy that, whenever possible, the chairman of our board of directors shall be an independent director (by the standard of the New York Stock Exchange), who has not previously served as an executive officer of our Company. This policy should be implemented so as not to violate any contractual obligations in effect when this resolution is adopted. The policy should also specify how to select a new independent chairman if a current chairman ceases to be independent between annual shareholder meetings.

When a CEO serves as our board chairman, this arrangement can hinder our board’s ability to monitor our CEO’s performance. This proposal topic won 50%-plus support at four major U.S. companies in 2011.

To foster flexibility, this proposal gives the option of being phased in and implemented when our next CEO is chosen.

The merit of this proposal should also be considered in the context of the opportunity for additional improvement in our company’s 2011 reported corporate governance in order to more fully realize our company’s potential:

The Corporate Library, an independent investment research firm rate our company “Very High Concern” in Executive Pay – $22 million for CEO Wesley Bush. CEO pay included such generous perquisites as reimbursement for Mr. Bush’s loss on the sale of his home ($250,000), tax gross-up for Mr. Bush’s loss on the sale of his home ($212,000) and security protection for Mr. Bush ($1,642,000).

Also, Mr. Bush received a mega-grant of 627,000 stock options that simply vest after time without any performance criteria. Equity pay should have performance-vesting features. Market-priced stock options can provide financial rewards due to a rising market alone, regardless of an executive’s performance.

At our 2011 annual meeting we gave 54%-support to a proposal for shareholders to be able to act by written consent. In 2009 we gave 53%-support for 10% of shareholders to call a special meeting. Management’s response was to give us a token version of this proposal – the threshold was raised to a challenging 25% of shareholders and a provision was added to encourage shareholders to revoke their requests for a special meeting. Plus a further restriction was added, “the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.”

Aulana Peters (still on our Audit Committee) was on the Merrill Lynch Executive Pay Committee as Merrill’s Stanley O’Neal unceremoniously departed with $161 million after he acquired subprime assets that contributed to $40 billion in write-downs.

Karl Krapek and Stephen Frank were marked as “Flagged (Problem) Directors” because of their respective directorships at the bankrupt Visteon and Washington Mutual. Mr. Frank, who also chaired our Audit Committee, received the highest negative votes and every director on our executive pay committee received more than 12% in negative votes.

Please encourage our board to respond positively to this proposal for an Independent Board Chairman – Yes on 6.

BOARD OF DIRECTORS’ RESPONSE

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

The Board of Directors opposes this proposal because it deprives the Board of important flexibility in determining the most effective leadership structure to serve the interests of the Company and its shareholders. The Board believes the Company is best served when it retains this flexibility.

68   l   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT

PROPOSAL SIX: SHAREHOLDER PROPOSAL (continued)

Under the Company’s current governing documents, the Board has the authority to determine whether the positions of Chairman and Chief Executive Officer should be held by the same or different persons. The Board has the flexibility to consider what is best for the Company and its shareholders, in light of all the facts and circumstances. In past circumstances, the Board has concluded that an independent Chairman would best serve the interests of the Company at that time. In today’s environment, however, having considered the experience of the management team, the challenges facing the Company, and the evolving environment in which we operate, the Board has concluded that having the CEO also serve as Chairman best positions the Company to be innovative, compete successfully and advance shareholder interests. The Board believes it is important, especially in our changing environment, to retain the flexibility to be able to determine which structure is most effective.

The Board also does not believe the proposed change is necessary to ensure that the Board effectively monitors the performance of the CEO, contrary to what the proponent suggests. Today, twelve of the Company’s thirteen directors are independent, and the Board regularly holds scheduled sessions of the independent directors at each Board meeting. The Chairs and all members of the Compensation, Governance and Audit Committees are independent directors. The independent directors have ample opportunity to, and regularly do, assess the performance of the CEO and provide meaningful direction.

When the Chairman is not independent, the Company’s bylaws specifically provide that the Board may designate a Lead Independent Director. The Board has exercised that authority and Lewis W. Coleman currently serves as our Lead Independent Director. Among other duties, the Lead Independent Director:

¡	presides at the executive sessions of the Independent Directors and other meetings of the Board at which the Chairman is not present;

¡	serves as liaison between the Chairman and the Independent Directors;

¡	provides the Chairman with input as to the information provided to the Board and the agendas of the Board and Committee meetings;

¡	calls meetings of the Independent Directors;

¡	interviews, along with the Chairman and the Chair of the Governance Committee, Board candidates and makes recommendations to the Committee and the Board; and

¡

if requested by major shareholders, ensures that he or she is available for consultation and direct communication. Any shareholder can communicate with the Lead Independent Director (or any of the directors) as described on page 15 of this Proxy Statement and on the Company’s website.

The Board’s designation of a Lead Independent Director demonstrates its continuing commitment to strong corporate governance and Board independence.

The Board believes that the Company’s corporate governance structure makes it unnecessary and ill advised to have an absolute requirement that the Chairman be an independent director. The Board believes that adopting such a rule would only limit the Board’s ability to select the director it believes best suited to serve as Chairman of the Board, and is not in the best interests of the Company and its shareholders.

Vote required

Approval of this proposal requires that the votes cast “for” the proposal must exceed the votes cast “against” the proposal. Abstentions and broker non-votes will have no effect on this proposal.

FOR THESE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” PROPOSAL NUMBER SIX.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT   l   69

MISCELLANEOUS

Voting on Other Matters

We are not aware of any other business to be transacted at the Annual Meeting. Our Bylaws outline procedures, including minimum notice provisions, for shareholder nominations of directors and submission of other shareholder business to be transacted at the Annual Meeting. A copy of the pertinent Bylaw provisions is available on request to the Corporate Secretary, Northrop Grumman Corporation, 2980 Fairview Park Drive, Falls Church, Virginia 22042. Our Bylaws are also available in the Investor Relations section of our website at www.northropgrumman.com. If any other business properly comes before the Annual Meeting, the shares represented by proxies will be voted in accordance with the judgment of the persons authorized to vote them.

Proposals of Shareholders for the 2013 Annual Meeting

Any shareholder who intends to present a proposal at the annual meeting in the year 2013 must deliver the proposal to the Corporate Secretary at 2980 Fairview Park Drive, Falls Church, Virginia 22042:

¡	not later than December 7, 2012, if the proposal is submitted for inclusion in the Company’s proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

¡

not earlier than December 7, 2012 and not later than January 6, 2013, if the proposal is submitted pursuant to the Bylaws, but not pursuant to Rule 14a-8, in which case we are not required to include the proposal in our proxy materials.

Any shareholder who wishes to introduce a proposal should review our Bylaws and applicable proxy rules of the SEC.

Shareholder Nominees for Director Election at the 2013 Annual Meeting

Any shareholder who intends to nominate a person for election as a director at the annual meeting in the year 2013 must deliver a notice of such nomination (along with certain other information required by our Bylaws) to the Corporate Secretary at 2980 Fairview Park Drive, Falls Church, Virginia 22042, not earlier than December 7, 2012 and not later than January 6, 2013.

Householding Information

Some banks, brokers and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of the Notice of Internet Availability of Proxy Materials may have been sent to multiple shareholders in a household. We will promptly deliver a separate copy to a shareholder upon written or oral request to the Corporate Secretary at the following address: 2980 Fairview Park Drive, Falls Church, Virginia 22042 (703) 280-2900. To receive separate copies of the notice in the future, or if a shareholder is receiving multiple copies and would like to receive only one copy for the household, the shareholder should contact his or her bank, broker or other nominee record holder, or may contact the Corporate Secretary at the above address.

Cost of Soliciting Proxies

We will pay all costs of soliciting proxies. We have made arrangements with brokerage houses and other custodians, nominees and fiduciaries to make proxy materials available to beneficial owners. We will, upon request, reimburse them for reasonable expenses incurred. We have retained D.F. King & Co, Inc. of New York at an estimated fee of $16,500 plus reasonable disbursements to solicit proxies on our behalf. Our officers, directors and regular employees may request the return of proxies personally, by means of materials prepared for shareholders and employee-shareholders or by telephone or telegram to the extent deemed appropriate by the Board of Directors.

No additional compensation will be paid to such individuals for this activity. The extent to which this solicitation will be necessary will depend upon how promptly proxies are received. We therefore urge shareholders to give voting instructions without delay.

70   l   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT

MISCELLANEOUS (continued)

Use of Non-GAAP Financial Measures

This Proxy Statement contains non-GAAP (accounting principles generally accepted in the United States of America) financial measures, as defined by SEC Regulation G and indicated by a footnote in the text of this Proxy Statement. While we believe that these non-GAAP financial measures may be useful in evaluating our financial information, they should be considered as supplemental in nature and not as a substitute for financial information prepared in accordance with GAAP. Definitions are provided for the non-GAAP measures and reconciliations are provided below. Other companies may define these measures differently or may utilize different non-GAAP measures.

Cash provided by continuing operations before discretionary pension contributions: Cash provided by operations before the after-tax impact of discretionary pension contributions. Cash provided by continuing operations before discretionary pension contributions has been provided for consistency and comparability of 2011 and 2010 financial performance and is reconciled below.

Free cash flow from continuing operations: Cash provided by continuing operations less capital expenditures and outsourcing contract and related software costs. We use free cash flow from continuing operations as a key factor in our planning for, and consideration of, strategic acquisitions, stock repurchases and the payment of dividends. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. Free cash flow from continuing operations is reconciled below.

Free cash flow from continuing operations before discretionary pension contributions: Free cash flow from continuing operations before the after-tax impact of discretionary pension contributions. We use free cash flow from continuing operations before discretionary pension contributions as a key factor in our planning for, and consideration of, strategic acquisitions, stock repurchases and the payment of dividends. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. Free cash flow from continuing operations before discretionary pension contributions is reconciled below.

Segment operating income: Total earnings from our four segments including allocated pension expense recognized under CAS. Reconciling items to operating income are unallocated corporate expenses, which include management and administration, legal, environmental, certain compensation and retiree benefits, and other expenses; net pension adjustment; and reversal of royalty income included in segment operating income. We use segment operating income, as reconciled below, as an internal measure of financial performance of our individual operating segments.

Segment operating margin % / Segment operating income as a % of sales: Segment operating income as defined above, divided by sales. We use segment operating income as a % of sales, as reconciled below, as an internal measure of financial performance.

Reconciliation of Non-GAAP Financial Measures

	Total Year
($M)	2011	2010
Cash provided by continuing operations	2,347	2,056
Less:
Capital expenditures	(488)	(579)
Outsourcing contract & related software costs	(4)	(6)
Free cash flow from continuing operations	1,855	1,471
After-tax discretionary pension pre-funding impact	648	539
Free cash flow from continuing operations before discretionary pension contributions	$2,503	$2,010

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT   l   71

MISCELLANEOUS (continued)

	Total Year
($M)	2011	2010
Cash provided by continuing operations	2,347	2,056
After-tax discretionary pension pre-funding impact	648	539
Cash provided by continuing operations before discretionary pension contributions	$2,995	$2,595

	Total Year
($M)	2011	2010
Segment Operating Income	$3,055	$3,010
as a % of sales	11.6%	10.7%

Reconciliation to operating income
Unallocated corporate expenses	$(166)	$(182)
Net pension adjustment	400	10
Reversal of royalty income	(13)	(11)
Operating income	$3,276	$2,827
as a % of sales	12.4%	10.0%

Jennifer C. McGarey
Corporate Vice President and Secretary

April 6, 2012

NOTICE: THE COMPANY FILED AN ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2011 ON FEBRUARY 8, 2012. SHAREHOLDERS OF RECORD ON MARCH 20, 2012 MAY OBTAIN A COPY OF THIS REPORT WITHOUT CHARGE FROM THE CORPORATE SECRETARY, NORTHROP GRUMMAN CORPORATION, 2980 FAIRVIEW PARK DRIVE, FALLS CHURCH, VIRGINIA 22042.

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Exhibit A

RESTATED CERTIFICATE OF INCORPORATION

OF

NORTHROP GRUMMAN CORPORATION

FIRST: The name of the corporation is Northrop Grumman Corporation (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of the Corporation’s registered agent in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware.

FOURTH: 1. The total number of shares of stock which the Corporation shall have authority to issue is Eight Hundred Ten Million (810,000,000), consisting of Eight Hundred Million (800,000,000) shares of Common Stock, par value One Dollar ($1.00) per share (the “Common Stock”), and Ten Million (10,000,000) shares of Preferred Stock, par value One Dollar ($1.00) per share (the “Preferred Stock”).

2. Shares of Preferred Stock may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by resolution of the Board of Directors of the Corporation (the “Board of Directors”) prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution providing for the issuance of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware. The Board of Directors is further authorized to increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of any class or series subsequent to the issuance of shares of that class or series.

FIFTH: In furtherance and not in limitation of the powers conferred by statute and subject to Article Sixth hereof, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the bylaws of the Corporation (the “Bylaws”).

SIXTH: Notwithstanding Article Fifth hereof, the Bylaws may be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of capital stock entitled to vote thereon, voting as a single class, and by the holders of any one or more classes or series of capital stock entitled to vote thereon as a separate class pursuant to one or more resolutions adopted by the Board of Directors in accordance with Section 2 of Article Fourth hereof.

SEVENTH: The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. Except as may otherwise be provided pursuant to Section 2 of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, the exact number of directors of the Corporation shall be fixed from time to time by the Board of Directors.

EIGHTH: All directors of the Corporation shall be of one class and shall serve for a term ending at the annual meeting following the annual meeting at which the director was elected. Notwithstanding the foregoing sentence of this Article Eighth: each director shall serve until his or her successor is elected and qualified or until his or her death, resignation or removal; no decrease in the authorized number of directors shall shorten the term of any incumbent director; and additional directors, elected pursuant to Section 2 of Article Fourth hereof in connection with rights to elect such additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board of Directors establishing such class or series.

NINTH: Except as may otherwise be provided pursuant to Section 2 of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal or other causes, shall be filled solely by the affirmative vote of a majority of the

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remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for a term that shall end at the first annual meeting following his or her election and shall remain in office until such director’s successor shall have been elected and qualified or until such director’s death, resignation or removal, whichever first occurs.

TENTH: RESERVED.

ELEVENTH: The holders of Common Stock of the Corporation may take action by written consent in lieu of a meeting of stockholders if, in accordance with and subject to the conditions and restrictions set forth in this Restated Certificate of Incorporation and the Bylaws (as amended from time to time), (i) record holders of at least 25% of the outstanding Common Stock of the Corporation have submitted written requests to the Secretary of the Corporation asking that the Board of Directors fix a record date to determine the stockholders entitled to deliver written consents for the action or actions proposed to be taken; (ii) such written requests include all of the required information with respect to such action or actions and with respect to such holders and the beneficial owners (if any) on whose behalf such written requests are made; (iii) the Board of Directors fixes such a record date or has failed to do so within ten days after the Secretary certifies to the Board of Directors that he or she has received written requests from the requisite holders of Common Stock; (iv) written consents are solicited from all stockholders entitled to deliver a written consent by one or more of the stockholders delivering such written requests, and the solicitation materials delivered by such stockholders include a description of the action or actions proposed to be taken by written consent and, with respect to each person or entity directing such solicitation or on whose behalf such solicitation is made, a description of any material interest of such entity or person in the action or actions proposed to be taken by written consent, as well as any other required information; and (v) written consents setting forth the action or actions to be taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and are delivered to the Corporation in the manner required by Section 228 of the Delaware General Corporation Law (as amended from time to time). The holders of Common Stock of the Corporation may not act by written consent in lieu of a meeting of stockholders except (a) in accordance with the preceding sentence or (b) pursuant to a resolution adopted by the Board of Directors authorizing one or more actions to be taken by written consent. Any written consent to take action in lieu of a meeting of stockholders may be revoked prior to the effectiveness of the stockholder action or actions set forth in such written consent. References in this Article and the Bylaws to a written consent shall be deemed to include a telegram, cablegram or other electronic transmission consenting to an action to be taken if such transmission complies with Section 228(d) of the Delaware General Corporation Law (as amended from time to time).

TWELFTH: Subject to the terms of any class or series of Preferred Stock, special meetings of the stockholders of the Corporation may be called by the Board of Directors (or an authorized committee thereof) or the Chairperson of the Board of Directors and shall be called by the Secretary of the Corporation following the Secretary’s receipt of written requests to call a meeting from the holders of at least 25% of the voting power of the outstanding capital stock of the Corporation who have delivered such requests in accordance with and subject to the provisions of the Bylaws (as amended from time to time), including any limitations set forth in the Bylaws on the ability to make such a request for such a special meeting. Except as otherwise required by law or provided by the terms of any class or series of Preferred Stock, special meetings of stockholders of the Corporation may not be called by any other person or persons.

THIRTEENTH: Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

FOURTEENTH: The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

FIFTEENTH: A director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives any improper personal benefit. If, after approval of this Article by the stockholders of the Corporation, the General Corporation Law of the State of Delaware is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

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Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation which restates and integrates and further amends the provisions of the Restated Certificate of Incorporation of this Corporation, and which has been duly adopted in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Law, has been executed by its duly authorized officer as of the date set forth below,

NORTHROP GRUMMAN CORPORATION

By:
Name:	Wesley G. Bush
Title:	Chairman, Chief Executive Officer and President

Date: May [•], 2012

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Exhibit B

RESTATED BYLAWS

OF

NORTHROP GRUMMAN CORPORATION

(A Delaware Corporation)

ARTICLE I

OFFICES

Section 1.01. Registered Office. The registered office of Northrop Grumman Corporation (the “Corporation”) in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, and the name of the registered agent at that address shall be The Corporation Trust Company.

Section 1.02. Principal Executive Office. The principal executive office of the Corporation shall be located at 1840 Century Park East, Los Angeles, California 90067. The Board of Directors of the Corporation (the “Board of Directors”) may change the location of said principal executive office from time to time.

Section 1.03. Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.01. Annual Meetings. The annual meeting of stockholders of the Corporation shall be held on such date and at such time as the Board of Directors shall determine. At each annual meeting of stockholders, directors shall be elected in accordance with the provisions of Section 3.04 hereof and any proper business may be transacted in accordance with the provisions of Section 2.08 hereof.

Section 2.02. Special Meetings.

(a) Subject to the terms of any class or series of Preferred Stock, special meetings of the stockholders of the Corporation may be called by the Board of Directors (or an authorized committee thereof) or the Chairperson of the Board of Directors and shall be called by the Secretary of the Corporation following the Secretary’s receipt of written requests to call a meeting from the holders of at least 25% of the voting power (the “Required Percentage”) of the outstanding capital stock of the Corporation (the “Voting Stock”) who shall have delivered such requests in accordance with this bylaw. Except as otherwise required by law or provided by the terms of any class or series of Preferred Stock, special meetings of stockholders of the Corporation may not be called by any other person or persons.

(b) A stockholder may not submit a written request to call a special meeting unless such stockholder is a holder of record of Voting Stock on the record date fixed to determine the stockholders entitled to request the call of a special meeting. Any stockholder seeking to call a special meeting to transact business shall, by written notice to the Secretary, request that the Board of Directors fix a record date. A written request to fix a record date shall include all of the information that must be included in a written request to call a special meeting from a stockholder who is not a Solicited Stockholder, as set forth in the succeeding paragraph (c) of this bylaw. The Board of Directors may, within 10 days of the Secretary’s receipt of a request to fix a record date, fix a record date to determine the stockholders entitled to request the call of a special meeting, which date shall not precede, and shall not be more than 10 days after, the date upon which the resolution fixing the record date is adopted. If a record date is not fixed by the Board of Directors, the record date shall be the date that the first written request to call a special meeting is received by the Secretary with respect to the proposed business to be conducted at a special meeting.

(c) Each written request for a special meeting shall include the following: (i) the signature of the stockholder of record signing such request and the date such request was signed, (ii) a brief description of the business desired to be brought before

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the meeting and the reasons for conducting such business at the meeting, and (iii) for each written request submitted by a person or entity other than a Solicited Stockholder, as to the stockholder signing such request and the beneficial owner (if any) on whose behalf such request is made (each, a “party”):

(1) the name and address of such party;

(2) the class, series and number of shares of the Corporation that are owned beneficially and of record by such party (which information set forth in this clause shall be supplemented by such party not later than 10 days after the record date for determining the stockholders entitled to notice of the special meeting to disclose such ownership as of such record date);

(3) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such party, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such party with respect to shares of stock of the Corporation (which information set forth in this clause shall be supplemented by such party not later than 10 days after the record date for determining the stockholders entitled to notice of the special meeting to disclose such ownership as of such record date);

(4) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”);

(5) any material interest of such party in one or more of the items of business proposed to be transacted at the special meeting; and

(6) a statement whether or not any such party will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry the proposal (such statement, a “Solicitation Statement”).

For purposes of this bylaw, “Solicited Stockholder” means any stockholder that has provided a request in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A.

A stockholder may revoke a request to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting; provided, however, that if any such revocation(s) are received by the Secretary after the Secretary’s receipt of written requests from the holders of the Required Percentage of Voting Stock, and as a result of such revocation(s), there no longer are unrevoked requests from the Required Percentage of Voting Stock to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting. A business proposal shall not be presented for stockholder action at any special meeting if (i) any stockholder or beneficial owner who has provided a Solicitation Statement with respect to such proposal does not act in accordance with the representations set forth therein or (ii) the business proposal appeared in a written request submitted by a stockholder who did not provide the information required by the preceding clause (c)(2) of this bylaw in accordance with such clause.

(d) The Secretary shall not accept, and shall consider ineffective, a written request from a stockholder to call a special meeting (i) that does not comply with the preceding provisions of this bylaw, (ii) that relates to an item of business that is not a proper subject for stockholder action under applicable law, (iii) if such request is delivered between the time beginning on the 61st day after the earliest date of signature on a written request that has been delivered to the Secretary relating to an identical or substantially similar item (such item, a “Similar Item”) and ending on the one-year anniversary of such earliest date, (iv) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the 90th day after the Secretary receives such written request, or (v) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such request to call a special meeting.

(e) The Board of Directors shall determine in good faith whether the requirements set forth in subparagraphs (d)(ii) through (v) have been satisfied. Either the Secretary or the Board of Directors shall determine in good faith whether all other requirements set forth in this bylaw have been satisfied. Any determination made pursuant to this paragraph shall be binding on the Corporation and its stockholders.

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(f) The Board of Directors shall determine the place, and fix the date and time, of any special meeting called at the request of one or more stockholders, and, with respect to all other special meetings, the date and time of a special meeting shall be determined by the person or body calling the meeting. The Board of Directors may submit its own proposal or proposals for consideration at a special meeting called by the Chairperson of the Board of Directors or called at the request of one or more stockholders. The record date or record dates for a special meeting shall be fixed in accordance with Section 213 (or its successor provision) of the Delaware General Corporation Law (the “DGCL”). Business transacted at any special meeting shall be limited to the purposes stated in the notice of such meeting.

Section 2.03. Place of Meetings.

(a) Each annual or special meeting of stockholders shall be held at such location as may be determined by the Board of Directors or, if no such determination is made, at such place as may be determined by the Chairperson of the Board of Directors. If no location is so determined, the annual or special meeting shall be held at the principal executive office of the Corporation. Notwithstanding the foregoing, the Board of Directors may, in its sole discretion, determine that an annual meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 2.03(b).

(b) If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(1) participate in a meeting of stockholders; and

(2) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication; provided that (A) the Corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation implements reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action is maintained by the Corporation.

Section 2.04. Notice of Meetings.

(a) Unless otherwise required by law, written notice of each annual or special meeting of stockholders stating the date and time when, the place, if any, where it is to be held, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the information required to gain access to the list of stockholders entitled to vote, if such list is to be open for examination on a reasonably accessible electronic network, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. The purpose or purposes for which the meeting is called may, in the case of an annual meeting, and shall, in the case of a special meeting, also be stated. If mailed, notice is given when it is deposited in the United States mail, postage prepaid, directed to a stockholder at such stockholder’s address as it shall appear on the records of the Corporation.

(b) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation of the Corporation (the “Certificate”) or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent, and (ii) such inability becomes known to the Secretary or an assistant secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given pursuant to this Section 2.04(b) shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice, (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (iv) if by any

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other form of electronic transmission, when directed to the stockholder. For purposes of these Bylaws, “electronic transmission” means any form of communication not directly involving the physical transmission of paper that creates a record the recipient may retain, retrieve and review and reproduce in paper form through an automated process.

(c) Without limiting the manner by which notice otherwise may be given effectively to stockholders, but subject to Section 233(d) of the DGCL (or any successor provision thereof), any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within 60 days of having been given written notice by the Corporation of its intention to send the single notice described in the preceding sentence, shall be deemed to have consented to receiving such single written notice.

Section 2.05. Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL or the Certificate or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting will constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.06. Adjourned Meetings. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, then notice of the place, if any, date and time of the adjourned meeting and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 2.07. Conduct of Meetings. All annual and special meetings of stockholders shall be conducted in accordance with such rules and procedures as the Board of Directors may determine subject to the requirements of applicable law and, as to matters not governed by such rules and procedures, as the chairperson of such meeting shall determine. Such rules or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of such meeting, may include without limitation the following: (a) the establishment of an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine, (d) restrictions on entry to the meeting after the time fixed for commencement thereof, and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

The chairperson of any annual or special meeting of stockholders shall be either the Chairperson of the Board of Directors or any person designated by the Chairperson of the Board of Directors. The Secretary, or in the absence of the Secretary, a person designated by the chairperson of the meeting, shall act as secretary of the meeting.

Section 2.08. Notice of Stockholder Business and Nominations. Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s proxy materials with respect to such meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of record of the Corporation (the “Record Stockholder”) at the time of the giving of the notice required in the following paragraph, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this section. For the avoidance of doubt, the foregoing clause (c) shall be the exclusive means for a stockholder to bring nominations or business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Exchange Act.

For nominations or business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the foregoing paragraph, (1) the Record Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, (2) any such business must be a proper matter for stockholder action under applicable law, and (3) the Record

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Stockholder and the beneficial owner, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement required by these Bylaws. To be timely, a Record Stockholder’s notice shall be received by the Secretary at the principal executive offices of the Corporation not less than 90 or more than 120 days prior to the one-year anniversary (the “Anniversary”) of the date on which the Corporation first mailed its proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the annual meeting is convened more than 30 days prior to or delayed by more than 30 days after the Anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the Record Stockholder to be timely must be so received not later than the close of business on the later of (i) the 135th day before such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least 10 days before the last day a Record Stockholder may deliver a notice of nomination in accordance with the preceding sentence, a Record Stockholder’s notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. In no event shall an adjournment of an annual meeting, or the postponement of a special meeting for which notice has been given, commence a new time period for the giving of a stockholder’s notice as described herein.

Such Record Stockholder’s notice shall set forth: (a) if such notice pertains to the nomination of directors, as to each person whom the Record Stockholder proposes to nominate for election or reelection as a director (i) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act and such person’s written consent to serve as a director if elected, and (ii) a statement whether such person, if elected, intends to tender, promptly following such person’s election, an irrevocable resignation effective upon such person’s failure to receive the required vote for reelection at any future meeting at which such person would face reelection and upon acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s Principles of Corporate Governance; (b) as to any business that the Record Stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such Record Stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to (1) the Record Stockholder giving the notice and (2) the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “party”) (i) the name and address of each such party, as they appear on the Corporation’s books; (ii) the class, series and number of shares of the Corporation that are owned beneficially and of record by each such party (which information set forth in this clause shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than 10 days after the record date for determining the stockholders entitled to notice of the meeting to disclose such ownership as of such record date); (iii) a description of any agreement, arrangement or understanding with respect to the nomination between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing; (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such Record Stockholder or such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder and such beneficial owner, with respect to shares of stock of the Corporation (which information set forth in this clause shall be supplemented by such party not later than 10 days after the record date for determining the stockholders entitled to notice of the special meeting to disclose such ownership as of such record date); (v) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act; (vi) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting; and (vii) a statement whether or not each such party will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under applicable law to carry the proposal or, in the case of a nomination or nominations, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by the Record Stockholder or the beneficial holder, as the case may be, to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder and/or intends otherwise to solicit proxies from stockholders in support of such proposal or nomination (such statement, a “Solicitation Statement”).

Only persons nominated in accordance with the procedures set forth in this Section 2.08 shall be eligible to serve as directors at an annual meeting of stockholders and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.08. The chairperson of

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the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defectively proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting in accordance with Section 2.02. The notice of such special meeting shall include the purpose for which the meeting is called. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (a) by or at the direction of the Board of Directors or (b) by any stockholder of record of the Corporation at the time of giving of notice provided for in this paragraph, who shall be entitled to vote at the meeting and who delivers a written notice to the Secretary setting forth the information set forth in clauses (a) and (c) of the third paragraph of this Section 2.08. Nominations by stockholders of persons for election to the Board of Directors may be made at a special meeting of stockholders only if such stockholder’s notice required by the preceding sentence shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the later of the 135th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment of a special meeting, or a postponement of a special meeting for which notice has been given, commence a new time period for the giving of a record stockholder’s notice. A person shall not be eligible for election or reelection as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors or (ii) by a record stockholder in accordance with the notice procedures set forth in this Section 2.08.

For purposes of this section, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Notwithstanding the foregoing provisions of this Section 2.08, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2.08. Nothing in this Section 2.08 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2.09. Quorum. At any meeting of stockholders, the presence, in person or by proxy, of the holders of record of a majority of the voting power of the shares then issued and outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business. Where a separate vote by a class or classes or series is required, a majority of the voting power of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to the vote on that matter. In the absence of a quorum, the chairperson of the meeting may adjourn the meeting from time to time. At any reconvened meeting following such an adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.

Section 2.10. Votes Required. When a quorum is present at a meeting, a matter submitted for stockholder action shall be approved if the votes cast “for” the matter exceed the votes cast “against” such matter, unless a greater or different vote is required by statute, any applicable law or regulation (including the applicable rules of any stock exchange), the rights of any authorized class of stock, the Certificate or these Bylaws. Unless the Certificate or a resolution of the Board of Directors adopted in connection with the issuance of shares of any class or series of stock provides for a greater or lesser number of votes per share, or limits or denies voting rights, each outstanding share of stock, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

Section 2.11. Proxies. A stockholder may vote the shares owned of record by such stockholder either in person or by proxy in any manner permitted by law, including by execution of a proxy in writing or by telex, telegraph, cable, facsimile or electronic transmission, by the stockholder or by the duly authorized officer, director, employee or agent of such stockholder. No proxy shall be voted or acted upon after 3 years from its date, unless the proxy provides for a longer period. A duly executed proxy will be irrevocable if it states it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

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Section 2.12. Stockholder Action by Written Consent. (a) The holders of Common Stock of the Corporation may take action by written consent in lieu of a meeting of stockholders if, in accordance with and subject to the conditions and restrictions set forth in the Certificate and these Bylaws (as amended from time to time), (i) record holders of at least 25% of the outstanding Common Stock of the Corporation have submitted written requests to the Secretary of the Corporation asking that the Board of Directors fix a record date to determine the stockholders entitled to deliver written consents for the action or actions proposed to be taken (the “Soliciting Stockholders”); (ii) such written requests include all of the required information with respect to such action or actions and with respect to such Soliciting Stockholder(s) and the beneficial owners (if any) on whose behalf such written requests are made; (iii) the Board of Directors fixes such a record date or has failed to do so within ten days after the Secretary certifies to the Board of Directors that he or she has received written requests from the requisite holders of Common Stock; (iv) written consents are solicited from all stockholders entitled to deliver a written consent by one or more of the Soliciting Stockholder(s) and the solicitation materials delivered by such Soliciting Stockholder(s) include a description of the action or actions proposed to be taken by written consent and, with respect to each person or entity directing such solicitation or on whose behalf such solicitation is made, a description of any material interest of such Soliciting Stockholder in the action or actions proposed to be taken by written consent, as well as any other required information; and (v) written consents setting forth the action or actions to be taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and are delivered to the Corporation in the manner required by Section 228 of the Delaware General Corporation Law (as amended from time to time). The holders of Common Stock of the Corporation may not act by written consent in lieu of a meeting of stockholders except (a) in accordance with the preceding sentence or (b) pursuant to a resolution adopted by the Board of Directors authorizing one or more actions to be taken by written consent. Any written consent to take action in lieu of a meeting of stockholders may be revoked prior to the effectiveness of the stockholder action or actions set forth in such written consent. References in this bylaw to a written consent shall be deemed to include a telegram, cablegram or other electronic transmission consenting to an action to be taken if such transmission complies with Section 228(d) of the Delaware General Corporation Law (as amended from time to time).

(b) Each written request of a Soliciting Stockholder(s) asking that the Board of Directors fix a record date to determine the stockholders entitled to deliver written consents shall include the following: (i) the signature of the stockholder of record signing such written request and the date such written request was signed; (ii) the action or actions proposed to be taken by written consent and the reasons for seeking stockholder approval of such actions; and (iii) for each written request submitted by a person or entity other than a Solicited Stockholder, as to the stockholder signing such written request and the beneficial owner (if any) on whose behalf such written request is made (each, a “party”):

(1) the name and address of such Soliciting Stockholder(s);

(2) the class, series and number of shares of the Corporation that are owned beneficially and of record by such Soliciting Stockholder(s) (which information set forth in this clause shall be supplemented by such Soliciting Stockholder(s) not later than 10 days after the record date for determining the stockholders entitled to act by written consent to disclose such ownership as of such record date);

(3) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Soliciting Stockholder’s written request by, or on behalf of, such Soliciting Stockholder(s), the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Soliciting Stockholder(s) with respect to shares of stock of the Corporation (which information set forth in this clause shall be supplemented by such Soliciting Stockholder(s) not later than 10 days after the record date for determining the stockholders entitled to act by written consent to disclose such ownership as of such record date);

(4) any other information relating to each such Soliciting Stockholder(s) that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal pursuant to Section 14 of the Exchange Act;

(5) any material interest of such Soliciting Stockholder(s) in any of the actions to be taken by written consent;

(6) if directors are to be elected by written consent, with respect to each person proposed to be elected by written consent: (i) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act and such person’s written consent to serve as a director if elected; and (ii) a statement whether such person, if elected, intends to tender an irrevocable resignation consistent with the Corporation’s Principles of Corporate Governance; and

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(7) a statement whether or not any such Soliciting Stockholder(s) will deliver a proxy statement and form of proxy to all stockholders entitled to deliver a written consent (such statement hereinafter for purposes of this Section 2.12, a “Solicitation Statement”).

For purposes of this bylaw, “Solicited Stockholder” means any stockholder that has provided a written request in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A.

(c) For purposes of this bylaw and the Certificate, Soliciting Stockholder(s) shall have fulfilled the requirement to solicit written consents from all stockholders entitled to deliver a written consent if they have undertaken all reasonable efforts to solicit written consents from all stockholders entitled to deliver a written consent.

(d) The Secretary shall not accept, and shall consider ineffective, a written request pursuant to Section 2.12(a)(i) asking that the Board of Directors fix a record date (i) that does not comply with the preceding provisions of this bylaw; (ii) that relates to an item of business that is not a proper subject for stockholder action under applicable law; (iii) if such written request is delivered between the time beginning on the 31st day after the earliest date of signature on a written request that has been delivered to the Secretary relating to an identical or substantially similar item (hereinafter for purposes of this Section 2.12, a “Similar Item”) and ending on the one-year anniversary of such earliest date; (iv) if a Similar Item will be submitted for stockholder approval at any stockholder meeting to be held on or before the 120th day after the Secretary receives such written request; or (v) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to the receipt by the Secretary of such written request. The Board of Directors may fix a record date to determine the stockholders entitled to deliver written requests, whether or not the Corporation has already received one or more written requests pursuant to Section 2.12(a) of this bylaw. A written request may be revoked prior to the receipt of written requests from the holders of 25% of the outstanding Common Stock of the Corporation.

(e) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. The Board of Directors shall promptly, but in all events within 10 days after the Secretary certifies to the Board of Directors that the Secretary has received the requisite number of valid written requests in accordance with the foregoing provisions of this bylaw, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 2.12(e)). If no record date has been fixed by the Board of Directors within such 10-day period, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action proposed to be taken is delivered to the Corporation in the manner permitted by Section 228 of the Delaware General Corporation Law (as amended from time to time). If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(f) In addition to the other requirements set forth in this bylaw and the Certificate, no written consent with respect to one or more stockholder actions shall be valid or effective if the stockholders who delivered written requests asking the Board of Directors to fix a record date do not comply with (i) clause (iv) of Article ELEVENTH of the Certificate and (ii) the supplemental disclosure requirements set forth in Sections 2.12(b)(2) and (3) of this bylaw.

(g) In the event of the delivery, in the manner provided by Section 228 of the Delaware General Corporation Law (as amended from time to time), to the Corporation of the requisite written consent or consents to take corporate action after giving effect to any related revocation or revocations, the Corporation shall engage independent inspector or inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspector or inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspector or inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with applicable law represent at least the minimum number of votes that would be necessary to take the corporate action. The action by written consent will take effect as of the date and time of the certification of the written consents and will not relate back to the date the written consents were delivered to the Corporation. In conducting the review required by this paragraph, the independent inspector or inspectors may, at the expense of the Corporation, retain legal counsel and any other necessary or appropriate professional advisors and such other personnel as they may deem necessary or appropriate to assist them and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

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Nothing contained in this bylaw shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspector or inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation). If after such review the independent inspector or inspectors shall determine that the written consent or consents are valid and that the action specified therein has been validly authorized, that fact shall forthwith be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders, and the written consent or consents shall be filed in such records.

(h) Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders entitled thereto, in accordance with Section 228(e) of the Delaware General Corporation Law (as amended from time to time) and other applicable law.

(i) The Board of Directors shall determine in good faith whether the requirements set forth in this bylaw and the Certificate have been satisfied. If the Board of Directors shall determine that any written request asking the Board of Directors to fix a record date to take action by written consent was not properly made in accordance with this bylaw or the Certificate, or if the Board of Directors shall determine that the stockholder or stockholders seeking to take such action do not otherwise comply with this bylaw and the Certificate, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. In addition to the requirements of this bylaw and the Certificate with respect to stockholders seeking to take an action by written consent, any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action.

Section 2.13. List of Stockholders. The Secretary of the Corporation shall, in the manner provided by law, prepare and make (or cause to be prepared and made) a complete list of stockholders entitled to vote at any meeting of stockholders, provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order and showing the address of, and the number of shares registered in the name of, each stockholder. Nothing contained in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to the meeting in the manner provided by law. A list of the stockholders entitled to vote at the meeting shall also be produced and kept at the time and place, if any, of the meeting during the duration thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list will also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list will be provided with the notice of the meeting.

The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 2.14. Inspectors of Election. In advance of any meeting of stockholders, the Board of Directors may appoint Inspectors of Election to act at such meeting or at any adjournment or adjournments thereof. The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act. If such inspectors are not so appointed or fail or refuse to act, the chairperson of any such meeting may (and, to the extent required by law, shall) make such an appointment. The number of Inspectors of Election shall be 1 or 3. If there are 3 Inspectors of Election, the decision, act or certificate of a majority shall be effective and shall represent the decision, act or certificate of all. No such inspector need be a stockholder of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

The Inspectors of Election shall have such duties and responsibilities as required under Section 231 of the DGCL (or any successor provision thereof).

ARTICLE III

DIRECTORS

Section 3.01. Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

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Section 3.02. Number. Except as otherwise fixed pursuant to the provisions of Section 2 of Article Fourth of the Certificate in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, the exact number of directors of the Corporation shall be fixed from time to time by a resolution duly adopted by the Board of Directors.

Section 3.03. Lead Independent Director. At any time the Chairperson of the Board of Directors is not independent as that term is defined under the then applicable rules and regulations of each national securities exchange upon which shares of the stock of the Corporation are listed for trading and of the Securities and Exchange Commission, the independent directors may designate from among them a Lead Independent Director having the duties and responsibilities set forth in the applicable rules of each such national securities exchange and as otherwise determined by the Board of Directors from time to time.

Section 3.04. Election and Term of Office. Except as provided in Section 3.07 hereof and subject to the right to elect additional directors under specified circumstances which may be granted, pursuant to the provisions of Section 2 of Article Fourth of the Certificate, to the holders of any class or series of Preferred Stock, directors shall be elected by the stockholders of the Corporation for a term expiring at the annual meeting of stockholders following their election. A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with Section 2.08 of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or before the 10th day before the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

Section 3.05. Resignations. Any director may resign at any time by submitting a resignation to the Corporation in writing or by electronic transmission. Such resignation shall take effect at the time of its receipt by the Corporation unless such resignation is effective at a future time or upon the happening of a future event or events in which case it shall be effective at such time or upon the happening of such event or events. Unless the resignation provides otherwise, the acceptance of a resignation shall not be required to make it effective.

Section 3.06. Removal. Subject to the right to elect directors under specified circumstances which may be granted pursuant to Section 2 of Article Fourth of the Certificate to the holders of any class or series of Preferred Stock, any director may be removed from office with or without cause.

Section 3.07. Vacancies and Additional Directorships. Except as otherwise provided pursuant to Section 2 of Article Fourth of the Certificate in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for a term that shall end at the first annual meeting following his or her election and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 3.08. Meetings. Promptly after, and on the same day as, each annual election of directors by the stockholders, the Board of Directors shall, if a quorum be present, meet in a meeting (the “Organizational Meeting”) to elect a Chairperson of the Board of Directors, elect a Lead Independent Directors, if any, appoint members of the standing committees of the Board of Directors, elect officers of the Corporation and conduct other business as appropriate. Additional notice of such meeting need not be given if such meeting is conducted promptly after the annual meeting to elect directors and if the meeting is held in the same location where the election of directors was conducted. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall determine and as shall be publicized among all directors.

Directors may participate in regular or special meetings of the Board of Directors or any committee designated by the Board of Directors by means of conference telephone or other communications equipment by means of which all other persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.09. Notice of Meetings. A notice of each regular meeting of the Board of Directors shall not be required. A special meeting of the Board of Directors may be called by the Chairperson of the Board of Directors, the Chief Executive Officer or a majority of the directors then in office and shall be held at such place, if any, on such date and at such time as the person or persons calling such meeting may fix. Notice of special meetings shall be either (i) mailed to each director at least 5 days before

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the meeting, addressed to the director’s usual place of business or to his or her residence address or to an address specifically designated by the director or (ii) given by telephone, telegraph, telex, facsimile or electronic transmission not less than 24 hours before the meeting. The notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting, unless otherwise required by law. Unless otherwise indicated in the notice of a meeting, any and all business may be transacted at a meeting of the Board of Directors. Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting, and attendance of any director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.10. Action without Meeting. Unless otherwise restricted by the Certificate, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, or by electronic transmission and such writing or writings or electronic transmission filed with the minutes of the proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.11. Quorum. At all meetings of the Board of Directors, directors constituting a majority of the fixed number of directors shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present, by majority vote and without notice or waiver thereof, may adjourn the meeting to another date, place, if any, and time. At any reconvened meeting following such an adjournment at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 3.12. Votes Required. Except as otherwise required by applicable law, the Certificate or these Bylaws, the vote of a majority of the directors present at a meeting duly held at which a quorum is present shall be sufficient to pass any measure.

Section 3.13. Place and Conduct of Meetings. Other than the Organizational Meeting, each meeting of the Board of Directors shall be held at the location determined by the person or persons calling such meeting. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine. The chairperson of any regular or special meeting shall be the Chairperson of the Board of Directors, or in the absence of the Chairperson a person designated by the Board of Directors. The Secretary, or in the absence of the Secretary a person designated by the chairperson of the meeting, shall act as secretary of the meeting.

Section 3.14. Fees and Compensation. Directors shall be paid such compensation as may be fixed from time to time by resolutions of the Board of Directors. Compensation may be in the form of an annual retainer fee or a fee for attendance at meetings, or both, or in such other form or on such basis as the resolutions of the Board of Directors shall fix. Directors shall be reimbursed for all reasonable expenses incurred by them in attending meetings of the Board of Directors and committees appointed by the Board of Directors and in performing compensable extraordinary services. Nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity, such as an officer, agent, employee, consultant or otherwise, and receiving compensation therefor.

Section 3.15. Committees of the Board of Directors. The Board of Directors may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

Section 3.16. Meetings of Committees. Each committee of the Board of Directors shall fix its own rules of procedure and shall act in accordance therewith, except as otherwise provided herein or required by applicable law and any resolutions of the Board of Directors governing such committee. A majority of the members of each committee shall constitute a quorum thereof, except that when a committee consists of one or two members then one member shall constitute a quorum.

Section 3.17. Subcommittees. Unless otherwise provided in the Certificate or the resolutions of the Board of Directors establishing a committee, or in the charter of a committee, a committee may create one or more subcommittees, which consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

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ARTICLE IV

OFFICERS

Section 4.01. Designation, Election and Term of Office. The Corporation shall have a Chairperson of the Board of Directors, a Chief Executive Officer, a Secretary and a Treasurer and such other officers as the Board of Directors deems appropriate, including to the extent deemed appropriate by the Board of Directors, a President, a Chief Financial Officer, a Chief Legal Officer and one more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. These officers shall be elected annually by the Board of Directors at the Organizational Meeting immediately following the annual meeting of stockholders and each such officer shall hold office until a successor is elected or until his or her earlier resignation, death or removal. Any vacancy in any of the above offices may be filled for an unexpired portion of the term by the Board of Directors at any meeting thereof. The Chief Executive Officer may, by a writing filed with the Secretary, designate titles for employees and agents, as, from time to time, may appear necessary or advisable in the conduct of the affairs of the Corporation and, in the same manner, terminate or change such titles.

Section 4.02. Chairperson of the Board of Directors. The Board of Directors shall designate the Chairperson of the Board of Directors from among its members. The Chairperson of the Board of Directors shall preside at all meetings of the Board of Directors, and shall perform such other duties as shall be delegated to him or her by the Board of Directors.

Section 4.03. Chief Executive Officer. Subject to the direction of the Board of Directors, the Chief Executive Officer shall be responsible for the general supervision, direction and control of the business and affairs of the Corporation.

Section 4.04. President. The President shall perform such duties and have such responsibilities as may from time to time be delegated or assigned to him or her by the Board of Directors or the Chief Executive Officer.

Section 4.05. Chief Financial Officer. The Chief Financial Officer of the Corporation shall be responsible to the Chief Executive Officer for the management and supervision of all financial matters and to provide for the financial growth and stability of the Corporation. The Chief Financial Officer shall also perform such additional duties as may be assigned to the Chief Financial Officer from time to time by the Board of Directors or the Chief Executive Officer.

Section 4.06. Chief Legal Officer. The Chief Legal Officer of the Corporation shall be the General Counsel who shall be responsible to the Chief Executive Officer for the management and supervision of all legal matters. The Chief Legal Officer shall also perform such additional duties as may be assigned to the Chief Legal Officer from time to time by the Board of Directors or the Chief Executive Officer.

Section 4.07. Secretary. The Secretary shall keep the minutes of the meetings of the stockholders, the Board of Directors and all committee meetings. The Secretary shall be the custodian of the corporate seal and shall affix it to all documents that the Secretary is authorized by law or the Board of Directors to sign and seal. The Secretary also shall perform such other duties as may be assigned to the Secretary from time to time by the Board of Directors or the Chief Executive Officer.

Section 4.08. Treasurer. The Treasurer shall be accountable to the Chief Financial Officer, and shall perform such duties as may be assigned to the Treasurer from time to time by the Board of Directors, the Chief Executive Officer, the Chief Financial Officer or the Senior Vice President, Finance.

Section 4.09. Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. Executive vice presidents, senior vice presidents, vice presidents and other officers of the Corporation that are elected by the Board of Directors shall perform such duties as may be assigned to them from time to time by the Chief Executive Officer.

Section 4.10. Appointed Officers. The Board of Directors or the Chief Executive Officer may appoint one or more Corporate Staff Vice Presidents, officers of groups or divisions or assistant secretaries, assistant treasurers and such other assistant officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as may be specified from time to time by the Board of Directors or the Chief Executive Officer.

Section 4.11. Absence or Disability of an Officer. In the case of the absence or disability of an officer of the Corporation the Board of Directors, or any officer designated by it, or the Chief Executive Officer may, for the time of the absence or disability, delegate such officer’s duties and powers to any other officer of the Corporation.

Section 4.12. Officers Holding Two or More Offices. The same person may hold any two or more of the above-mentioned offices except that the Secretary shall not be the same person as the Chief Executive Officer or the President.

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Section 4.13. Compensation. The Board of Directors shall have the power to fix the compensation of all officers and employees of the Corporation and to delegate such power to a committee of the Board of Directors.

Section 4.14. Resignations. Any officer may resign at any time by submitting a resignation to the Corporation in writing or by electronic transmission. Any such resignation shall take effect at the time of receipt by the Corporation unless such resignation is effective at a future time or upon the happening of a future event or events, in which case it shall be effective at such time or upon the happening of such event or events. Unless the resignation provides otherwise, the acceptance of a resignation shall not be required to make it effective.

Section 4.15. Removal. The Board of Directors may remove any elected officer of the Corporation, with or without cause. Any appointed officer of the Corporation may be removed, with or without cause, by the Chief Executive Officer or the Board of Directors.

Section 4.16. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer, employee or agent, notwithstanding any provisions hereof.

ARTICLE V

INDEMNIFICATION OF DIRECTORS, OFFICERS,

EMPLOYEES AND AGENTS

Section 5.01. Right to Indemnification. Each person who was or is made a party, or is threatened to be made a party, to any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a “proceeding”), by reason of the fact that (i) he or she is or was a director, officer, employee, or agent of the Corporation (hereinafter an “indemnitee”) or (ii) he or she is or was serving at the request of the Board of Directors or an executive officer (as such term is defined in Section 16 of the Exchange Act) of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, or by other applicable law as then in effect, against all expense, liability, and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith. The right to indemnification provided by this Article shall apply whether or not the basis of such proceeding is alleged action in an official capacity as such director, officer, employee or agent or in any other capacity while serving as such director, officer, employee or agent. Notwithstanding anything in this Section 5.01 to the contrary, except as provided in Section 5.03 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Corporation.

Section 5.02. Advancement of Expenses. The right to indemnification conferred in Section 5.01, shall include the right to have the expenses incurred in defending or preparing for any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”) paid by the Corporation; provided, however, that if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is to be rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking containing such terms and conditions, including the requirement of security, as the Board of Directors deems appropriate (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise. The Corporation shall not be obligated to advance fees and expenses to a director, officer, employee or agent in connection with a proceeding instituted by the Corporation against such person.

Section 5.03. Right of Indemnitee to Bring Suit. If a claim under Section 5.01 or 5.02 is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses under Section 5.02, in which case the applicable period shall be 30 calendar days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT   l   B-13

the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article V or otherwise shall be on the Corporation.

Section 5.04. Nonexclusivity of Rights. (a) The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provisions of the Certificate, Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. (b) The Corporation may maintain insurance, at its expense, to protect itself and any past or present director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Corporation may enter into contracts with any indemnitee in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article. (c) The Corporation may without reference to Sections 5.01 through 5.04 (a) and (b) hereof, pay the expenses, including attorneys’ fees, incurred by any director, officer, employee or agent of the Corporation who is subpoenaed, interviewed or deposed as a witness or otherwise incurs expenses in connection with any civil, arbitration, criminal or administrative proceeding or governmental or internal investigation to which the Corporation is a party, target, or potentially a party or target, or of any such individual who appears as a witness at any trial, proceeding or hearing to which the Corporation is a party, if the Corporation determines that such payments will benefit the Corporation and if, at the time such expenses are incurred by such individual and paid by the Corporation, such individual is not a party, and is not threatened to be made a party, to such proceeding or investigation.

Section 5.05. Indemnification of Employees and Agents of the Corporation. The Corporation may grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent permitted by law. The Corporation may, by action of its Board of Directors, authorize one or more officers to grant rights for indemnification or the advancement of expenses to employees and agents of the Corporation on such terms and conditions as such officers deem appropriate.

Section 5.06. Nature of Rights. The rights conferred upon indemnitees in this Article V shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article V that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE VI

STOCK

Section 6.01. Shares of Stock. The Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the capital stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation (or, if such certificate has been lost, stolen or destroyed, the procedures required by the Corporation in Section 6.07 shall have been followed). To the extent shares of capital stock are represented by certificates, such certificates shall be signed by the Chairperson of the Board of Directors, the President or a vice president, together with the Secretary or assistant secretary, or the Treasurer or assistant treasurer. Any or all of the signatures on any certificate may be facsimile. A stockholder that holds a certificate representing shares of any class or series of the capital stock of the Corporation for which the Board of Directors has authorized uncertificated shares may request that the Corporation cancel such certificate and issue such shares in an uncertificated form, provided that the Corporation shall

B-14   l   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT

not be obligated to issue any uncertificated shares of capital stock to such stockholder until such certificate representing such shares of capital stock shall have been surrendered to the Corporation (or, if such certificate has been lost, stolen or destroyed, the procedures required by the Corporation in Section 6.07 shall have been followed).

With respect to certificated shares of capital stock, the Secretary or an assistant secretary of the Corporation or the transfer agent thereof shall mark every certificate exchanged, returned or surrendered to the Corporation with “Cancelled” and the date of cancellation.

In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The Corporation shall not have power to issue a certificate in bearer form.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 6.04 or Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. In the case of uncertificated shares, within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section, Sections 6.02(b), 6.04 and 6.05 of these Bylaws and Sections 156, 202(a) and 218(a) of the DGCL, or with respect to this section and Section 151 of the DGCL a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 6.02. Issuance of Stock; Lawful Consideration.

(a) Shares of stock may be issued for such consideration, having a value not less than the par value thereof, as determined from time to time by the Board of Directors. Treasury shares may be disposed of by the Corporation for such consideration as may be determined from time to time by the Board of Directors. The consideration for subscriptions to, or the purchase of, the capital stock to be issued by the Corporation shall be paid in such form and in such manner as the Board of Directors shall determine. The Board of Directors may authorize capital stock to be issued for consideration consisting of cash, any tangible or intangible property or any benefit to the Corporation, or any combination thereof. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such consideration shall be conclusive. The capital stock so issued shall be deemed to be fully paid and nonassessable stock upon receipt by the Corporation of such consideration; provided, however, nothing contained herein shall prevent the Board of Directors from issuing partly paid shares in accordance with Section 6.02(b) and Section 156 of the DGCL.

(b) The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

Section 6.03. Transfer Agents and Registrars. The Corporation may have one or more transfer agents and one or more registrars of its stock whose respective duties the Board of Directors or the Secretary may, from time to time, define. No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation has a transfer agent, or until registered by a registrar, if the Corporation has a registrar. The duties of transfer agent and registrar may be combined.

Section 6.04. Restrictions on Transfer and Ownership of Securities. A written restriction or restrictions on the transfer or registration of transfer of a security of the Corporation, or on the amount of the Corporation’s securities that may be owned by any person or group of persons, if permitted by Section 202 of the DGCL and noted conspicuously on the certificate or certificates representing the security or securities so restricted or, in the case of uncertificated shares, contained in the notice or notices sent

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT   l   B-15

pursuant to Section 6.02 of these Bylaws and Section 151(f) of the DGCL, may be enforced against the holder of the restricted security or securities or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder. Unless noted conspicuously on the certificate or certificates representing the security or securities so restricted or, in the case of uncertificated shares, contained in the notice or notices sent pursuant to Section 6.02 of these Bylaws and Sections 151(f) of the DGCL, a restriction, even though permitted by Section 202 of the DGCL, is ineffective except against a person with actual knowledge of the restriction.

Section 6.05. Voting Trusts and Voting Agreements. One stockholder or two or more stockholders may by agreement in writing deposit capital stock of the Corporation of an original issue with or transfer capital stock of the Corporation to any person or persons, or entity or entities authorized to act as trustee, for the purpose of vesting in such person or persons, entity or entities, who may be designated voting trustee, or voting trustees, the right to vote thereon for any period of time determined by such agreement, upon the terms and conditions stated in such agreement. The agreement may contain any other lawful provisions not inconsistent with such purpose. After the filing of a copy of the agreement in the registered office of the Corporation in the State of Delaware, which copy shall be open to the inspection of any stockholder of the Corporation or any beneficiary of the trust under the agreement daily during business hours, certificates of stock or uncertificated stock shall be issued to the voting trustee or trustees to represent any stock of an original issue so deposited with such voting trustee or trustees, and any certificates of stock or uncertificated stock so transferred to the voting trustee or trustees shall be surrendered and cancelled and new certificates or uncertificated stock shall be issued therefor to the voting trustee or trustees. In the certificate so issued, if any, it shall be stated that it is issued pursuant to such agreement, and that fact shall also be stated in the stock ledger of the Corporation. The voting trustee or trustees may vote the stock so issued or transferred during the period specified in the agreement. Stock standing in the name of the voting trustee or trustees may be voted either in person or by proxy, and in voting the stock, the voting trustee or trustees shall incur no responsibility as stockholder, trustee or otherwise, except for their own individual malfeasance. In any case where two or more persons or entities are designated as voting trustees, and the right and method of voting any stock standing in their names at any meeting of the Corporation are not fixed by the agreement appointing the trustees, the right to vote the stock and the manner of voting it at the meeting shall be determined by a majority of the trustees, or if they be equally divided as to the right and manner of voting the stock in any particular case, the vote of the stock in such case shall be divided equally among the trustees.

Section 6.06. Transfer of Shares. Registration of transfer of shares of stock of the Corporation may be effected on the books of the Corporation in the following manner:

(a) Certificated Shares. In the case of certificated shares, upon authorization by the registered holder of share certificates representing such shares of stock, or by his attorney authorized by a power of attorney duly executed and filed with the Secretary or with a designated transfer agent or transfer clerk, and upon surrender to the Corporation or any transfer agent of the corporation of the certificate being transferred, which certificate shall be properly and fully endorsed or accompanied by a duly executed stock transfer power, and otherwise in proper form for transfer, and the payment of all transfer taxes thereon. Whenever a certificate is endorsed by or accompanied by a stock power executed by someone other than the person or persons named in the certificate, evidence of authority to transfer shall also be submitted with the certificate. Notwithstanding the foregoing, such surrender, proper form for transfer or payment of taxes shall not be required in any case in which the officers of the Corporation determine to waive such requirement.

(b) Uncertificated Shares. In the case of uncertificated shares of stock, upon receipt of proper and duly executed transfer instructions from the registered holder of such shares, or by his attorney authorized by a power of attorney duly executed and filed with the Secretary or with a designated transfer agent or transfer clerk, the payment of all transfer taxes thereon, and compliance with appropriate procedures for transferring shares in uncertificated form. Whenever such transfer instructions are executed by someone other than the person or persons named in the books of the Corporation as the holder thereof, evidence of authority to transfer shall also be submitted with such transfer instructions. Notwithstanding the foregoing, such payment of taxes or compliance shall not be required in any case in which the officers of the Corporation determine to waive such requirement.

No transfer of shares of capital stock shall be made on the books of this Corporation if such transfer is in violation of a lawful restriction noted conspicuously on the certificate. No transfer of shares of capital stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 6.07. Lost, Stolen or Destroyed Share Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or

B-16   l   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT

destruction of any such certificate or the issuance of such new certificate or uncertificated shares; but the Corporation, in its discretion, may refuse to issue a new certificate of stock unless the Corporation is ordered to do so by a court of competent jurisdiction.

Section 6.08. Stock Ledgers. Original or duplicate stock ledgers, containing the names and addresses of the stockholders of the Corporation and the number of shares of each class of stock held by them, shall be kept at the principal executive office of the Corporation or at the office of its transfer agent or registrar.

Section 6.09. Record Dates. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determining the stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determining the stockholders entitled to vote at such adjourned meeting in accordance with the foregoing provisions of this Section 6.09 at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action (other than stockholder action by written consent), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VII

SUNDRY PROVISIONS

Section 7.01. Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December of each year.

Section 7.02. Seal. The seal of the Corporation shall bear the name of the Corporation and the words “Delaware” and “Incorporated January 16, 2001.”

Section 7.03. Voting of Stock in Other Corporations. Any shares of stock in other corporations or associations, which may from time to time be held by the Corporation, may be represented and voted in person or by proxy, at any of the stockholders’ meetings thereof by the Chief Executive Officer or the designee of the Chief Executive Officer. The Board of Directors, however, may by resolution appoint some other person or persons to vote such shares, in which case such person or persons shall be entitled to vote such shares.

Section 7.04. Amendments. These Bylaws may be adopted, repealed, rescinded, altered or amended only as provided in Articles Fifth and Sixth of the Certificate.

Section 7.05. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records under the DGCL.

As restated, May [•], 2012.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND 2012 PROXY STATEMENT   l   B-17

From Dulles International Airport (IAD)

Take the Dulles Airport Access Road.

Merge onto VA-267 East toward I-495/Exit 18-19/ VA-123 Baltimore/Richmond (portions toll).

Merge onto I-495 South via Exit 18 toward Richmond. Take US-50 East/Arlington Blvd., Exit 50A-B, toward Arlington.

Keep right before the ramp onto US-50 East and follow signs for Fairview Park North.

Take the Fairview Park ramp and turn slight left onto Fairview Park Drive. The office is the first building on your left. Turn left to access the parking lot.

From Reagan National Airport (DCA)

Take the ramp onto George Washington Memorial Parkway North.

Take the I-395 South exit toward Richmond. Quickly merge left onto I-395 South.

Take exit 8A onto VA-27 West Washington Blvd./ South Arlington Ridge Road. Stay left on Washington Blvd. until the exit for US-50 West.

Exit onto US-50 West/Arlington Blvd. toward Falls Church. You will stay on US-50 West.

Just before I-495, take the exit toward Fairview Park North. Stay towards the right.

Turn right onto Fairview Park Drive North. The office is the first building on your left. Turn left to access the parking lot.

From Baltimore Washington Airport (BWI)

Exit BWI and take the I-95 South.

Take Exit 27, merge onto the I-495 West towards Silver Spring.

Keep right before the ramp onto US-50 East and follow signs for Fairview Park North.

Turn left onto Fairview Park Drive North. The office is the first building on your left. Turn left to access the parking lot.

From the I-495 Capital Beltway

From I-495, take Exit 50B for US-50 East/Arlington Blvd. toward Arlington.

Follow the off ramp.

Stay in center lane as you follow signs for Fairview Park North (do not take the left lane towards US-50 East or the right lane towards Fairview Park South).

Turn left onto Fairview Park Drive North. The office is the first building on your left. Turn left to access the parking lot.

INFORMATION ABOUT ANNUAL MEETING ADMISSION

In order to attend the Annual Meeting, proof of stock ownership, as well as a form of personal photo identification, must be presented. Once arriving at Northrop Grumman Corporate Headquarters, please follow the instructions below:

Enter the six-level parking garage from the main driveway (located at the traffic light on Fairview Park Drive) using the right-hand entry lane with the guardhouse. Identify yourself as a shareholder attending the Annual Meeting to gain entrance to the parking garage.

Follow the Shareholders’ Meeting signage for parking on Level P5 of the garage.

Enter the building through the walkway bridge on Level P5 of the garage.

THE VALUE OF PERFORMANCE.

NORTHROP GRUMMAN

2980 Fairview Park Drive
Falls Church, VA 22042-4511
www.northropgrumman.com

Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 AM, Eastern Time, on May 16, 2012.
Vote by Internet • Go to www.envisionreports.com/noc • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3, 4 and 5.
1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
+
	01 - Wesley G. Bush	☐	☐	☐	05 - Stephen E. Frank	☐	☐	☐	09 - Richard B. Myers	☐	☐	☐

	02 - Lewis W. Coleman	☐	☐	☐	06 - Bruce S. Gordon	☐	☐	☐	10 - Aulana L. Peters	☐	☐	☐
	03 - Victor H. Fazio	☐	☐	☐	07 - Madeleine A. Kleiner	☐	☐	☐	11 - Gary Roughead	☐	☐	☐
	04 - Donald E. Felsinger	☐	☐	☐	08 - Karl J. Krapek	☐	☐	☐	12 - Thomas M. Schoewe	☐	☐	☐
						For	Against	Abstain	13 - Kevin W. Sharer	☐	☐	☐
2.	Proposal to approve, on an advisory basis, the compensation of Named Executive Officers.					☐	☐	☐	The Board of Directors recommends a vote AGAINST Proposal 6.

3.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s Independent Auditor for fiscal year ending December 31, 2012.					☐	☐	☐			For	Against	Abstain

4.

Proposal to approve an amendment to the Certificate of Incorporation of Titan II, Inc. (now a wholly-owned subsidiary of Huntington Ingalls, Inc.), to eliminate the provision requiring Northrop Grumman Corporation shareholders to approve certain actions by or involving Titan II, Inc.

						☐	☐	☐	6. Shareholder proposal regarding independent Board chairperson.		☐	☐	☐

5.

Proposal to approve the amendment and restatement of the Northrop Grumman Corporation Certificate of Incorporation to provide additional rights for shareholder action by written consent, subject to various provisions.

						☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

+
Proxy — NORTHROP GRUMMAN CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

MAY 16, 2012, 8:00 A.M.

Northrop Grumman Corporation Corporate Headquarters

2980 Fairview Park Drive, Falls Church, Virginia 22042

This Proxy/Voting Instruction Card is Solicited on Behalf of The Board of Directors for the 2012 Annual Meeting of Shareholders

The undersigned hereby constitutes and appoints Sheila C. Cheston and Jennifer C. McGarey, and each of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of Common Stock, $1.00 par value, of Northrop Grumman Corporation (the “Company”), that the undersigned would be entitled to vote if personally present at the 2012 Annual Meeting of Shareholders of the Company to be held on Wednesday, May 16, 2012, at 8:00 a.m. (Eastern Daylight Time) at the Northrop Grumman Corporation Corporate Headquarters, 2980 Fairview Park Drive, Falls Church, Virginia 22042, and at any and all adjournments or postponements thereof (the “Meeting”), as herein specified and in such proxyholder’s discretion upon any other matter that may properly come before the Meeting including without limitation to vote on the election of such substitute nominees as such proxies may select in the event nominee(s) named on their card become(s) unable to serve as director. By granting this proxy, the undersigned hereby revokes any proxy previously granted by the undersigned.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED UNDER PROPOSAL 1, “FOR” PROPOSALS 2, 3, 4 AND 5 AND “AGAINST” PROPOSALS 6 AND 7.

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

If shares are held on your behalf under any of the Company Savings Plans, the proxy serves to provide confidential instructions to the plan Trustee or Voting Manager who then votes the shares. Instructions must be received by 11:59 p.m. Eastern Time on May 13, 2012 to be included in the tabulation to the plan Trustee or Voting Manager. For shares represented by proxies not received by this date, the applicable plan Trustee or Voting Manager will treat the received proxies as instructions to vote the respective plan shares in the same proportion as shares held under the plan for which voting instructions have been received, unless contrary to ERISA.

(Continued and to be signed on the other side)

C	Non-Voting Items

Change of Address — Please print new address below.

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Vote by Internet
• Go to www.envisionreports.com/NOC
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Important Notice Regarding the Availability of Proxy Materials for the

Northrop Grumman Corporation Annual Meeting of Shareholders to be Held on May 16, 2012

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual meeting of shareholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication is not a form for voting and presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.envisionreports.com/NOC to view the materials.
Step 2: Click on Cast Your Vote or Request Materials.
Step 3: Follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before May 6, 2012 to facilitate timely delivery.

Northrop Grumman Corporation’s Annual Meeting of Shareholders will be held on May 16, 2012 at Northrop Grumman Corporation Corporate Headquarters, 2980 Fairview Park Drive, Falls Church, Virginia 22042, at 8:00 a.m. Eastern Daylight Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR proposals 1–5.

1.	Election of the following 13 nominees as Directors:

Wesley G. Bush, Lewis W. Coleman, Victor H. Fazio, Donald E. Felsinger, Stephen E. Frank, Bruce S. Gordon, Madeleine A. Kleiner, Karl J. Krapek, Richard B. Myers, Aulana L. Peters, Gary Roughead, Thomas M. Schoewe and Kevin W. Sharer.

2.	Proposal to approve, on an advisory basis, the compensation of Named Executive Officers.

3.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s Independent Auditor for fiscal year ending December 31, 2012.

4.	Proposal to approve an amendment to the Certificate of Incorporation of Titan II, Inc. (now a wholly-owned subsidiary of Huntington Ingalls, Inc.), to eliminate the provision requiring Northrop Grumman Corporation shareholders to approve certain actions by or involving Titan II, Inc.

5.	Proposal to approve the amendment and restatement of the Northrop Grumman Corporation Certificate of Incorporation to provide additional rights for shareholder action by written consent subject to various provisions.

The Board of Directors recommends that you vote AGAINST the following proposal:

6.	Shareholder proposal regarding independent Board chairperson.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or by telephone or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Directions to the 2012 annual meeting are available in the proxy statement,

which can be viewed at www.envisionreports.com/NOC.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.
g	Internet – Go to www.envisionreports.com/NOC. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

g	Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

g	Email – Send email to investorvote@computershare.com with “Proxy Materials Northrop Grumman Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by May 6, 2012.

01FJJF

Notice of Proposed Amendment and Restatement of Certificate of Incorporation

In accordance with Section 242 of the Delaware General Corporation Law, the Company hereby provides notice that the following amendments to Article Eleventh will be proposed for adoption at the Company’s 2012 Annual Meeting of Stockholders.

RESTATED CERTIFICATE OF INCORPORATION

OF

NORTHROP GRUMMAN CORPORATION

FIRST: The name of the corporation is Northrop Grumman Corporation (the “Corporation”).

SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of the Corporation’s registered agent in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware.

FOURTH: 1. The total number of shares of stock which the Corporation shall have authority to issue is Eight Hundred Ten Million (810,000,000), consisting of Eight Hundred Million (800,000,000) shares of Common Stock, par value One Dollar ($1.00) per share (the “Common Stock”), and Ten Million (10,000,000) shares of Preferred Stock, par value One Dollar ($1.00) per share (the “Preferred Stock”).

2. Shares of Preferred Stock may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by resolution of the Board of Directors of the Corporation (the “Board of Directors”) prior to the issuance of any shares thereof. Each such class or series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution providing for the issuance of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it, all in accordance with the laws of the State of Delaware. The Board of Directors is further authorized to increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of any class or series subsequent to the issuance of shares of that class or series.

FIFTH: In furtherance and not in limitation of the powers conferred by statute and subject to Article Sixth hereof, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the bylaws of the Corporation (the “Bylaws”).

SIXTH: Notwithstanding Article Fifth hereof, the Bylaws may be adopted, repealed, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of capital stock entitled to vote thereon, voting as a single class, and by the holders of any one or more classes or series of capital stock entitled to vote thereon as a separate class pursuant to one or more resolutions adopted by the Board of Directors in accordance with Section 2 of Article Fourth hereof.

SEVENTH: The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. Except as may otherwise be provided pursuant to Section 2 of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, the exact number of directors of the Corporation shall be fixed from time to time by the Board of Directors.

EIGHTH: All directors of the Corporation shall be of one class and shall serve for a term ending at the annual meeting following the annual meeting at which the director was elected. Notwithstanding the foregoing sentence of this Article Eighth: each director shall serve until his or her successor is elected and qualified or until his or her death, resignation or removal; no decrease in the authorized number of directors shall shorten the term of any incumbent director; and additional directors, elected pursuant to Section 2 of Article Fourth hereof in connection with rights to elect such additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board of Directors establishing such class or series.

NINTH: Except as may otherwise be provided pursuant to Section 2 of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for a term that shall end at the first annual meeting following his or her election and shall remain in office until such director’s successor shall have been elected and qualified or until such director’s death, resignation or removal, whichever first occurs.

TENTH: RESERVED.

ELEVENTH: The holders of Common Stock of the Corporation may take action by written consent in lieu of a meeting of stockholders if, in accordance with and subject to the conditions and restrictions set forth in this Restated Certificate of Incorporation and the Bylaws (as amended from time to time), (i) record holders of at least 25% of the outstanding Common Stock of the Corporation have submitted written requests to the Secretary of the Corporation asking that the Board of Directors fix a record date to determine the stockholders entitled to deliver written consents for the action or actions proposed to be taken; (ii) such written requests include all of the required information with respect to such action or actions and with respect to such holders and the beneficial owners (if any) on whose behalf such written requests are made; (iii) the Board of Directors fixes such a record date or has failed to do so within ten days after the Secretary certifies to the Board of Directors that he or she has received written requests from the requisite holders of Common Stock; (iv) written consents are solicited from all stockholders entitled to deliver a written consent by one or more of the stockholders delivering such written requests, and the solicitation materials delivered by such stockholders include a description of the action or actions proposed to be taken by written consent and, with respect to each person or entity directing such solicitation or on whose behalf such solicitation is made, a description of any material interest of such entity or person in the action or actions proposed to be taken by written consent, as well as any other required information; and (v) written consents setting forth the action or actions to be taken are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and are delivered to the Corporation in the manner required by Section 228 of the Delaware General Corporation Law (as amended from time to time). The holders of Common Stock of the Corporation may not act by written consent in lieu of a meeting of stockholders except (a) in accordance with the preceding sentence or (b) pursuant to a resolution adopted by the Board of Directors authorizing one or more actions to be taken by written consent. Any written consent to take action in lieu of a meeting of stockholders may be revoked prior to the effectiveness of the stockholder action or actions set forth in such written consent. References in this Article and the Bylaws to a written consent shall be deemed to include a telegram, cablegram or other electronic transmission consenting to an action to be taken if such transmission complies with Section 228(d) of the Delaware General Corporation Law (as amended from time to time).

TWELFTH: Subject to the terms of any class or series of Preferred Stock, special meetings of the stockholders of the Corporation may be called by the Board of Directors (or an authorized committee thereof) or the Chairperson of the Board of Directors and shall be called by the Secretary of the Corporation following the Secretary’s receipt of written requests to call a meeting from the holders of at least 25% of the voting power of the outstanding capital stock of the Corporation who have delivered such requests in accordance with and subject to the provisions of the Bylaws (as amended from time to time), including any limitations set forth in the Bylaws on the ability to make such a request for such a special meeting. Except as otherwise required by law or provided by the terms of any class or series of Preferred Stock, special meetings of stockholders of the Corporation may not be called by any other person or persons.

THIRTEENTH: Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

FOURTEENTH: The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

FIFTEENTH: A director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or to its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives any improper personal benefit. If, after approval of this Article by the stockholders of the Corporation, the General Corporation Law of the State of Delaware is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation which restates and integrates and further amends the provisions of the Restated Certificate of Incorporation of this Corporation, and which has been duly adopted in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Law, has been executed by its duly authorized officer as of the date set forth below,

NORTHROP GRUMMAN CORPORATION

By:
	Name:	Wesley G. Bush
	Title:	Chairman, Chief Executive Officer and
President

Date: May [—], 2012